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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EPOCRATES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Epocrates, Inc.
(2)	Aggregate number of securities to which transaction applies:
24,941,534 shares of Common Stock, restricted stock units to acquire 365,573 shares of Common Stock and options to purchase 2,589,282 shares of Common Stock with exercise prices at or below $11.75 per share.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (A) 24,941,534 shares of Common Stock multiplied by $11.75 per share, (B) 365,573 shares of Common Stock issuable pursuant restricted stock units multiplied by $11.75 per share, and (C) options to purchase 2,589,282 shares of Common Stock with exercise prices below $11.75 multiplied by $3.81 per share (which is the difference between $11.75 and the weighted average exercise price per share for such options). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.0001364 by the sum of the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $307,233,015
	(5)	Total fee paid: $41,906.59
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EPOCRATES, INC.
1100 Park Place, Suite 300
San Mateo, California 94403
(650) 227-1700

Dear Stockholder:

        We invite you to attend a special meeting of stockholders of Epocrates, Inc. ("Epocrates") to be held at Epocrates' executive offices located at 1100 Park Place, Suite 300, San Mateo, California 94403, at 9:00 a.m., local time, on March 11, 2013 (the "Special Meeting"). Only holders of record of Epocrates common stock at the close of business on February 7, 2013, will be entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.

        At the Special Meeting, we will ask you to vote for the adoption of the Agreement and Plan of Merger, dated as of January 7, 2013, by and among athenahealth, Inc. ("athenahealth"), Echo Merger Sub, Inc., a direct wholly-owned subsidiary of athenahealth, and Epocrates (the "merger agreement"). As a result of the merger contemplated by the merger agreement (the "merger"), Epocrates will become a direct wholly-owned subsidiary of athenahealth.

        We are also asking you (a) to approve, on an advisory basis, the merger-related compensation that may be paid or become payable to Epocrates' named executive officers and (b) to expressly grant the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement.

        If the merger is completed, you will be entitled to receive $11.75 in cash, without interest, for each share of Epocrates common stock that you own, and you will have no ongoing ownership interest in the continuing business of Epocrates. We cannot complete the merger unless all of the conditions to the completion of the merger, including the adoption of the merger agreement by holders of a majority of the outstanding shares of Epocrates common stock, are satisfied or waived.

        Our board of directors, none of whom have any interest in athenahealth, carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, our board of directors has approved the merger agreement, the merger and the other transactions contemplated thereby, determined that it is advisable and in the best interests of Epocrates and its stockholders that Epocrates enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, directed that the merger agreement be submitted to a vote for adoption at the Special Meeting, and unanimously recommended that our stockholders adopt the merger agreement and thereby approve the merger.

        Our board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and thereby approve the merger, "FOR" the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers, and "FOR" the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to adopt the merger agreement.

 YOUR VOTE IS IMPORTANT.

        In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a proxy statement relating to the actions to be taken by our stockholders at the Special Meeting and a proxy card. The proxy statement includes important information about the proposed merger. We encourage you to read the entire proxy statement carefully.

        All of our stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, however, please complete, sign, date and return your proxy card in the enclosed envelope or appoint a proxy over the Internet or by telephone as instructed in these materials. It is important that your shares be represented and voted at the Special Meeting. If you attend the Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card or appointed a proxy over the Internet or by telephone.

        On behalf of our board of directors, I thank you for your support and urge you to vote "FOR" the proposals described above.

Sincerely,
/s/ MATTHEW A. KAMINER Matthew A. Kaminer Secretary

February 11, 2013

EPOCRATES, INC.
1100 Park Place, Suite 300
San Mateo, California 94403
(650) 227-1700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 11, 2013

Dear Stockholder:

        You are cordially invited to attend the Special Meeting of Stockholders of Epocrates, Inc., a Delaware corporation ("Epocrates"), that will be held at Epocrates' executive offices located at 1100 Park Place, Suite 300, San Mateo, California 94403, at 9:00 a.m., local time, on March 11, 2013 (the "Special Meeting"), for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 7, 2013, by and among athenahealth, Inc. ("athenahealth"), Echo Merger Sub, Inc., a direct wholly-owned subsidiary of athenahealth, and Epocrates (the "merger agreement");

  2.
  To consider and vote, on an advisory basis, upon a proposal to approve the merger-related compensation for Epocrates' named executive officers;

  3.
  To vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement; and

  4.
  To transact such other business that may properly come before the Special Meeting or any postponement or adjournment of the meeting.

        Our board of directors carefully reviewed and considered the terms and conditions of the merger contemplated by the merger agreement (the "merger"). Based on its review, our board of directors has approved the merger agreement, the merger and the other transactions contemplated thereby, determined that it was and is advisable and in the best interests of Epocrates and its stockholders that Epocrates enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, directed that the merger agreement be submitted to a vote for adoption at the Special Meeting, and unanimously recommended that our stockholders adopt the merger agreement and thereby approve the merger. This item of business to be submitted to a vote of the stockholders at the Special Meeting is more fully described in the attached proxy statement, which we urge you to read carefully. Our board of directors also unanimously recommends that you (a) vote to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers and (b) expressly grant the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement. We are not aware of any other business to come before the Special Meeting.

        Stockholders of record at the close of business on February 7, 2013, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the meeting. All stockholders are cordially invited to attend the Special Meeting in person. Adoption of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Epocrates common stock at the close of business on the record date.

        Epocrates stockholders will have the right to demand appraisal of their shares of common stock and obtain payment in cash for the fair value of their shares of common stock, but only if they submit a written demand for an appraisal before the vote is taken on the adoption of the merger agreement and comply with the applicable provisions of Delaware law. A copy of the Delaware statutory provisions relating to appraisal rights is included as Annex C to the attached proxy statement, and a summary of these provisions can be found under "The Merger—Appraisal Rights" in the attached proxy statement.

        You should not send any certificates representing shares of Epocrates common stock with your proxy card. Upon completion of the merger, you will be sent instructions regarding the procedure to exchange your stock certificates for the cash merger consideration.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND THEREBY APPROVE THE MERGER, "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE MERGER-RELATED COMPENSATION TO BE PAID TO EPOCRATES' NAMED EXECUTIVE OFFICERS, AND, IF NECESSARY, TO ADJOURN THE SPECIAL MEETING FOR THE PURPOSES OF OBTAINING ADDITIONAL PROXIES TO VOTE IN FAVOR OF ADOPTING THE MERGER AGREEMENT. YOUR VOTE IS IMPORTANT.

        Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card, or appoint a proxy over the Internet or by telephone as instructed in these materials, to ensure that your shares will be represented and voted at the Special Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement, for the approval of the merger-related compensation for Epocrates' named executive officers, and, if necessary, to adjourn the Special Meeting for the purposes of obtaining additional proxies to vote in favor of adopting the merger agreement. If you fail to return your proxy card or if you fail to appoint a proxy over the Internet or by telephone, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against adoption of the merger agreement, but will have no effect on the vote to approve the merger-related compensation for Epocrates' named executive officers or, if necessary, to adjourn the Special Meeting for the purposes of obtaining additional proxies to vote in favor of adopting the merger agreement. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

        No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by Epocrates or any other person.

By Order of the Board of Directors
/s/ MATTHEW A. KAMINER Matthew A. Kaminer Secretary

San Mateo, California

        The proxy statement is dated February 11, 2013, and the proxy statement and form of proxy are first being mailed to stockholders of Epocrates on or about February 14, 2013.

        Neither the United States Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in the proxy statement or determined if the proxy statement is adequate or accurate. Any representation to the contrary is a criminal offense.

i

ii

ANNEX A	AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 7, 2013, BY AND AMONG ATHENAHEALTH, INC., ECHO MERGER SUB, INC., AND EPOCRATES, INC.
ANNEX B	OPINION OF PIPER JAFFRAY & CO.
ANNEX C	SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

iii

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To fully understand the merger contemplated by the merger agreement, dated as of January 7, 2013, by and among athenahealth, Echo Merger Sub, Inc. and Epocrates, and for a more complete description of the legal terms of the merger agreement, you should read carefully this entire proxy statement and the documents to which we refer. See "Other Matters—Where You Can Find More Information" (page 74) to obtain additional information on Epocrates. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

        Epocrates, Inc. (page 11).     Epocrates is a leading physician platform for essential clinical content, practice tools and health industry engagement at the point of care. Most commonly used on mobile devices, Epocrates' products help healthcare professionals make more informed prescribing decisions, enhance patient safety and improve practice productivity. Through Epocrates' interactive services, it provides the healthcare industry, primarily pharmaceutical companies, opportunities to engage with its member network through delivery of targeted information and to conduct market research.

        athenahealth, Inc. and Echo Merger Sub, Inc. (page 12).     athenahealth provides business services that help medical care givers collect more revenue and greatly reduce the trouble and inconvenience of their administrative tasks. Through a combination of three distinct but interconnected components — cloud-based software, networked knowledge, and back-office work — athenahealth enables its providers to achieve and sustain financial health while keeping their focus on quality patient care. athenahealth's services are designed to reduce the burden presented by complex billing rules, quality measurement and reporting, clinical documentation and data exchange, patient communication and referrals, and many of the related tasks that distract medical care givers and staff from delivering care.

        Echo Merger Sub, Inc. ("Merger Sub") is a newly formed Delaware corporation and a direct wholly-owned subsidiary of athenahealth that has been formed specifically for the purpose of participating in the merger transaction with Epocrates.

        The Merger (page 17).     Under the merger agreement, Merger Sub will merge with and into Epocrates, and Epocrates will be the surviving corporation in the merger. After the completion of the merger, athenahealth will own all of our outstanding stock. Our stockholders will receive cash in the merger in exchange for their shares of Epocrates common stock.

        Merger Consideration (page 52).    If the merger is completed, you will receive $11.75 in cash, without interest and subject to any applicable withholding taxes, in exchange for each share of Epocrates common stock that you own unless you dissent and seek appraisal of the fair value of your shares. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Epocrates stockholder.

        Treatment of Stock Options and Restricted Stock Units (page 53).    All stock options and restricted stock units will be assumed by athenahealth and will be converted into stock options and restricted stock units, as applicable, on the same terms and conditions as are in effect immediately prior to the merger, other than: (1) they will represent the right to acquire shares of athenahealth common stock (or with respect to cash settled restricted stock units, an amount in cash in respect thereof); (2) the number of shares subject to the stock options and restricted stock units will be adjusted by multiplying the number of shares subject to the stock options and restricted stock units prior to the merger by the "conversion ratio", rounded down to the nearest whole share; and (3) the exercise prices of the stock options will be adjusted by dividing the exercise price of each stock option prior to the merger by the "conversion ratio", rounded to the nearest whole cent. The "conversion ratio" is the fraction having a numerator of $11.75 and having a denominator equal to the average of the closing sale prices of a share of athenahealth common stock as reported on the NASDAQ Global Select Market for each of the ten consecutive trading days ending on the second trading day prior to the closing date of the merger.

        Market Price (page 73).    Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol "EPOC." On January 4, 2013, the last full trading day prior to the public announcement of the proposed merger, Epocrates common stock closed at $9.62 per share. On February 8, 2013, the last full trading day prior to the date of this proxy statement, Epocrates common stock closed at $11.70 per share. Our stock price can fluctuate broadly even over short periods of time. It is impossible to predict the actual price of our stock immediately prior to the completion of the merger.

        Reasons for the Merger (page 24).    In the course of reaching its decision to approve the merger and the merger agreement, our board of directors considered possible change in control transactions involving us, including the merger described in this proxy statement, and considered a number of factors in its deliberations. Those factors are described below in this proxy statement.

        Opinion of Epocrates' Financial Advisor (page 27).    On January 6, 2013, Piper Jaffray & Co. ("Piper Jaffray"), financial advisor to our board of directors, delivered its opinion to our board of directors. The opinion stated that, as of January 6, 2013, based upon and subject to the various qualifications, considerations and assumptions set forth in the Piper Jaffray opinion, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view.

        The full text of that opinion, which sets forth the assumptions made, matters considered and limitations on the respective reviews undertaken by Piper Jaffray in connection with its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Piper Jaffray provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The opinion of Piper Jaffray is not a recommendation as to how any stockholder should vote or act with respect to any aspect of the merger. We urge you to read the opinion carefully and in its entirety.

        Recommendation to Epocrates Stockholders (page 38).    Our board of directors has unanimously determined that the merger and the merger agreement are fair to, and in the best interests of, Epocrates and its stockholders and declared the merger and the merger agreement to be advisable. Our board of directors unanimously recommends that you vote "For" adoption of the merger agreement and thereby approve the merger. In addition, our board of directors unanimously recommends that you vote "For" the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers, and "For" the proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement.

        Epocrates Voting Agreements (page 38).    Concurrently with the execution of the merger agreement, athenahealth entered into voting agreements and obtained irrevocable proxies to vote in favor of the adoption of the merger agreement from the eight members of our board of directors, certain executive officers consisting of Heather A. Gervais, Senior Vice President, Commercial Operations, Matthew A. Kaminer, General Counsel and Secretary and Adam Budish, Senior Vice President, Sales, and significant stockholders of Epocrates consisting of DLJ ESC II, L.P., DLJ Capital Corporation, Sprout Capital IX, L.P., Sprout Entrepreneurs' Fund, L.P. and Three Arch Partners II, L.P. The individuals and entities who entered into the voting agreements collectively hold, as of the date the voting agreements were executed, an aggregate of 4,383,961 shares of our common stock, options to purchase 1,519,628 shares of our common stock, and restricted stock units to acquire 214,755 shares of our common stock, representing beneficial ownership by this group of 19.5% of our outstanding common stock calculated pursuant to SEC rules.

        Interests of Our Directors and Executive Officers in the Merger (page 39).    In considering the recommendation of our board of directors to vote in favor of the adoption of the merger agreement, you should be aware that the consummation of the merger will result in certain benefits to our directors and executive officers that are not available to our stockholders generally, including the following: (a) cash severance payments to, and continued medical insurance payments and accelerated vesting of equity awards for, our executive officers whose employment is terminated within 12 months following the merger; (b) accelerated vesting of stock options held by our directors; (c) accelerated vesting of equity awards held by our executive officers; and (d) continuation of certain indemnification and insurance arrangements.

        Appraisal Rights (page 46).    If you do not wish to accept $11.75 per share cash consideration in the merger, you have the right under Delaware law to have your shares appraised by the Delaware Chancery Court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, to exercise appraisal rights, among other things, (1) you must NOT vote in favor of the adoption of the merger agreement, (2) you must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the adoption of the merger agreement, and (3) you must hold shares of Epocrates common stock on the date of making the demand for appraisal and continuously hold such shares through the completion of the merger. The fair value of your shares of Epocrates common stock as determined in accordance with Delaware law may be more or less than, or the same as, the merger consideration to be paid to non-dissenting stockholders in the merger. Merely voting against the adoption of the merger agreement will not preserve your right of appraisal under Delaware law. Annex C to this proxy statement contains a copy of the Delaware statute relating to stockholders' right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your appraisal rights. We encourage you to read these provisions carefully and in their entirety.

        Material U.S. Federal Income Tax Consequences (page 49).    The merger will be taxable for U.S. federal income tax purposes. Generally, subject to the more complete summary referenced in the next sentence, this means that you will recognize taxable gain or loss equal to the difference between the cash you receive in the merger and your adjusted tax basis in your shares of Epocrates common stock. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 49 for a more complete summary of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.

         Antitrust Matters (page 51).    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Both Epocrates and athenahealth filed the required notification and report forms under the HSR Act, and on February 1, 2013, the Federal Trade Commission informed us that early termination of the HSR Act waiting period had been granted.

  The Special Meeting of Epocrates Stockholders (page 13).

        Time, Date and Place.     The Special Meeting will be held (a) to consider and vote upon the proposal to adopt the merger agreement and thereby approve the merger, (b) to consider and vote, on an advisory basis, upon a proposal to approve the merger-related compensation for Epocrates' named executive officers as described in this proxy statement and, if necessary, (c) to vote to adjourn the

Special Meeting for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement. The Special Meeting will be held at Epocrates' executive offices located at 1100 Park Place, Suite 300, San Mateo, California 94403, at 9:00 a.m., local time, on March 11, 2013.

        Record Date and Voting Power.     You are entitled to vote at the Special Meeting if you owned shares of Epocrates common stock at the close of business on February 7, 2013, the record date for the Special Meeting. You will have one vote at the Special Meeting for each share of Epocrates common stock you owned at the close of business on the record date. There are 24,955,895 shares of Epocrates common stock entitled to be voted at the Special Meeting.

        Procedure for Voting.     To vote, you can (1) complete, sign, date and return the enclosed proxy card, (2) appoint a proxy over the Internet or by telephone or (3) attend the Special Meeting and vote in person. If your shares are held in "street name" by your broker, bank or other nominee, you should instruct your broker to vote your shares by following the instructions provided by your broker. Your broker will not vote your shares without instruction from you. Failure to instruct your broker to vote your shares will have the same effect as a vote "against" the adoption of the merger agreement, but will have no effect on the other two proposals.

        Required Vote.     The adoption of the merger agreement, and thereby the approval of the merger, requires the affirmative vote of the holders of a majority of the outstanding shares of Epocrates common stock at the close of business on the record date. The proposal to consider and vote, on an advisory basis, upon a proposal to approve the merger-related compensation for Epocrates' named executive officers, requires the approval of the holders of a majority of the shares of Epocrates common stock present, in person or by proxy, and entitled to vote on the matter at the Special Meeting. The proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement, requires the approval of the holders of a majority of the shares of Epocrates common stock present, in person or by proxy, at the Special Meeting and voting on the matter. Abstentions will have the same effect as "against" votes with respect to the proposal to adopt the merger agreement and the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers, and will have no effect with respect to the proposal to adjourn the Special Meeting, if necessary. Broker non-votes will have the same effect as "against" votes with respect to the proposal to adopt the merger agreement, and will have no effect with respect to the other two proposals. Broker non-votes are shares held in "street name" by the beneficial owner of the shares and for which no instruction has been given to the broker on how to vote the shares, and the broker then does not vote the shares because the broker does not have the discretionary authority to do so.

  The Merger Agreement (page 52).

        No Solicitation of Competing Transactions by Epocrates.     We have agreed that while the merger agreement is pending not to solicit, initiate, knowingly facilitate or knowingly encourage, or take any other action intended to induce or facilitate, any inquiries with respect to, or the making of any indication of interest, proposal or offer that constitutes, or may reasonably be expected to lead to, any competing transaction, in each case except under specified circumstances set forth in the merger agreement. We further agreed that while the merger agreement is pending not to enter into or continue discussions or negotiations with any person or entity in furtherance of such inquiries or agree to, approve, endorse or recommend any competing transaction or enter into any contract or agreement relating to or reasonably likely to lead to any competing transaction, in each case except under specified circumstances set forth in the merger agreement.

        Conditions to the Merger.     The obligations of athenahealth, Merger Sub and Epocrates to complete the merger are subject to the satisfaction or waiver of specified conditions set forth in the merger agreement.

         Termination of the Merger Agreement.     athenahealth and Epocrates can terminate the merger agreement under specified circumstances set forth in the merger agreement.

        Expenses.     The merger agreement requires us to reimburse athenahealth for the fees and expenses incurred by it in connection with the merger agreement (up to a maximum amount of $1.5 million) if the merger agreement is terminated under certain circumstances described therein. The merger agreement requires athenahealth to reimburse us for the fees and expenses incurred by us in connection with the merger agreement (up to a maximum amount of $1.5 million) if the merger agreement is terminated by us under certain circumstances relating to a breach by athenahealth of its representations, warranties or covenants.

        Termination Fees.     The merger agreement requires us to pay athenahealth a termination fee in the amount of $9.0 million (net of any expenses previously paid to athenahealth) if the merger agreement is terminated under certain circumstances described therein. The merger agreement does not require athenahealth to pay us a termination fee if the merger agreement is terminated by athenahealth.

Legal Proceedings Related to the Merger (page 51)

        On January 11, 2013, a complaint was filed in San Mateo County Superior Court captioned Bushansky v. Epocrates, Inc., et al., Case No. 519078, on behalf of a putative class of Epocrates' shareholders against Epocrates and each member of the Epocrates board challenging the proposed merger. On January 25, 2013, a similar complaint was filed in San Mateo County Superior Court captioned DeJoice v. Epocrates, et al., Case No. 519461. This complaint alleges similar allegations against Epocrates and each member of the Epocrates board and includes a claim against athenahealth, for aiding and abetting a breach of fiduciary duty. On January 31, 2013, the Bushansky complaint was amended to include additional allegations. Plaintiffs allege, among other things, that the Epocrates directors breached their fiduciary duties by allegedly agreeing to sell Epocrates at an unfair and inadequate price, by allegedly failing to take steps to maximize the sale price of Epocrates and by allegedly making material omissions to the preliminary proxy statement dated January 25, 2013. The complaints seek equitable relief, including among other things, to enjoin consummation of the proposed merger, recission of the merger agreement, an award of all costs of the action, including reasonable attorneys' fees and costs, and rescissory and other damages. If the plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the merger pursuant to the terms of the merger agreement, such an injunction may prevent the completion of the merger in the expected timeframe (or altogether). Epocrates believes that these suits lack merit and intends to vigorously defend against these claims.

 QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What will happen to Epocrates as a result of the merger?

A:
If the merger is completed, we will become a direct wholly-owned subsidiary of athenahealth.

Q:
What will happen to my shares of Epocrates common stock after the merger?

A:
Upon completion of the merger, each outstanding share of Epocrates common stock will automatically be canceled and will be converted into the right to receive $11.75 in cash, without interest and subject to any applicable withholding taxes. This does not apply to shares of Epocrates common stock held by any Epocrates stockholders who have properly perfected their appraisal rights under Delaware law (as more fully described below under the heading "The Merger—Appraisal Rights" beginning on page 46 of this proxy statement).

Q:
Will I own any shares of Epocrates common stock after the merger?

A:
No. You will be paid cash for any shares of Epocrates common stock you own.

Q:
Will I own any shares of athenahealth common stock after the merger?

A:
Only if you own shares of athenahealth common stock before the merger. Shares of athenahealth common stock you own, if any, prior to the merger will be unaffected as a result of the merger. You will not be issued any shares of athenahealth common stock as a result of the merger.

Q:
What happens to Epocrates stock options in the merger?

A:
Upon the completion of the merger, all outstanding options to purchase common stock of Epocrates will be assumed by athenahealth and will become converted into stock options to purchase athenahealth common stock on the same terms and conditions as are in effect immediately prior to the merger, except that the exercise price and number of shares subject to each such stock option will be adjusted to reflect the trading price of athenahealth shares at such time relative to the cash price payable in the merger.

Q:
What happens to Epocrates restricted stock units in the merger?

A:
Upon the completion of the merger, all outstanding restricted stock units of Epocrates will be assumed by athenahealth and will become converted into restricted stock units to acquire athenahealth common stock on the same terms and conditions as are in effect immediately prior to the merger, except that the number of shares subject to each such restricted stock unit will be adjusted to reflect the trading price of athenahealth shares at such time relative to the cash price payable in the merger.

Q:
Will the merger be taxable to me?

A:
Generally, yes. For U.S. federal income tax purposes, generally, subject to the more complete summary referenced in the next sentence, you will recognize a taxable gain or loss as a result of the merger measured by the difference, if any, between the total amount of cash you receive in the merger for your shares of Epocrates common stock and your aggregate adjusted tax basis in those shares. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 49 for a more complete summary of the U.S. federal income tax consequences of the merger.

Q:
Does our board of directors recommend adoption of the merger agreement?

A:
Yes. Our board of directors unanimously recommends that our stockholders vote "For" the adoption of the merger agreement and thereby approve the merger. Our board of directors considered many factors in deciding to recommend the adoption of the merger agreement and thereby approve the merger. These factors are described in this proxy statement beginning on page 24.

Q:
What vote of the stockholders is required to adopt the merger agreement?

A:
To adopt the merger agreement and thereby approve the merger, stockholders of record as of February 7, 2013, holding a majority of the outstanding shares of Epocrates common stock must vote "For" the adoption of the merger agreement. There are 24,955,895 shares of Epocrates common stock entitled to be voted at the Special Meeting.

Q:
Am I entitled to appraisal rights?

A:
Yes. Under Delaware law, you have the right to seek appraisal of the fair value of your shares as determined by the Delaware Court of Chancery if the merger is completed, but only if you submit a written demand for an appraisal before the vote on the merger agreement, do not vote in favor of adopting the merger agreement and comply with the Delaware law procedures explained in this proxy statement. Please see the discussion below beginning on page 46 for a detailed discussion. Annex C to this proxy statement contains a copy of the Delaware statute relating to stockholders' right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your appraisal rights. We encourage you to read these provisions carefully and in their entirety.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope or appoint a proxy over the Internet or by telephone as soon as possible so that your shares can be voted at the Special Meeting.

Q:
What happens if I do not return a proxy card or otherwise appoint a proxy?

A:
The failure to return your proxy card (or to appoint a proxy over the Internet or by telephone or to vote in person) will have the same effect as voting against adoption of the merger agreement.

Q:
May I vote in person?

A:
Yes. You may vote in person at the meeting, rather than signing and returning your proxy card or appointing a proxy over the Internet or by telephone, if you own shares in your own name. However, we encourage you to return your signed proxy card, or appoint a proxy over the Internet or by telephone, to ensure that your shares are voted. You may also vote in person at the Special Meeting if your shares are held in "street name" through a broker or bank provided that you bring a legal proxy from your broker or bank and present it at the Special Meeting. You may also be asked to present photo identification for admittance.

Q:
May I vote over the Internet or by telephone?

A:
Yes. You may vote by appointing a proxy over the Internet or by telephone by following the instructions included in these materials.

Q:
May I revoke my proxy or change my vote after I have mailed my signed proxy card or otherwise appointed a proxy?

A:
Yes. You may change your vote at any time before the shares reflected on your proxy card (or with respect to which you have appointed a proxy over the Internet or by telephone) are voted at the Special Meeting. You can do this in one of four ways. First, you can send a written, dated notice to our corporate secretary stating that you would like to revoke your proxy. Second, you can complete, sign, date and submit a new proxy card. Third, you can submit a subsequent proxy over the Internet or by telephone. Fourth, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your instructions.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not vote your shares with respect to the adoption of the merger agreement without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted with respect to the adoption of the merger agreement, which will have the same effect as voting against adoption of the merger agreement.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your shares of Epocrates common stock for the merger consideration of $11.75 in cash, without interest, for each share of Epocrates common stock.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible; however, the merger is subject to various closing conditions, including Epocrates stockholder approval. We cannot assure you that all conditions to the merger will be satisfied or, if satisfied, as to the date by which they will be satisfied.

Q:
When will I receive the cash consideration for my shares of Epocrates common stock?

A:
After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration payable in the merger. When you properly return and complete the required documentation described in the written instructions, you will receive from the paying representative a payment of the cash consideration for your shares.

Q:
Who can help answer my additional questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have additional questions about the merger, including with respect to the procedures for voting your shares, you should contact us, as follows:

Epocrates, Inc.
Investor Relations
1100 Park Place, Suite 300
San Mateo, California 94403

Telephone: (650) 227-1700
Email: ir@epocrates.com

You may also contact our proxy solicitor, Eagle Rock Proxy Advisors, at:

12 Commerce Drive
Cranford, New Jersey 07016
Toll-Free: 1-855-706-2380

RISK FACTORS RELATED TO PROPOSAL 1

        In connection with Proposal 1, you should consider the following factors in conjunction with the other information included this proxy statement.

         If the proposed merger is not completed, our business could be materially and adversely affected and our stock price could decline.

        The merger is subject to closing conditions, including the adoption of the merger agreement by the holders of a majority of the outstanding shares of our common stock. Therefore, the merger may not be completed or may not be completed as quickly as expected. If the merger agreement is terminated, the market price of our common stock will likely decline, as we believe that our market price reflects an assumption that the merger will be completed. For example, on January 4, 2013, the closing price for our common stock was $9.62, and on the next trading day, following the announcement of our entering into the merger agreement, our stock price increased to a closing price of $11.68 per share. In addition, our stock price may be adversely affected as a result of the fact that we have incurred and will continue to incur significant expenses related to the merger that will not be recovered if the merger is not completed. If the merger agreement is terminated under certain circumstances, we may be obligated to pay athenahealth a termination fee of $9.0 million. As a consequence of the failure of the merger to be completed, as well as of some or all of these potential effects of the termination of the merger agreement, our business could be materially and adversely affected.

         The fact that there is a merger pending could have an adverse effect on our business, revenue and results of operations.

        While the merger is pending, it creates uncertainty about our future. As a result of this uncertainty, customers may decide to delay, defer, or cancel purchases of our products and/or services pending completion of the merger or termination of the merger agreement. If these decisions represent a significant portion of our anticipated revenue, our results of operations and quarterly revenues could be substantially below the expectations of market analysts.

        In addition, while the merger is pending, we are subject to a number of risks that may adversely affect our business, revenue and results of operations, including:

  •
  the diversion of management and employee attention and the unavoidable disruption to our relationships with customers and vendors may detract from our ability to grow revenues and minimize costs;

  •
  we have incurred and will continue to incur significant expenses related to the merger;

  •
  the merger agreement restricts us from engaging in business activities outside of our ordinary course of business without athenahealth's permission and, if we determine that doing so would be advantageous and athenahealth does not consent, we would not be able to pursue those advantageous activities; and

  •
  we may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

         If the merger occurs, our stockholders will not be able to participate in any upside to our business.

        Upon consummation of the merger, our stockholders will receive $11.75 in cash per share of Epocrates common stock owned by them, but will not receive any shares of athenahealth common stock. As a result, if our business following the merger performs well, you will not receive any additional consideration, and will therefore not receive any benefit from the performance of our business.

         A lawsuit has been filed against Epocrates, the members of its board of directors, athenahealth and Merger Sub challenging the merger, and an adverse judgment in any such lawsuit may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

        Epocrates, the members of the Epocrates board of directors, and certain executive officers of Epocrates have been named as defendants in a purported class action lawsuit brought by an individual Epocrates stockholder challenging the proposed merger and seeking, among other things, to enjoin the defendants from completing the merger pursuant to the terms of the merger agreement. Consequently, if the plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the merger pursuant to the terms of the merger agreement, such an injunction may prevent the completion of the merger in the expected timeframe (or altogether). See the section entitled "The Merger—Legal Proceedings Related to the Merger" beginning on page 51.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this proxy statement relating to the completion of the merger and other future events are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by or that otherwise include the words "may," "believe," "expect," "anticipate," "intend," "estimate," "should," or similar expressions or variations on these expressions are forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including risks relating to receiving the approval of a majority of our outstanding shares, satisfying other conditions to the completion of the merger, the outcome of litigation related to the merger, and other matters. As a result, we caution readers not to place undue reliance on these forward-looking statements.

        For a detailed discussion of certain risk factors related to the merger, please refer to "Risk Factors Related to Proposal 1" immediately preceding this section. For other risk factors related to Epocrates, please refer to our filings with the Securities and Exchange Commission (the "SEC") on Forms 10-K, 10-Q and 8-K. You can obtain copies of our Forms 10-K, 10-Q and 8-K and other filings for free at the Investors section of our website at www.epocrates.com, at the SEC website at www.sec.gov, or from commercial document retrieval services.

        We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANIES

Epocrates, Inc.

        We are a leading physician platform for essential clinical content, practice tools and health industry engagement at the point of care. Our user network consists of well over one million healthcare professionals; including approximately 330,000, or more than 50% of, U.S. physicians. Epocrates' portfolio features top-ranked medical apps, including the industry's #1 used mobile drug reference, which provides convenient, point-of-care access to information such as dosing, drug interactions, pricing and insurance coverage for thousands of brand, generic and over-the-counter drugs. The features available through our unique platform are referenced multiple times per day and help healthcare professionals make more informed prescribing decisions, improve workflow and enhance patient safety. We offer our products on major U.S. mobile platforms including Apple iOS, Android and BlackBerry.

        We generate approximately 80% of our revenue from providing healthcare companies with interactive services to communicate with our network of users (60%) and by leveraging our network of healthcare professionals for market research services (20%). Our user network is one of our most valuable assets and we strive to strengthen this network by increasing physician engagement and by introducing additional tools to support healthcare professionals at the point of care. We also generate revenues from the sale of our subscription products to healthcare professionals, which accounts for the remaining 20% of our revenues.

        We are incorporated under the laws of the state of Delaware. Our executive offices are located at 1100 Park Place, Suite 300, San Mateo, California 94403. Our telephone number is (650) 227-1700. Our website is www.epocrates.com. Information contained on our website does not constitute a part of this proxy statement.

athenahealth, Inc.

        athenahealth, Inc. (NasdaqGS: ATHN) provides business services that help medical care givers collect more revenue and greatly reduce the trouble and inconvenience of their administrative tasks. Through a combination of three distinct but interconnected components — cloud-based software, networked knowledge, and back-office work — athenahealth enables its providers to achieve and sustain financial health while keeping their focus on quality patient care.

        athenahealth's services are designed to reduce the burden presented by complex billing rules, quality measurement and reporting, clinical documentation and data exchange, patient communication and referrals, and many of the related tasks that distract medical care givers and staff from delivering care. athenahealth differentiates its services by regularly deploying updates and improvements to clients via its cloud-based network, athenaNet, requiring no action by the client. Since athenaNet is web-based, its staff can quickly and seamlessly implement its services at a low up-front start-up cost to clients.

        athenahealth's cloud-based services are currently packaged as four integrated offerings: athenaCollector for revenue cycle management, athenaClinicals for clinical cycle management, athenaCommunicator for patient cycle management, and athenaCoordinator for referral cycle management. athenahealth's single-instance platform allows every client to benefit from the collective knowledge of all other clients through its patented billing Rules Engine and clinical Quality Management Engine, collectively called "athenaRules." This powerful, shared knowledge enables its clients to monitor and benchmark their performances against those of peer practices across the network. athenahealth's comprehensive business intelligence application, Anodyne Analytics, further supports athenahealth's clients' goal of financial health by equipping them with data visualization tools and insight into their practice's performance.

        The software offered via athenaNet is the primary conduit through which it exchanges information among clients, payers, and its staff of experts. Expert knowledge is infused into each service via athenaRules as it works with clients, payers, and other partners to codify rules associated with reimbursement, clinical quality measures, and other factors related to its clients' performance. Each service also benefits from back-office administrative work that it performs on behalf of its clients. athenahealth automates these processes whenever possible, but, when automation cannot be implemented, it performs the work itself rather than returning it to clients to be completed.

        athenahealth is incorporated under the laws of the state of Delaware. Its executive offices are located at 311 Arsenal Street, Watertown, Massachusetts 02472. Its telephone number is (617) 402-1000. Its website is located at www.athenahealth.com. Information contained on its website does not constitute a part of this proxy statement.

Echo Merger Sub, Inc.

        Echo Merger Sub, Inc., or Merger Sub, is a direct wholly-owned subsidiary of athenahealth and has not engaged in any business activity other than in connection with the merger. Merger Sub is incorporated under the laws of the state of Delaware. Merger Sub's executive offices are located at

311 Arsenal Street, Watertown, Massachusetts 02472. Merger Sub's telephone number is (617) 402-1000.

THE SPECIAL MEETING

        We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the Special Meeting.

  Date, Time and Place

        The Special Meeting will be held Epocrates' executive offices located at 1100 Park Place, Suite 300, San Mateo, California 94403, at 9:00 a.m., local time, on March 11, 2013.

  Purpose of the Special Meeting

        You will be asked at the Special Meeting to vote on the adoption of the merger agreement and thereby approve the merger. Based on its review, our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated thereby, determined that it is advisable and in the best interests of Epocrates and its stockholders that Epocrates enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, directed that the merger agreement be submitted to a vote for adoption at the Special Meeting, and unanimously recommended that our stockholders adopt the merger agreement and thereby approve the merger. You will also be asked to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers. If necessary, you will also be asked to vote on a proposal to adjourn the Special Meeting for the purpose of soliciting proxies to vote in favor of adoption of the merger agreement.

  Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of Epocrates common stock at the close of business on February 7, 2013, the record date, are entitled to notice of and to vote at the Special Meeting. At the close of business on the record date, 24,955,895 shares of Epocrates common stock were issued and outstanding and such shares were held by approximately 62 holders of record. A quorum will be present at the Special Meeting if a majority of the outstanding shares of Epocrates common stock entitled to vote are represented in person or by proxy at the Special Meeting. In the event that a quorum is not present at the Special Meeting, or there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Epocrates common stock at the close of business on the record date are entitled to one vote per share at the Special Meeting on each proposal presented.

  Vote Required

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Epocrates common stock at the close of business on the record date. If you abstain from voting or do not vote, either in person or by proxy, it will have the same effect as a vote against the adoption of the merger agreement. Similarly, broker non-votes will have the same effect as against votes with respect to this matter.

        The approval, on an advisory basis, of the merger-related compensation for Epocrates' named executive officers, requires the affirmative vote of the holders of a majority of the shares of Epocrates common stock present, in person or by proxy, and entitled to vote at the Special Meeting. If you abstain from voting, either in person or by proxy, on this matter, it will have the same effect as a vote against the approval of this matter. Broker non-votes will have no effect with respect to this matter.

        The proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement, requires the approval of the holders of a majority of the shares of Epocrates common stock present, in person or by proxy, at the Special Meeting. If you abstain from voting, either in person or by proxy, on this matter, it will have the same effect as a vote against the approval of this matter. Broker non-votes will have no effect with respect to this matter.

  Voting of Proxies

        All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "For" the adoption of the merger agreement, "For" approval, on an advisory basis, of the merger-related compensation for Epocrates' named executive officers, and "For" approval of the proposal to adjourn the Special Meeting, if necessary.

        To vote, please complete, sign, date and return the enclosed proxy card or, to vote by appointing a proxy over the Internet or by telephone, follow the instructions provided below. If you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

        Shares of Epocrates common stock represented at the Special Meeting but not voted, including shares of Epocrates common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain specific voting instructions, will be counted in favor of that proposal. If you properly execute a proxy card, appoint a proxy over the Internet or by telephone or attend the Special Meeting in person, but abstain from voting on any of the proposals at the Special Meeting, it will (a) have the same effect as a vote against the adoption of the merger agreement, (b) have the same effect as a vote against the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers, and (c) have the same effect as a vote against the proposal to approve, on an advisory basis, the proposal to adjourn the Special Meeting, if necessary. If you do not properly execute a proxy card, do not appoint a proxy over the Internet or by telephone and do not attend the Special Meeting in person, it will have the same effect as a vote against the adoption of the merger agreement, and will have no effect on each of the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers, and the proposal to grant authority to adjourn the Special Meeting, if necessary. Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the adoption of the merger agreement and the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers, and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes." Broker non-votes, if any, will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes against the adoption of the merger agreement, but will have no effect on the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers, and the proposal to grant authority to adjourn the Special Meeting, if necessary.

        We do not expect that any matter other than the proposal to adopt the merger agreement the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers, and, if necessary, the proposal to adjourn the Special Meeting will be brought before the Special Meeting. If, however, any other matters are properly presented at the Special Meeting, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of our stockholders.

  Voting over the Internet or by Telephone

        You may also grant a proxy to vote your shares over the Internet or by telephone. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

        The Internet and telephone voting procedures described below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

  For Shares Registered in Your Name

        Stockholders of record may go to www.investorvote.com/epoc to grant a proxy to vote their shares over the Internet. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-652-VOTE(8683) and following the recorded instructions.

  For Shares Registered in the Name of a Broker or Bank

        If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then such broker or other nominee is considered to be the stockholder of record with respect to your shares. However, you are still considered to be the beneficial owner of those shares, with your shares being held in "street name." Most beneficial owners whose stock is held in street name receive instructions for authorizing votes by the broker or other nominee.

        If your shares are held in street name, you may be eligible to vote your shares by telephone or through the Internet. A large number of banks and brokerage firms provide eligible shareholders the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form provided by your broker or other nominee will provide instructions for such alternative method of voting.

  General Information for All Shares Voted over the Internet or by Telephone

        Votes submitted over the Internet or by telephone must be received by 1:00 a.m., Eastern Time, on March 11, 2013. Submitting your proxy over the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

  Revocability of Proxies

        The grant of a proxy on the enclosed proxy card or over the Internet or by telephone does not preclude a stockholder from voting in person at the Special Meeting. You may revoke your proxy at any time before the shares reflected on your proxy card (or with respect to which you have appointed a proxy over the Internet or by telephone) are voted at the Special Meeting by:

  •
  filing with our corporate secretary a properly executed and dated revocation of proxy;

  •
  submitting a properly completed, executed and dated proxy card to our corporate secretary bearing a later date;

  •
  submitting a subsequent vote over the Internet or by telephone; or

  •
  appearing at the Special Meeting and voting in person.

        Your attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

  Solicitation of Proxies

        All proxy solicitation costs will be borne by us. In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from stockholders by telephone or other electronic means or in person. We also may reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions. We retained the services of a paid solicitor, Eagle Rock Proxy Advisors, to solicit proxies. We anticipate that the cost will be approximately $5,500 plus expenses and will be paid by Epocrates.

        You should not send your stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of Epocrates common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

  Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

        The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address if we believe the stockholders are members of the same family by delivering a single proxy statement addressed to those stockholders. Each stockholder will continue to receive a separate proxy card or voting instruction card. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies by reducing the volume of duplicate information.

        A number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If your household received a single proxy statement, but you would prefer to receive your own copy, please notify your broker and direct your written request to Epocrates, Inc., Attention: Investor Relations, 1100 Park Place, Suite 300, San Mateo, California 94403, or contact our Investor Relations Department at (650) 227-1700. If you would like to receive your own set of our proxy materials in the future, please contact your broker and Epocrates, Inc., Investor Relations and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number. Conversely, if you and another person sharing your same address are receiving multiple copies of annual reports or proxy statements and you would like to request that you only receive one copy, please contact your broker and Epocrates, Inc., Investor Relations and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

  Stockholder List

        A list of Epocrates stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices located at 1100 Park Place, Suite 300, San Mateo, California 94403, at least 10 days prior to the date of the Special Meeting and continuing through the Special Meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

 PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT

THE MERGER

        The discussion under the sections of this proxy statement entitled "The Merger" and "The Merger Agreement" summarizes the material terms of the merger. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the merger agreement and the other documents referred to herein carefully for a more complete understanding of the merger. The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement.

Background of the Merger

        Over the past several years, our board of directors has discussed and evaluated various potential strategic alternatives to enhance stockholder value, including selling Epocrates in its entirety. During this period of time, we entered into non-disclosure agreements with numerous potential acquirers, including athenahealth, and our management team and our financial advisor, Piper Jaffray, spoke with these potential acquirers to assess their interest in a transaction with us, including potential strategic business combinations.

        Most recently, on April 26, 2012, a board member of a potential acquirer, which we refer to as Company A, called Andrew Hurd to congratulate him on his becoming our president and chief executive officer. On May 30, 2012, this board member of Company A called Mr. Hurd to inform him that Epocrates should expect to receive an offer from Company A to purchase Epocrates at $13.50 to $14.00 per share in cash, and on that same date Company A submitted a preliminary, non-binding term sheet to Epocrates with an all-cash offer of $13.50 to $14.00 per share.

        On June 2, 2012, our board of directors met to review the preliminary, non-binding term sheet, at which meeting representatives of Cooley LLP, our outside legal counsel, advised our board of directors of their fiduciary duties in connection with a potential sale of the company and discussed with our board of directors the preliminary, non-binding term sheet. After discussion, the board of directors directed Mr. Hurd to call the board member of Company A to discuss the terms of the preliminary, non-binding term sheet. Mr. Hurd called the board member of Company A and discussed the terms of the preliminary, non-binding term sheet and also expressed to the board member of Company A our board of directors' concerns about multiple past offers by Company A to acquire Epocrates that were changed or retracted and his concern for management distraction if the offer was not a serious and meaningful offer. The concern arose from Company A having previously engaged in discussions with us on several occasions over several years regarding a potential acquisition and Company A subsequently changing the terms or breaking off those discussions after preliminary negotiations and diligence.

        On June 12, 2012, Mr. Hurd and the board member of Company A spoke by telephone and further discussed Company A's offer, during which Mr. Hurd expressed his concerns that Company A's full board, including Company A's chief executive officer, may not support a transaction with us. The board member of Company A gave assurances that the full board of Company A and its chief executive officer fully supported the potential transaction.

        On June 12, 2012, Mr. Hurd, Matthew Kaminer, our General Counsel, and a representative of Cooley spoke with the board member of Company A and Company A's outside legal counsel to discuss the preliminary, non-binding term sheet and address concerns about Company A's full board support and regulatory issues. Later that day our board of directors met, with representatives of Cooley present, to receive an update on the discussions to date with Company A, to further discuss Company A's preliminary, non-binding offer, and to discuss whether and how to move forward with the process, following which our board of directors directed our management and the representatives of Cooley to continue discussions with Company A.

        On June 16, 2012, our board of directors met, with a representative of each of Piper Jaffray and Cooley present, to discuss a preliminary analysis prepared by Piper Jaffray to assess the potential value of a potential transaction with Company A. The preliminary analysis prepared by Piper Jaffray was based on the then current forecasts prepared by Epocrates' management, and compared Company As' offer to implied values of Epocrates using various methodologies, including public company comparables, merger transaction comparables, premiums paid, and discounted cash flow analysis.

        On June 20, 2012, our board of directors met again, with a representative of Cooley present, to discuss the current status of discussions with Company A and to give direction to management and the representatives of Cooley as to future discussions with Company A, specifically instructing management and the representative of Cooley to propose a desired purchase price of $15.00 per share and that the closing conditions in any transaction with Company A should be limited to ensure certainty of closing.

        On June 21, 2012, Mr. Hurd spoke with the board member of Company A regarding a desired purchase price of $15.00 per share, and the board member of Company A rejected that possibility.

        On June 22, 2012, Mr. Hurd updated our board of directors by email as to his discussions with the board member of Company A, including the rejection of our counter offer of $15.00 per share.

        On June 26, 2012, our board of directors met, with a representative of Cooley present, to discuss the rejection of our counter offer of $15.00 per share, and authorized our management to enter into a non-disclosure agreement with Company A, engage in negotiations with Company A with a price range of $13.50 to $14.00 per share, and engage Piper Jaffray to act as our financial advisor in connection with a potential acquisition of Epocrates.

        On June 27, 2012, a representative of Cooley, on our behalf, sent to outside legal counsel to Company A a preliminary, non-binding term sheet for Company A to acquire Epocrates at a cash purchase price of $13.50 to $14.00 per share, and a draft non-disclosure agreement.

        On June 28, 2012, our board of directors met to discuss company strategy unrelated to the acquisition process, and during that meeting reviewed and discussed Mr. Hurd's strategic plan for our business as a stand-alone entity.

        On June 29, 2012, a representative of Cooley received a revised draft non-disclosure agreement from outside legal counsel to Company A, and on July 1, 2012, the representative of Cooley sent a revised draft non-disclosure agreement to outside legal counsel to Company A.

        On July 9, 2012, the representative of Cooley received a revised draft, non-binding term sheet from outside legal counsel to Company A, as well as a revised non-disclosure agreement, which he forwarded on to Mr. Hurd and Mr. Kaminer. Mr. Hurd then sent an email to our board of directors describing this term sheet and the revised non-disclosure agreement.

        On July 10, 2012, the chairman of Company A and the board member of Company A called Mr. Hurd to cancel a scheduled meeting to be held the next day with Epocrates to begin the formal diligence process, and on July 11, 2012, the board member of Company A sent an email to Mr. Hurd informing us that Company A would not be moving forward with the acquisition of Epocrates, purportedly based on the belief that the interactions between us and Company A indicated that the chance of completing a deal was unlikely.

        On July 12, 2012, the chairman of Company A and Patrick Jones, Epocrates' chairman of the board at that time, spoke to discuss the shutdown of the process and reasons for shutdown, which were primarily the respective companies' inability to agree on terms and the different views regarding the process for preparation of a definitive agreement.

        On August 1, 2012, our board of directors met for a regularly scheduled meeting with a representative of Cooley present, and the representative of Cooley provided our board of directors with a summary of the discussions with Company A, following which our board of directors discussed the perceived inconsistent actions and positions taken by Company A as well as the numerous past offers and retractions of offers that Company A had made to Epocrates in previous years.

        On August 16, 2012, the chairman of the board of Company A called Mr. Jones to reinitiate discussions between Company A and Epocrates with a purchase price of $13.50 to $14.00 per share. On August 18, 2012 our board of directors met, with representatives of Cooley present, to discuss Company A's offer to reinitiate discussions. To maximize stockholder value and increase the likelihood of success, our board of directors instructed management and Piper Jaffray to approach other potential acquirers of Epocrates, both strategic and financial, to assess whether there was interest from other potential acquirers to acquire Epocrates. Following this meeting, a representative from Piper Jaffray presented to Mr. Hurd a list of companies with which they had either discussed a potential transaction with us or which they thought may be interested in a potential transaction with us based on their knowledge of the industry, recent merger and acquisition activity and likely potential synergies. After discussion of the list, Mr. Hurd and the representative from Piper Jaffray identified five companies, plus one company identified by our board of directors, to contact based on the view that those companies would be most likely to be interested in discussing a potential transaction with us.

        On August 19, 2012, Mr. Hurd called Jonathan Bush, the chief executive officer of athenahealth, one of the companies included on the list from Piper Jaffray, to inform him that Epocrates had received an unsolicited offer to acquire Epocrates and to inquire as to whether athenahealth would be interested in a potential acquisition of Epocrates.

        On August 19, 2012, Mr. Jones spoke to the chairman of the board of Company A to inform him that Epocrates' board of directors was interested in a potential acquisition in the price range of $13.50 to $14.00 per share.

        On August 20, 2012, Timothy Adams, chief financial officer of athenahealth, called Mr. Hurd to say that athenahealth was open to engaging in discussions regarding a potential acquisition of Epocrates by athenahealth. That same day, the chairman of the board of Company A called Mr. Jones to set up a due diligence call between Epocrates and Company A. Further, on that same day Epocrates authorized Piper Jaffray to contact the six potential acquirers of Epocrates (other than Company A), regarding an acquisition of Epocrates. Of the parties contacted by Piper Jaffray, as well as Company A, three participated in face-to-face meetings (Company A, athenahealth, and a third company we refer to as Company B), one participated in a telephonic meeting (a company we refer to as Company C), and three parties declined to participate.

        On August 20, 2012, Mr. Brandt, our chairman of the board, who had a relationship with Company B, contacted Company B regarding the possibility of a transaction with us and Company B.

        On August 21, 2012, a representative of Company A sent to Mr. Jones and Mr. Kaminer by email a diligence request list. On August 22, 2012, Messrs. Hurd, Kaminer and Jones engaged in a telephone call with the chairman of the board, the board member with whom Mr. Hurd has initiated contact, the General Counsel and another officer of Company A to discuss the diligence request list.

        On August 23, 2012, Mr. Hurd spoke to the chief executive officer of Company B, and the chief executive officer of Company B expressed interest in Company B acquiring Epocrates and agreed to send to Epocrates a non-disclosure agreement for Company B to sign so that we could begin negotiations and due diligence with Company B. On August 23, 2012, we sent the draft non-disclosure agreement to Company B, and between August 23, 2012, and August 30, 2012, we negotiated the terms of the non-disclosure agreement.

        On August 27, 2012, Piper Jaffray on our behalf sent to Chip Linnemann, a long-term advisor and consultant to athenahealth, a draft non-disclosure agreement for athenahealth to sign so that we could begin negotiations and due diligence with athenahealth.

        On August 30, 2012, we received executed copies of the Company A non-disclosure agreement and Company B non-disclosure agreement.

        On September 1, 2012, we received an initial list of due diligence questions from athenahealth.

        On September 4, 2012, Mr. Kaminer received an email from a representative of athenahealth, transmitting athenahealth's comments to our draft non-disclosure agreement, following which we negotiated the terms of the non-disclosure agreement.

        On September 5, 2012, we received from athenahealth an executed non-disclosure agreement.

        From September 5, 2012, through September 11, 2012, members of our management, including Mr. Kaminer, Heather Gervais, our senior vice president of commercial, Sean Handel, our senior vice president of product management, David Ward, our executive vice president, business development, Mike Facendola, our vice president of finance, and Mohan Ganesan, our vice president of financial planning and analysis, met with representatives of Company A, Company B and athenahealth. During these meetings, our management gave presentations to, and we entered into due diligence discussions with, each of these interested potential acquirers.

        On September 13, 2012, members of our management, including Mr. Kaminer, Ms. Gervais, Mr. Handel, Mr. Ward, Mr. Facendola and Mr. Ganesan, had a telephonic meeting with representatives of Company C, arranged by Piper Jaffray, in which our management gave presentations to, and we entered into due diligence discussions, with the representatives of Company C.

        On September 25, 2012, a representative of Company C called a representative of Piper Jaffray and conveyed that Company C was no longer interested in acquiring Epocrates.

        On September 26, 2012, Mr. Hurd met with Mr. Bush and a member of the Mergers and Acquisitions Committee of the board of directors of athenahealth in our San Mateo office, in which meeting Mr. Bush reiterated athenahealth's interest in acquiring Epocrates.

        On October 12, 2012, Mr. Linnemann called a representative of Piper Jaffray and stated that athenahealth was willing to purchase Epocrates for $12.00 per share, subject to due diligence, and that if Epocrates was not interested in being acquired at this price, then athenahealth would be willing to discuss entering into a commercial relationship with Epocrates in connection with which athenahealth would consider making a minority investment in Epocrates.

        On October 12, 2012, Mr. Hurd advised our board of directors by email of the recent offer from athenahealth to acquire Epocrates for $12.00 per share and, based on prior discussions with our board of directors, Mr. Hurd informed the representative from Piper Jaffray that we were rejecting the offer, and instructed Piper Jaffray to communicate this to athenahealth. That day a representative of Piper Jaffray communicated this to athenahealth.

        During the period of October 12, 2012 through October 21, 2012, members of the athenahealth management team and Mr. Linnemann participated in various discussions regarding athenahealth's recent offer to acquire Epocrates and whether athenahealth would be willing to increase its offer amount, including discussions with the members of the athenahealth board of directors. athenahealth directed Mr. Linnemann to communicate to Epocrates that athenahealth would be willing to increase its offer to $12.50 per share.

        On October 21, 2012, Mr. Linnemann, acting on behalf of athenahealth, called a representative of Piper Jaffray and communicated an all cash oral offer from athenahealth to acquire Epocrates for

$12.50 per share, subject to completion of due diligence, including a review of third quarter operating results.

        On October 23, 2012, the chairman of the board of Company A called Mr. Jones to confirm that Company A was willing to continue negotiations of an acquisition of Epocrates by Company A with a price in range of $13.50 to $14.00 per share. Later that day, Mr. Hurd and Mr. Kaminer received a draft merger agreement from legal counsel to Company A for the acquisition of Epocrates by Company A.

        On October 26, 2012, our board of directors met, with representatives of Cooley and Piper Jaffray present, and, during the course of the meeting, reviewed and discussed the current status of discussions with athenahealth, Company A, Company B and Company C, as well as the draft agreement received from Company A, and gave direction to our management to continue discussions with each of these potential acquirers.

        On October 26, 2012, Mr. Linnemann, on behalf of athenahealth, sent to a representative of Piper Jaffray a written, preliminary, non-binding offer from athenahealth to acquire Epocrates for $12.50 per share.

        On October 28, 2012, Mr. Hurd sent to Mr. Bush a first draft of the merger agreement between Epocrates and athenahealth.

        From November 2012 to December 2012 members of our management engaged in ongoing telephonic and in person due diligence discussions with members of management of athenahealth.

        On November 1, 2012, Piper Jaffray received from Mr. Linnemann, on behalf of athenahealth, a draft of a letter agreement, referred to as the diligence letter, relating to the diligence process and requiring, among other things, Epocrates to provide diligence documents to athenahealth during the term of the agreement and to reimburse athenahealth for its expenses incurred in connection with the diligence in the event that Epocrates enters into an alternative transaction with a third party before November 30, 2012. On November 2, 2012, Mr. Kaminer sent a representative of athenahealth edits to the due diligence letter, including addition of a termination right by either party.

        On November 2, 2012, Mr. Kaminer spoke with a representative of athenahealth regarding the terms of the due diligence letter. Later that day a representative of athenahealth sent Mr. Kaminer edits to the draft of the due diligence letter.

        On November 2, 2012, Mr. Hurd received from Mr. Adams by email a revised diligence request list as well as a proposed timeline for the acquisition of Epocrates by athenahealth.

        On November 5, 2012, a representative of Piper Jaffray had a call with a representative of Company B to discuss overall process and timing for negotiations of a potential transaction with Company B. Neither Epocrates nor the representative from Piper Jaffray received any further communications from Company B or its representatives following this conversation.

        On November 5, 2012, Mr. Kaminer sent Mr. Adams a signed diligence letter, which included an obligation of Epocrates to reimburse athenahealth for its expenses up to $500,000 if Epocrates enters into an alternative transaction before November 30, 2012.

        On November 5, 2012, the chairman of the board of Company A and the board member of Company A with whom we had been interacting held a telephone call with Messrs. Hurd and Jones in which the chairman of the board of Company A and the board member of Company A stated that Company A was retracting its offer to purchase Epocrates because, among other things, Company A's internal analysis did not support a transaction within the previously discussed price range.

        On November 6, 2012, a representative of Cooley sent a letter to Company A requiring Company A to destroy all Epocrates confidential information received by Company A under the non-disclosure agreement between Company A and us.

        On November 7, 2012, and November 8, 2012, representatives of athenahealth visited our New Jersey location to conduct due diligence, and again on November 12, 2012, representatives of athenahealth (Mr. Adams, Mr. Linnemann, Karl Zachar, vice president of business development of athenahealth, and Robert Cosinuke, senior vice president and chief marketing officer of athenahealth) and Epocrates (Mr. Kaminer, Ms. Gervais, Adam Budish, our senior vice president of sales, Mr. Ward, Mr. Facendola and Mr. Ganesan) met at a hotel conference center located in New Jersey to conduct due diligence, during which we shared with the representatives of athenahealth, among other things, our third quarter operating results, which fell short of our forecasts, and our fourth quarter bookings forecast.

        On November 13, 2012, Mr. Kaminer received an email from an officer of Company A certifying that Company A had destroyed all Epocrates confidential information as required pursuant to the non-disclosure agreement between Epocrates and Company A.

        On November 21, 2012, Mr. Adams called Mr. Hurd to discuss the timing of due diligence as well as the time of the transaction, expressing athenahealth's desire to execute the definitive merger agreement in early January 2013.

        On December 7, 2012, Mr. Adams called Mr. Hurd to talk about the status of the process and to review our fourth quarter and 2012 performance and its potential impact on the price and timing of completion of due diligence and the transaction.

        On December 9, 2012, representatives of Goodwin Procter LLP ("Goodwin"), counsel to athenahealth, sent comments to the merger agreement to Cooley, and together with Epocrates and athenahealth, began negotiations regarding the terms of the definitive merger agreement and related documentation and agreements. Those negotiations continued through January 6, 2013.

        On December 14, 2012, our board of directors met for regularly scheduled meeting and discussed our current operations, products, research and development activities, finances and budget, as well as the status of discussions with athenahealth, timing and pricing for athenahealth transaction. At this meeting Mr. Hurd expressed his belief that based on recent discussions with representatives of athenahealth, that athenahealth was likely to reduce its offer to purchase Epocrates from $12.50 per share to a lower price.

        On December 21, 2012, members of our management, including Mr. Hurd, Mr. Kaminer, Mr. Ward, Mr. Facendola and Mr. Ganesan, held a telephonic conference call with members of management and representatives of athenahealth, including Mr. Linnemann, Mr. Adams and Mr. Zachar, and representatives from Cooley and Goodwin, in which the participants discussed Epocrates' fourth quarter 2012 bookings estimate and year-end cash forecast, which were lower than previously forecasted, as well as certain terms of the merger agreement. Subsequent to this meeting Mr. Hurd updated our board of directors regarding this teleconference call.

        On December 26, 2012, our board of directors met, with representatives of Cooley and Piper Jaffray present, and discussed the status of discussions with athenahealth as well as timing of a transaction with athenahealth and schedules for upcoming board meetings to discuss the transaction. At this meeting Piper Jaffray made a presentation to our board of directors regarding various matters related to the transaction, including an updated preliminary valuation analysis of Epocrates.

        On December 28, 2012, members of our management, including Mr. Hurd, Mr. Kaminer, Mr. Ward, Mr. Facendola and Mr. Ganesan, held a telephonic conference call with members of management and representatives of athenahealth, including Mr. Linnemann, Mr. Adams and

Mr. Zachar, in which the participants continued discussions about Epocrates' fourth quarter 2012 bookings estimate and year-end cash forecast.

        On January 2, 2013, our board of directors met, at which representatives of Cooley and Piper Jaffray were present, and discussed Epocrates' operations, including bookings, trends and further updated projections. The board further discussed the status of negotiations with athenahealth, as well as the current process and an update on athenahealth's potential valuation of the transaction. Representatives of Cooley discussed with the board the outstanding issues in the negotiation of the merger agreement, including athenahealth's termination rights in certain scenarios, the exceptions to the board's obligation not to change its recommendation to the stockholders of Epocrates to vote in favor of the merger and the termination fee. A representative of Cooley further advised the board of its fiduciary duties with respect to such matters. Our board of directors directed management to proceed forward with negotiations of outstanding issues in the agreement for review by the board of directors.

        On January 2, 2013, after discussions with athenahealth management, Mr. Linnemann called a representative of Piper Jaffray and stated that based on Epocrates' fourth quarter 2012 bookings estimate and year-end cash forecast, which were below the forecasts that Epocrates had previously provided to athenahealth, and based on the results of its due diligence, among other matters, athenahealth was reducing the purchase price in the potential acquisition to $11.50 per share.

        On January 3, 2013, our board of directors met, at which representatives of Cooley and Piper Jaffray were present, to discuss the revised offer of $11.50 per share compared to the alternative of continuing to operate as a stand-alone entity and authorized and directed management to present a counter offer at $12.10 per share, provided that athenahealth agree to certain revisions to the merger agreement with respect to significant issues presented by Cooley to Goodwin relating to athenahealth's termination rights and the exceptions to Epocrates' board of directors obligation not to change its recommendation to the Epocrates stockholders to vote in favor of the merger. Such revisions rejected the request by athenahealth to have a termination right in the event of any material breach by Epocrates of any of its no-solicitation obligations set forth in the merger agreement or any of its covenants not to change the board recommendation to vote in favor of the merger and instead proposed that athenahealth will have a termination right only in the event of a material breach of the no-solicitation obligations made intentionally. In addition, such revisions broadened the circumstances in which the Epocrates board will be allowed to change its recommendation to the Epocrates stockholders to vote in favor of the merger. Following this meeting a representative of Piper Jaffray called Mr. Linnemann and presented this counter offer.

        On January 3, 2013, representatives of the athenahealth management team, Mr. Linnemann and representatives from Goodwin met in person and by telephone to discuss the $12.10 per share counter offer and the proposed revisions to the merger agreement. In light of the fourth quarter 2012 bookings estimate, year-end cash forecast and other due diligence results, athenahealth decided to increase its offer to $11.75 per share, provided that athenahealth be afforded certain rights in the merger agreement, including a termination right in the event of an intentional and material breach by Epocrates of any of its no-solicitation obligations set forth in the merger agreement.

        Later on January 3, 2013, Mr. Linnemann called a representative of Piper Jaffray and presented a revised proposal by athenahealth of a purchase price of $11.75 per share and agreed to some of the revisions proposed by Epocrates to the merger agreement with respect to athenahealth's termination right in the event of a breach by Epocrates of its no-solicitation obligations and with respect to the exceptions to the Epocrates board's ability to change its recommendation to the Epocrates stockholders to vote in favor of the merger.

        On January 4, 2013, our board of directors met, with a representative of Cooley and Piper Jaffray present, to discuss the status of the negotiations with athenahealth and the outstanding issues.

        On January 5, 2013, our board of directors met, with a representative of Cooley and Piper Jaffray present, to discuss the status of the negotiations with athenahealth and the outstanding issues. Following discussion the board of directors directed management to proceed forward with negotiations with a purchase price of $11.75 share and certain other terms and directed management to complete negotiations on the merger agreement for review by the board of directors.

        Also on January 6, 2013, the athenahealth board of directors held a meeting at which representatives of Goodwin and Mr. Linnemann were present. The athenahealth board of directors reviewed the terms of the merger agreement and, after discussion, approved the merger agreement and authorized management to execute the merger agreement.

        On January 6, 2013, the Epocrates board of directors held a meeting at which representatives of Cooley and Piper Jaffray were present, Piper Jaffray presented its fairness opinion to the Epocrates board of directors and then left the meeting, a representative of Cooley advised the members of the Epocrates board of directors regarding their fiduciary duties in connection with the approval of the merger agreement and merger, and the Epocrates board of directors reviewed the final terms of the merger agreement and unanimously approved the merger agreement, declared that it was advisable to the Epocrates stockholders, recommended that the merger agreement be approved by the Epocrates stockholders.

        Following its board of directors meeting, Epocrates delivered the executed voting agreements to athenahealth, and Epocrates and athenahealth executed the merger agreement, with signature pages delivered by the parties at approximately 12:01 a.m. Eastern Time on January 7, 2013. Before the opening of the market in New York, NY, on January 7, 2013, the parties announced the execution of the merger agreement.

Reasons for the Merger

Reasons for the Recommendation of the Board of Directors

        In considering the merger with athenahealth, our board of directors consulted with Piper Jaffray regarding the financial aspects of the merger and sought and received Piper Jaffray's written opinion as to the fairness, as of the date of such opinion, from a financial point of view, of the consideration to be received by the holders of Epocrates common stock in the merger, which opinion is described below under "The Merger—Opinion of Epocrates' Financial Advisor." Our board of directors also consulted with representatives of Cooley, outside counsel to Epocrates, regarding the fiduciary duties of the members of the board of directors, legal due diligence matters and the terms of the merger agreement, the voting agreements and matters related thereto. Based on these consultations and opinions, and the factors discussed below, our board of directors determined that the merger and the merger agreement were fair to, and in the best interests of, Epocrates' stockholders and unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the voting agreements, and unanimously recommended that Epocrates' stockholders vote to adopt the merger agreement and thereby approve the merger.

        In the course of reaching that determination and recommendation, our board of directors considered a number of potentially positive factors in its deliberations, including the following:

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  the belief that we obtained the highest price per Epocrates share that athenahealth was willing to pay and that was reasonably available from any potential acquirer with the degree of assurance that the transaction would be completed that our board of directors deemed necessary;

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  the fact that the merger consideration of $11.75 per Epocrates share was a 22% premium to the closing trading price of our common stock ($9.62) on the trading day prior to the day our board of directors approved the merger agreement and the transactions contemplated thereby,

    January 4, 2013, and the premiums that the merger consideration represented to the historical trading prices of our common stock as described in "The Merger—Opinion of Epocrates' Financial Advisor" (page 27);

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  the fact that the merger consideration is all cash, which provides certainty of value to our stockholders;

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  the likelihood that the merger would be consummated, including the absence of a financing condition and the limited number and nature of the conditions to complete the merger;

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  the business, market and execution risks associated with remaining independent;

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  historical information regarding (a) Epocrates' business, financial performance and results of operations, (b) market prices, volatility and low trading volume with respect to the Epocrates common stock, and (c) market prices with respect to other industry participants and general market indices;

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  the prospects and likelihood of realizing superior benefits through remaining an independent company, risks associated with remaining an independent company, and possible alternative business strategies;

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  current information regarding (a) Epocrates' business, prospects, financial condition, operations, management, competitive position and strategic business goals and objectives, (b) general economic, industry and financial market conditions, and (c) opportunities and competitive factors within Epocrates' industry;

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  the timing of the merger and the risk that if Epocrates does not accept the athenahealth offer now (as provided for in the merger agreement), it may not have another opportunity to do so or a comparable opportunity;

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  the financial analyses of Piper Jaffray presented to our board of directors on January 6, 2013, and the opinion of Piper Jaffray delivered to our board of directors that, as of January 6, 2013, based upon and subject to the various qualifications, considerations and assumptions set forth in their opinion, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders (the full text of the written opinion setting forth the assumptions made, matters considered and limitations in connection with the opinion is attached to this proxy statement as Annex B, which stockholders are urged to read in its entirety);

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  the fact that our board of directors or any committee thereof, in the exercise of its fiduciary duties, would be permitted in accordance with the terms of the merger agreement to authorize Epocrates' management to provide information to and engage in negotiations with a third party following receipt of a bona fide written unsolicited proposal or offer that our board of directors (or any committee thereof) determines in good faith is reasonably likely to lead to a superior proposal in the manner provided in the merger agreement, subject to specified conditions;

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  the fact that our board of directors or any committee thereof, in the exercise of its fiduciary duties, would be permitted in accordance with the terms of the merger agreement to terminate the merger agreement following receipt of a bona fide written superior proposal in the manner provided in the merger agreement, subject to specified conditions, including the payment of a $9.0 million termination fee to athenahealth, which is approximately 3.0% of the total merger consideration; and

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  the fact that the merger would be subject to the approval of our stockholders.

        Our board of directors also considered a number of potentially countervailing factors in its deliberations concerning the merger, including the following:

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  the potential for other third parties to enter into strategic relationships with or to seek to acquire Epocrates, including the likelihood that a third party would offer a better strategic fit or a higher price than the $11.75 offered by athenahealth;

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  the fact that Epocrates will no longer exist as an independent public company and Epocrates stockholders will forego any future increase in its value as an independent public company that might result from its possible growth;

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  the possible negative effect of the merger and public announcement of the merger on Epocrates' financial performance, operating results and stock price and Epocrates' relationships with suppliers, other business partners, management and employees;

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  the fact that the merger agreement (i) precludes Epocrates from actively soliciting competing acquisition proposals and (ii) obligates Epocrates (or its successor) to pay athenahealth a termination fee of up to $9.0 million under specified circumstances, which could discourage the making of a competing acquisition proposal or adversely impact the price offered in such a proposal;

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  the fact that the merger agreement imposes restrictions on the conduct of Epocrates' business in the pre-closing period, which may adversely affect Epocrates' business in the event the merger is not completed (including by delaying or preventing Epocrates from pursuing business opportunities that may arise or precluding actions that would be advisable if Epocrates were to remain an independent company);

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  the risks involved with the merger and the likelihood that Epocrates and athenahealth will be able to complete the merger, the possibility that the merger might not be consummated and Epocrates' prospects going forward without the combination with athenahealth;

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  the substantial transaction expenses to be incurred in connection with the completion of the merger and the negative impact of such expenses on Epocrates' cash reserves and operating results;

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  the availability of appraisal rights to stockholders of Epocrates in connection with the merger;

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  all known interests of directors and executive officers of Epocrates in the merger that may be different from, or in addition to, their interests as stockholders of Epocrates or the interests of Epocrates' other stockholders generally; and

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  the fact that any gains from the exchange of our shares for cash in the merger would be taxable to our stockholders for U.S. federal income tax purposes.

        The interests of our directors and executive officers in the merger, which existed as of the time of our board of directors' determination and recommendation, are described herein under "The Merger—Interests of Our Directors and Executive Officers in the Merger."

        The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of our board of directors may have given different weight to different factors.

        After its consideration of the preceding factors and deliberations, our board of directors determined that the merger and the merger agreement were fair to, and in the best interests of, Epocrates' stockholders and unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the voting agreements, and unanimously recommended that Epocrates' stockholders vote to adopt the merger agreement and thereby approve the merger.

Opinion of Epocrates' Financial Advisor

        Epocrates retained Piper Jaffray to render a fairness opinion to Epocrates' board of directors in connection with the merger. On January 6, 2013, Piper Jaffray delivered its oral opinion, subsequently confirmed in a written opinion of the same date, to the board of directors that, based on and subject to the limitations and assumptions stated in the opinion, as of the date of the opinion the merger consideration to be received by the holders of Epocrates common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Piper Jaffray's written opinion dated January 6, 2013, which contains the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of Piper Jaffray's opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety and this summary is qualified by reference to the written opinion. Piper Jaffray's opinion addresses solely the fairness, from a financial point of view, to the holders of Epocrates common stock of the merger consideration as of the date of the opinion. Piper Jaffray's opinion was directed solely to Epocrates board of directors in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any Epocrates stockholder as to how such stockholder should vote or how any such stockholder should act with respect to the merger or any other matter, including, but not limited to, exercise of appraisal rights. Piper Jaffray's opinion was approved for issuance by Piper Jaffray's Fairness Opinion Committee.

        In arriving at its opinion, Piper Jaffray, among other things, has:

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  reviewed and analyzed the financial terms of a draft of the merger agreement dated January 6, 2013;

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  reviewed and analyzed certain financial and other data with respect to Epocrates which was publicly available;

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  reviewed and analyzed certain information relating to the business, including financial forecasts, earnings, cash flow, assets, liabilities and prospects of Epocrates that were publicly available, as well as those that were furnished to Piper Jaffray by Epocrates;

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  conducted discussions with members of senior management and representatives of Epocrates concerning the matters described above, as well as its business and prospects before and after giving effect to the merger;

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  reviewed the current and historical reported prices and trading activity of Epocrates' common stock and similar information for certain other companies deemed by Piper Jaffray to be comparable to Epocrates;

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  compared the financial performance of Epocrates with that of certain other publicly traded companies that Piper Jaffray deemed relevant; and

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  reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Jaffray deemed relevant.

        In addition, Piper Jaffray conducted such other inquiries, examinations and analyses, and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

        The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, Epocrates' board of directors at a meeting held on January 6, 2013. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to the Epocrates board of directors on January 6, 2013.

        This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by Piper Jaffray or Epocrates' board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 4, 2013 (the last trading day prior to the opinion being rendered), and is not necessarily indicative of current market conditions.

        For purposes of its analyses, Piper Jaffray calculated (i) Epocrates' equity value implied by the merger to be approximately $306.8 million, based on approximately 26.1 million fully-diluted shares of Epocrates' common stock outstanding as of January 3, 2013, calculated using the treasury stock method, and including approximately 400,000 restricted stock units, and the merger consideration; and (ii) Epocrates' enterprise value implied by the merger ("EV") (for the purposes of this analysis, EV equates to implied equity value, plus debt, less cash) to be approximately $228.5 million, based on Epocrates' estimate of its cash and cash equivalents as of December 31, 2012 and no outstanding debt as of that date.

Financial Analyses

        Piper Jaffray performed the following financial analyses in connection with rendering its opinion to Epocrates' board of directors:

  •
  selected public companies analysis;

  •
  selected mergers and acquisitions ("M&A") transaction analysis;

  •
  premiums paid analysis; and

  •
  discounted cash flows analysis.

        Each of these analyses is summarized below.

Selected Public Companies Analysis

        Piper Jaffray reviewed selected historical financial data of Epocrates and estimated financial data of Epocrates based on projections provided by Epocrates' management and compared them to corresponding financial data, where applicable, for U.S. listed public companies in the health care information technology ("HCIT") and pharmaceutical services sectors that Piper Jaffray deemed comparable to Epocrates. Piper Jaffray selected companies in these industries based on information obtained by searching standard industrial classification ("SIC") codes and companies Piper Jaffray deemed similar to aspects of Epocrates' business or financial profile based on its professional judgment.

The selected companies in the HCIT sector were divided into a low-growth HCIT sector, a subset of the broader HCIT group with a growth profile Piper Jaffray deemed similar to Epocrates' growth profile, and the broader HCIT sector, which includes additional companies not in the low-growth subset. The low-growth HCIT comparable companies included only companies with estimated revenue growth less than or equal to 12.5% for 2012 and 2013 based on consensus equity analyst estimates.

        Based on these criteria, Piper Jaffray identified and analyzed the following selected companies:

Low-Growth HCIT	Broader HCIT	Pharmaceutical Services
Allscripts Healthcare Solutions, Inc.	Accretive Health, Inc.	BioClinica, Inc.
Computer Programs and Systems, Inc.	The Advisory Board Company	Medidata Solutions, Inc.
MedAssets, Inc.	Allscripts Healthcare Solutions, Inc.	PDI, Inc.
Quality Systems Inc.	athenahealth, Inc.	WebMD Health Corp.
WebMD Health Corp.	Cerner Corporation
Computer Programs and Systems, Inc.
Greenway Medical Technologies, Inc.
HMS Holdings Corp.
MedAssets, Inc.
Quality Systems Inc.
Vocera Communications, Inc.
WebMD Health Corp.

        For the selected public companies analysis, Piper Jaffray compared four valuation multiples for Epocrates to valuation multiples for selected public companies. The Epocrates valuation multiples were derived using the following factors: (i) merger consideration; (ii) Adjusted EBITDA (calculated throughout as earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, income/loss from discontinued operations, acquisition earn-out charges and one-time expenses identified by Epocrates' management as set forth in Epocrates' historical and projected financial statements) for the four consecutive quarters for which results were most recently publicly reported as of September 30, 2012 (the "LTM" period); (iii) Epocrates' management projections for Adjusted EBITDA for 2012 and 2013; and (iv) Adjusted Earnings (calculated throughout as net income before gain/loss from discontinued operations, amortization, stock-based compensation, one-time expenses identified by Epocrates' management and related tax adjustments as set forth in Epocrates' historical and projected financial statements) per basic share ("Adjusted EPS") for 2013. Piper Jaffray then compared the Epocrates multiples to valuation multiples for the selected public companies derived from their closing price per share on January 4, 2013; their LTM Adjusted EBITDA; consensus projections for Adjusted EBITDA for 2012 and 2013; and Adjusted EPS for 2013.

        The selected public companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of Epocrates based on the merger consideration were within or exceeded the range of minimum and maximum valuation multiples of the selected public companies when comparing the ratio of (i) EV to LTM Adjusted EBITDA, (ii) EV to projected Adjusted EBITDA for 2012, (iii) EV to projected Adjusted EBITDA for 2013, and (iv) price per share to projected Adjusted EPS for 2013.

Measurement	EV to LTM Adjusted EBITDA(1)	EV to Projected 2012 Adjusted EBITDA(2)	EV to Projected 2013 Adjusted EBITDA(3)	Price/Projected 2013 Adjusted EPS(4)
Low-Growth HCIT
Minimum	8.2x	5.9x	6.5x	12.1x
Mean	10.2x	8.8x	8.4x	14.2x
Median	9.9x	9.7x	9.2x	14.1x
Maximum	12.7x	11.1x	10.5x	16.5x
Broader HCIT
Minimum	8.2x	5.9x	6.5x	12.1x
Mean	16.2x	14.9x	12.9x	31.9x
Median	13.2x	13.6x	10.5x	29.1x
Maximum	32.8x	31.3x	25.0x	63.1x
Pharmaceutical Services
Minimum	6.0x	9.7x	10.5x	14.4x
Mean	14.9x	16.3x	14.6x	25.1x
Median	14.9x	16.3x	14.3x	25.1x
Maximum	23.8x	22.9x	19.0x	35.9x
Epocrates(5)	34.8x	18.6x	13.4x	39.2x

(1)
Data for one company in the low-growth HCIT sector, three companies in the broader HCIT sector and two companies in the pharmaceutical services sector was excluded from calculation of the minimum, mean, median and maximum because Adjusted EBITDA was not positive or the information was deemed not to accurately reflect the basis for the market's valuation of the subject company based on Piper Jaffray's professional judgment and therefore was not meaningful.

(2)
Data for two companies in the broader HCIT sector and one in the pharmaceutical services sector was excluded from calculation of the minimum, mean, median and maximum because the information was deemed not to accurately reflect the basis for the market's valuation of the subject company based on Piper Jaffray's professional judgment and therefore was not meaningful. Information for one company in the pharmaceutical services sector was not available for this metric.

(3)
Data for one company in the broader HCIT sector was excluded from calculation of the minimum, mean, median and maximum because the information was deemed not to accurately reflect the basis for the market's valuation of the subject company based on Piper Jaffray's professional judgment and therefore was not meaningful. Information for one company in the pharmaceutical services sector was not available for this metric.

(4)
Data for one company in the low-growth HCIT sector, one company in the broader HCIT sector and two companies in the pharmaceutical services sector was excluded from calculation of the minimum, mean, median and maximum because projected 2012 Adjusted EPS was not positive or the information was deemed not to accurately reflect the basis for the market's valuation of the subject company based on Piper Jaffray's professional judgment and therefore was not meaningful.

(5)
Based on the merger consideration.

        All projected financial information in the table above for the comparable companies was based on equity research analyst consensus estimates.

Selected M&A Transaction Analysis

        Piper Jaffray reviewed merger and acquisition transactions involving target companies in the HCIT sector that it deemed comparable to Epocrates. Piper Jaffray selected these transactions based on target companies' SIC codes and target companies Piper Jaffray deemed similar to aspects of Epocrates' business or financial profile based on its professional judgment. Piper Jaffray selected these transactions based on the following criteria:

  •
  pending or completed transactions announced since January 2009;

  •
  transactions in which the acquiring company purchased a controlling interest of the target;

  •
  share repurchases and acquisitions of minority interests were excluded;

  •
  transaction value greater than $100 million; and

  •
  target company involved had equity research analyst consensus projected annual revenue growth equal to or less than 12.5%.

        Based on these criteria, Piper Jaffray identified and analyzed the following transactions:

Target	Acquiror
M*Modal	One Equity Partners
eResearch Technologies	Genstar Capital
Emdeon	Blackstone
Sage Software Healthcare	Vista Equity
M*Modal	MedQuist Holdings
Medical Present Value	Experian plc
Vital Images	Toshiba Medical Systems
Health Grades	Vestar
NetSmart	Genstar Capital
Eclipsys	Allscripts
inVentive Health	Thomas Lee Partners
Phase Forward	Oracle
Healthvision	Lawson
QuadraMed	Francisco Partners

        Piper Jaffray calculated the ratio of: (i) implied EV to LTM revenue, (ii) implied EV to equity research analyst consensus projected revenue for the next four quarters or next calendar year (the "FWD" period) following each transaction, (iii) implied EV to LTM Adjusted EBITDA, and (iv) implied EV to FWD Adjusted EBITDA. Piper Jaffray then compared the results of these calculations with similar calculations for Epocrates based on the merger consideration.

        The selected transactions analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of Epocrates based on the merger consideration were within or above the range of minimum and maximum valuation multiples of the selected transactions when comparing these ratios.

        The analysis indicated the following multiples:

Selected M&A Transactions
	Epocrates(1)	Minimum	Mean	Median	Maximum
Implied EV to LTM Revenue	2.1x	0.8x	2.8x	2.5x	5.9x
Implied EV to Projected FWD Revenue(2)	2.0x	0.7x	2.7x	2.3x	5.3x
Implied EV to LTM Adjusted EBITDA(3)	18.6x	7.3x	11.5x	10.6x	18.4x
Implied EV to Projected FWD Adjusted EBITDA(4)	13.4x	6.5x	10.5x	9.6x	16.7x

(1)
Based on the merger consideration.

(2)
Information not available with respect to one transaction.

(3)
Information not available with respect to one transaction and information for one other transaction was deemed not to accurately reflect the basis for the acquiror's valuation of the target company based on Piper Jaffray's professional judgment and therefore was excluded from calculation of the minimum, mean, median and maximum because it was not meaningful.

(4)
Information not available with respect to two transactions and information for one other transaction was deemed not to accurately reflect the basis for the acquiror's valuation of the target company based on Piper Jaffray's professional judgment and therefore was excluded from calculation of the minimum, mean, median and maximum because it was not meaningful.

Premiums Paid Analysis

        Piper Jaffray reviewed publicly available information for selected completed merger transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. Piper Jaffray selected these transactions based on the following criteria:

  •
  completed transactions announced since January 2009 involving U.S.-based targets;

  •
  acquiror purchased all outstanding equity of target;

  •
  target EV between $50 million and $1 billion;

  •
  target pre-offer per share price of at least $5.00;

  •
  no negative premiums for 1-day, 1-week, and 4-week premiums; and

  •
  target companies in the following industries: biotechnology, e-commerce/business-to-business commerce, healthcare equipment and supplies, healthcare providers and services, hospitals, internet infrastructure, internet software and services, information technology consulting and services, other healthcare, other high technology, pharmaceuticals, and software.

        Piper Jaffray performed its analysis on 77 transactions that satisfied these criteria, and the table below shows a comparison of premiums paid in these transactions to the premium that would be paid to Epocrates' stockholders based on the merger consideration. The premiums paid analysis showed that, based on the estimates and assumptions used in the analysis, the premium that would be paid to

Epocrates' stockholders is within the range of minimum and maximum premiums paid in selected completed merger transactions.

	Selected Premiums Paid based on Stock Price
	Epocrates	Minimum	Mean	Median	Maximum
Premium 1 day prior	22.1%	0.2%	35.4%	32.6%	119.9%
Premium 1 week prior	35.7%	2.1%	36.6%	31.2%	132.8%
Premium 4 weeks prior	24.6%	1.0%	33.6%	29.7%	133.1%

  Discounted Cash Flows Analysis

        Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical values for Epocrates using the projections provided by Epocrates' management and summarized in the section below, based on the net present value of (i) free cash flows from December 31, 2012 to December 31, 2016, (ii) a terminal value at December 31, 2016 based upon a multiple of projected Adjusted EBITDA for 2016 consistent with transaction analysis multiples discounted back to December 31, 2012 and (iii) Epocrates' federal and state net operating loss carryforwards ("NOLs") and California state research and development tax credits discounted back to December 31, 2012 based on management's projections for the periods for which Epocrates could use the NOLs and tax credits for earnings taxed by the applicable jurisdiction. The free cash flows for each year were calculated from Epocrates' projections as operating income, less taxes, plus depreciation and amortization, plus stock-based compensation, plus non-recurring items, less capital expenditures, plus/less change in net working capital. Using such projections, Piper Jaffray calculated working capital as current assets less current liabilities, which is different than Epocrates' calculation of working capital as discussed below under "Certain Financial Forecasts Utilized by Epocrates in Connection with the Merger." Using the projections provided by Epocrates' management, Piper Jaffray calculated the range of net present values based on terminal value multiples ranging from 9.0x to 12.0x and using a discount rate ranging from 11.0% to 15.0%, which was derived from an analysis of Epocrates' weighted average cost of capital, after adjusting upward to account for small company premiums as provided by Ibbotson and inherent business risk relative to Epocrates, a tax rate of 37.0% through December 31, 2016 based on Epocrates' projections with respect to free cash flows, a federal tax rate of 34.0% for all periods for which Epocrates' federal NOLs were projected to be used by management and a state tax rate of 8.84% (representing the California corporate tax rate) for all periods for which Epocrates' state NOLs and research and development tax credits were projected to be used by management. This analysis resulted in implied per share values of Epocrates' common stock ranging from a low of $10.14 per share to a high of $13.12 per share. Piper Jaffray observed that the merger consideration of $11.75 per share was within the range of values derived from this analysis.

  Miscellaneous

        The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray, but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray's view of the actual value of Epocrates.

        No company or transaction used in the above analyses as a comparison is directly comparable to Epocrates or the merger and the other transactions contemplated by the merger agreement. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which Epocrates and the merger were compared and other factors that could affect the public trading value or transaction value of the companies involved.

        Piper Jaffray performed its analyses for purposes of providing its opinion to Epocrates' board of directors. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon forecasts of future results furnished to Piper Jaffray by Epocrates' management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from forecasted results.

        Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of Epocrates' management that the financial information provided to Piper Jaffray was prepared on a reasonable basis in accordance with industry practice, and that Epocrates' management was not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper Jaffray's opinion, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of Epocrates' management as to the expected future results of operations and financial condition of Epocrates. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Jaffray relied, with Epocrates' consent, on advice of the outside counsel and the independent registered public accounting firm to Epocrates, and on the assumptions of Epocrates' management, as to all accounting, legal, tax and financial reporting matters with respect to Epocrates and the merger agreement.

        Piper Jaffray's opinion was one of many factors taken into consideration by Epocrates' board of directors in making the determination to approve the merger agreement. While Piper Jaffray provided advice to the Epocrates board of directors during Epocrates' negotiations with athenahealth, Piper Jaffray did not recommend any specific consideration.

        In arriving at its opinion, Piper Jaffray assumed that the executed merger agreement was in all material respects identical to the last draft reviewed by Piper Jaffray. Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the merger would be obtained in a manner that would not adversely affect Epocrates or the contemplated benefits of the merger.

        In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Epocrates, and was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of Epocrates under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses. Piper Jaffray expressed no opinion regarding the liquidation value of Epocrates or any other entity. Without limiting the generality of the foregoing, Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Epocrates or any of its affiliates was a party or may be subject, and at the direction of Epocrates and with its consent, Piper Jaffray's opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that neither Epocrates nor athenahealth is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.

        Piper Jaffray's opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray did not express any opinion as to the price at which shares of Epocrates' common stock may trade following announcement of the merger or at any future time. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

        Piper Jaffray's opinion addressed solely the fairness, from a financial point of view, to the holders of Epocrates common stock of the merger consideration, as set forth in the merger agreement, and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect and the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to Epocrates, athenahealth's ability to fund the merger consideration payable in the merger pursuant to the merger agreement or any other terms contemplated by the merger agreement. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of the compensation to any officer, director or employee, or any class of such persons, relative to the compensation to be received by holders of Epocrates' common stock in the merger or with respect to the fairness of any such compensation.

        Piper Jaffray is a nationally recognized investment banking firm and is regularly engaged as financial advisor in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Epocrates' board of directors selected Piper Jaffray to render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of its experience and reputation in acting as financial advisor in connection with mergers and acquisitions.

        Piper Jaffray acted as Epocrates' financial advisor in connection with the merger and will receive an estimated fee of approximately $3.1 million from Epocrates, all of which, except for the opinion fee discussed below, is contingent upon the consummation of the merger. The opinion fee paid to Piper Jaffray will be credited against the fee for financial advisory services described in the preceding sentence. Piper Jaffray received a fee of $750,000 for providing its fairness opinion to the Epocrates board of directors. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Jaffray's opinion. Epocrates has agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of Epocrates for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Jaffray has, in the past, provided financial advisory and financing services to Epocrates and athenahealth and may continue to do so and has received, and may receive, fees for the rendering of such services. Specifically, Piper Jaffray served as a co-lead underwriter in Epocrates' initial public offering that was completed in early February 2011 and in connection with that service, received a commission of $2,558,880 on shares purchased in the initial public offering. Piper Jaffray also recently received a financial advisory fee in connection with the sale of a company that shares a common board member with athenahealth.

        Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray's research department and personnel. As a result, Piper Jaffray's research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to the merger and other participants in the merger that differ from the opinions of Piper Jaffray's investment banking personnel.

Certain Financial Forecasts Utilized by Epocrates in Connection with the Merger

        Epocrates made available to its financial advisor certain non-public business and financial information about Epocrates as a stand-alone company, including financial forecasts through the fiscal year ending December 31, 2016. The financial forecasts were prepared and delivered in December 2012 and were based on numerous assumptions made at that time by Epocrates' management, including (i) Epocrates' expected revenue growth based on historical and estimated pharma and subscription renewal rates, revenue recognition, historical and estimated bookings levels, expected market growth, competition and the expected impact of new products on revenue, (ii) expected operating expenses, including headcount necessary to support ongoing product development and sales and marketing and (iii) an assumed tax rate of 37%. A summary of the financial forecasts is as follows:

	2012E	2013E	2014E	2015E	2016E
Revenue	$109.7	$115.0	$134.9	$144.6	$152.9
Growth (%)	-3%	5%	17%	7%	6%
Cost of Revenue	43.8	45.0	48.9	52.2	55.1

Gross Margin	65.9	70.0	86.0	92.4	97.7
Operating Expenses
Research & Development	21.1	21.1	23.3	24.6	25.7
Sales & Marketing	27.2	27.0	29.3	31.1	32.8
General & Administrative	18.3	15.7	17.0	17.9	18.8

Total Operating Expenses	66.6	63.7	69.5	73.5	77.3
EBITA (excl. FAS123R Expese)	8.3	12.6	19.8	22.2	24.0
Less: FAS123R	(4.5)	(3.5)	(3.3)	(3.4)	(3.5)
Less: Amortization of Intangibles	(4.0)	(2.8)	0.0	0.0	0.0

EBIT (incl. FAS123R)	(0.1)	6.4	16.5	18.8	20.5
Plus: Depreciation & Amortization	7.9	7.2	4.5	4.7	4.8

ADJ. EBITDA (incl. FAS123R Expense)	7.8	13.5	20.9	23.6	25.3
ADJ. EBITDA (excl. FAS123R Expense)	12.3	17.0	24.3	27.0	28.8
Growth (%)	-39%	38%	42%	11%	7%
Margin (%)	11%	15%	18%	19%	19%
Net Interest & Other Income	0.0	0.0	0.0	0.0	0.0
Pre-Tax Income	(2.4)	6.3	16.5	18.8	20.5

Net (Loss) Income	(2.1)	4.0	10.4	11.9	12.9

GAAP EPS ($)	$(0.09)	$0.15	$0.38	$0.42	$0.45
Free Cash Flow	$(10.8)	$6.8	$13.4	$14.5	$15.1

        The operating expenses included in EBITDA exclude stock-based compensation expense and amortization and impairment of intangibles and are non-GAAP financial measures. EBIDTA referred to above as "EBIDTA (incl. FAS123R Expense)" is a non-GAAP financial measure that Epocrates defines as operating income, excluding, if applicable, (i) depreciation expenses, (ii) amortization and impairment of intangibles, (iii) goodwill impairment and (iv) one-time items. Adjusted EBITDA, referred to above as "EBIDTA (excl. FAS123R Expense)" is a non-GAAP financial measure that Epocrates defines as EBITDA, excluding non-cash compensation expense. Free cash flow has been calculated as operating cash flow, including changes in working capital, less capital expenditures. Epocrates' calculation of working capital includes long term liabilities. We understand that Piper Jaffray did not include long term liabilities in the calculation of working capital used for its discounted cash flow analysis included in its opinion. EBITDA, Adjusted EBITDA and Free Cash Flow do not include the impact of any synergies or costs related to the Merger.

        Epocrates does not, as a matter of course, make public any financial forecasts as to future performance or earnings, other than annual and quarterly forecasts relating to revenue, non-GAAP EPS, Adjusted EBITDA and net loss. The financial forecasts set forth above are included in this proxy statement only because this information was provided to Piper Jaffray. The Epocrates financial forecasts presented above were reviewed with the Epocrates' board of directors and were used by Epocrates' financial advisor in connection with its financial analysis of the merger consideration.

        The financial forecasts were not prepared with a view to public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The financial forecasts do not purport to present operations in accordance with GAAP, and Epocrates' independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the financial forecasts and accordingly assumes no responsibility for them. Epocrates' internal financial forecasts, upon which the financial forecasts were based in part, are, in general, prepared solely for internal use, such as budgeting, strategic planning and other management decisions, and are subjective in many respects. As a result, these internal financial forecasts are susceptible to interpretations and periodic revision based on actual experience and business developments. The financial forecasts reflect numerous assumptions made by the management of Epocrates at the time they were prepared, and general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Epocrates' control. Accordingly, there can be no assurance that the assumptions made in preparing the financial forecasts will prove accurate or that any of the financial forecasts will be realized.

        There will likely be differences between actual and projected results, and actual results may be materially greater or less than those contained in the financial forecasts due to numerous risks and uncertainties, including but not limited to the important factors listed under "Risk Factors" in Epocrates' Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. All financial forecasts are forward-looking statements, and these and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified in Epocrates' Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

        The inclusion of the financial forecasts herein should not be regarded as an indication that Epocrates, athenahealth or any of their respective affiliates or representatives considered or consider the financial forecasts to be necessarily indicative of actual future events, and the financial forecasts should not be relied upon as such. Neither Epocrates nor athenahealth intends to update or otherwise revise the financial forecasts to reflect circumstances existing or arising after the date such financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the financial forecasts are shown to be in error.

        You are cautioned not to place undue reliance on the financial forecasts.

 Vote Required and Recommendation of the Board of Directors

        At a special meeting of our board of directors held on January 6, 2013, our board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated thereby, determined that it was advisable and in the best interests of Epocrates and its stockholders that Epocrates enter into the merger agreement and consummate the merger on the terms and subject to the conditions set forth in the merger agreement, directed that the merger agreement be submitted to a vote for adoption at the Special Meeting, and unanimously recommended that our stockholders adopt the merger agreement and thereby approve the merger.

        Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Epocrates common stock at the close of business on the record date. Abstentions and broker non-votes, if any, will have the same effect as "against" votes with respect to the proposal to adopt the merger agreement.

        Our board of directors recommends that the Epocrates stockholders vote "FOR" the adoption of the merger agreement, and thereby the approve the merger.

 Epocrates Voting Agreements

        In connection with the execution of the merger agreement, each member of our board of directors, consisting of Peter C. Brandt, Philippe O. Chambon, M.D., Ph.D., Gary G. Greenfield, Thomas L. Harrison, Andrew Hurd, Patrick S. Jones, Erick N. Tseng and Mark A. Wan, as well as certain executive officers consisting of Heather A. Gervais, Senior Vice President, Commercial Operations, Matthew A. Kaminer, General Counsel and Secretary, Adam Budish, Senior Vice President, Sales, and significant stockholders of Epocrates consisting of DLJ ESC II, L.P., DLJ Capital Corporation, Sprout Capital IX, L.P., Sprout Entrepreneurs' Fund, L.P. and Three Arch Partners II, L.P. executed a voting agreement with, and delivered an irrevocable proxy to, athenahealth relating to the shares of Epocrates common stock owned by them (which also covers any shares of Epocrates common stock that may be issued upon the exercise of any options and restricted stock units held by such individuals). As of January 7, 2013, the individuals and entities who entered into the voting agreements collectively hold an aggregate of 4,383,961 shares of our common stock (representing approximately 17.5% of our outstanding common stock), options to purchase 1,519,628 shares of our common stock, and restricted stock units to acquire 214,755 shares of our common stock, collectively representing beneficial ownership by this group of 19.5% of our outstanding common stock calculated pursuant to SEC rules.

        Under the voting agreements, these individuals agreed to vote their shares of Epocrates common stock (including any newly acquired shares):

  •
  in favor of adoption and approval of the merger agreement and all other transactions contemplated by the merger agreement as to which stockholders of Epocrates are called upon to vote or consent; and

  •
  against any Competing Transaction (as defined below), or any agreement, transaction, or other matter that is intended to, or would reasonably be expected to, impede, interfere with, materially delay, postpone, or materially and adversely affect the consummation of the merger or any of the other transactions contemplated by the merger agreement.

        Each of these stockholders also agreed not to:

  •
  sell, assign, transfer, tender, or otherwise dispose of any of the securities or options or restricted stock units of Epocrates owned by such stockholder except, subject to certain conditions, for transfers to the stockholder's immediate family or to a trust for the benefit of the stockholder or any member of the stockholder's immediate family

  •
  deposit any of the securities or options or restricted stock units of Epocrates owned by such stockholder into a voting trust or enter into a voting agreement or similar arrangement with respect to such securities or grant any proxy or power of attorney with respect thereto (except as provided herein);

  •
  enter into any contract, option, commitment, or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment, or other disposition of any of the securities or options or restricted stock units of Epocrates owned by such stockholder other than as contemplated by the merger agreement or as described above; or

  •
  take any action that would make any representation or warranty of such stockholder contained in the voting agreement untrue or incorrect or have the effect of preventing, impairing, or disabling such stockholder from performing such stockholder's obligations under the merger agreement.

        The voting agreements terminate upon the earlier of:

  •
  the consummation of the merger;

  •
  the termination of the merger agreement;

  •
  effectiveness of a mutual written agreement of the parties to the voting agreement to terminate the voting agreement; and

  •
  such date and time as any amendment, waiver by Epocrates or change to the merger agreement is effected without such stockholder's consent that (i) reduces the merger consideration, (ii) changes the form of the merger consideration or (iii) materially and adversely affects the stockholder.

        Upon termination of the voting agreement, no party shall have any further obligations; provided, however, that such termination shall not relieve any party from liability for any willful breach of the voting agreement prior to termination hereof.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors in favor of the merger, you should be aware that there are provisions of the merger agreement and other arrangements that will result in some of our directors and executive officers having interests in the merger that are different from, or in addition to, the interests of stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger. Stockholders should take these benefits into account in deciding whether to vote for adoption of the merger agreement and thereby approve the merger. They are set forth below.

Change of Control Benefits Agreements

        Each of our current executive officers is entitled to change of control benefits pursuant to their employment offer letter and option or restricted stock unit grant notice or as may otherwise have been approved by our board of directors, the terms of which are as follows:

Executive Officer	Change of Control Without Termination of Employment	Termination Without Cause or Resignation for Good Reason in Connection With or Within 12 Months Following a Change of Control
Andrew Hurd President, Chief Executive Officer and Interim Chief Financial Officer	• Vesting of 50% of unvested equity awards • Vesting of 25% of the shares subject to the restricted stock unit award granted on December 26, 2012	• 18 months base salary • Up to 12 months COBRA premiums • Vesting of 100% of unvested equity awards • One-year post-termination exercisability of underwater equity awards
Matthew Kaminer, General Counsel and Secretary	• Vesting of 25% of the shares subject to the restricted stock unit award granted on December 26, 2012	• 9 months base salary • Up to 9 months COBRA premiums • Vesting of 100% of unvested equity awards
Heather Gervais, Senior Vice President, Commercial Operations	• Vesting of 25% of the shares subject to the restricted stock unit award granted on December 26, 2012	• 9 months base salary • Up to 9 months COBRA premiums • Vesting of 100% of unvested equity awards
Adam Budish, Senior Vice President, Sales	• Vesting of 25% of the shares subject to the restricted stock unit award granted on December 26, 2012	• 9 months base salary • Up to 9 months COBRA premiums • Vesting of 100% of unvested equity awards
David Ward, Executive Vice President, Business Development	• Vesting of 25% of the shares subject to the restricted stock unit award granted on December 26, 2012	• 9 months base salary • Up to 9 months COBRA premiums • Vesting of 100% of unvested equity awards
Amy Ferretti, Senior Vice President, Marketing	• Vesting of 25% of the shares subject to the restricted stock unit award granted on December 26, 2012	• 9 months base salary • Up to 9 months COBRA premiums • Vesting of 100% of unvested equity awards

        For purposes of the benefits described above:

        "Change of control" for the purposes of Andrew Hurd's benefits means: the consummation of any of the following transactions effecting a change in ownership or control of Epocrates: (i) a merger, consolidation or reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned Epocrates' outstanding voting securities immediately prior to such transaction; (ii) any transfer, sale or other disposition of all or substantially all of Epocrates' assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than Epocrates or a person that directly or indirectly, controls, is controlled by, or is under common control with, Epocrates), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of securities possessing more than fifty percent (50%) of the total combined voting power of the Epocrates' outstanding securities pursuant to a tender or exchange offer made directly to the Epocrates' stockholders.

        "Change of Control" for the purposes of each other executive officer means the consummation by Epocrates of a change of control transaction, whereby fifty percent (50%) or more of the voting stock of Epocrates changes ownership pursuant to such transaction.

        "Cause" means any of the following conduct by the executive: (i) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; (ii) the conviction, plea of guilty, or nolo contendere to any felony (not involving the operation of a motor vehicle), or of any misdemeanor involving moral turpitude; (iii) engagement in any activity that executive knows or should know could materially harm the business or reputation of Epocrates, provided that this subsection (iii) shall not apply to any activity done in a good faith belief by executive that the action taken or omission was in the best interest of Epocrates; (iv) material violation of any statutory, contractual, or common law duty or obligation owed by executive to Epocrates, including, without limitation, the duty of loyalty which causes demonstrable injury to Epocrates; (v) material breach of the confidentiality agreement executed by executive; or (vi) repeated failure, in the reasonable judgment of Epocrates, to substantially perform executive's assigned duties or responsibilities after written notice from Epocrates describing the failure(s) in reasonable detail and executive's failure to cure such failure(s) within thirty (30) days of receiving such written notice, provided that written notice only must be provided if the failure(s) are capable of cure.

        "Good Reason" shall mean one or more of the following conditions that arose without executive's written consent: (i) a relocation of executive's assigned office which results in an increase in executive's one-way commuting distance by more than thirty-five (35) miles; (ii) a material decrease in executive's base salary (except for salary decreases generally applicable to Epocrates' other executive executives); or (iii) a material reduction in the scope of executive's duties or responsibilities from executive's duties and responsibilities in effect immediately prior to the closing date. Notwithstanding the foregoing, executive shall not be deemed to have terminated executive's employment for "Good Reason" unless (i) such termination occurs within ninety (90) days following the initial existence of one or more of the conditions that constitute Good Reason, (ii) executive provides written notice to Epocrates (or any successor entity) of the existence of the Good Reason condition within thirty (30) days following the initial existence of the condition, and (iii) Epocrates (or its successor entity) fails to cure such condition within a period of thirty (30) days following such written notice.

        To be eligible for the benefits upon termination described above, the executive must execute a general release of claims against Epocrates. Subject to certain exceptions for compliance with tax regulations, cash severance benefits shall be paid ratably in equal installments over the applicable period pursuant to Epocrates' regularly scheduled payroll periods commencing on the first regular payroll paydate following the effective date of a participant's "separation from service" and shall be subject to all applicable withholding for federal, state and local taxes.

        Amounts payable pursuant to the change of control benefits agreements discussed above would be reduced under certain circumstances in the event that the provisions of Section 280G and Section 4999 of the Internal Revenue Code would impose an excise tax but for such reduction. Epocrates believes that payments to Mr. Kaminer and Ms. Gervais as a result of the merger pursuant to their change of control benefits agreements could result in the imposition of an excise tax on their change of control benefits and, therefore, Epocrates believes that a reduction of the severance payments, if paid, will be made. Epocrates believes that the payments to Mr. Hurd as a result of the merger pursuant his change of control benefits agreement could result in the imposition of an excise tax; however, because the amounts payable to Mr. Hurd as a result of the merger after giving effect to the imposition of the excise tax would exceed the amounts payable to Mr. Hurd had such payment been reduced to an amount that would not result in the imposition of an excise tax, Epocrates believes the full amounts will be payable to Mr. Hurd.

Additional Retention Bonuses

        On January 6, 2013, the Epocrates compensation committee approved the payment of retention bonuses to Mr. Kaminer of $200,000, to Ms. Gervais of $200,000 and to Mr. Budish of $30,000 (the "Retention Bonuses"). The Retention Bonuses shall be paid upon the earlier of (i) December 31, 2013, or (ii) the date the employee's employment with Epocrates is either (A) terminated by Epocrates or a successor entity without "cause", or (B) terminated by the employee for "good reason"; provided, that, no payment shall be made if the employee's employment is terminated prior to December 31, 2013, (x) by Epocrates or a successor entity for "cause" or (y) by the employee for other than "good reason".

        For purposes of these Retention Bonuses:

        "cause" is defined as any of the following conduct by the employee: (i) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; (ii) the conviction, plea of guilty, or nolo contendere to any felony (not involving the operation of a motor vehicle), or of any misdemeanor involving moral turpitude; (iii) engagement in any activity that employee knows or should know could materially harm the business or reputation of Epocrates, provided that this subsection (iii) shall not apply to any activity done in a good faith belief by employee that the action taken or omission was in the best interest of Epocrates; (iv) material violation of any statutory, contractual, or common law duty or obligation owed by employee to Epocrates, including, without limitation, the duty of loyalty which causes demonstrable injury to Epocrates; (v) material breach of the confidentiality agreement executed by employee; or (vi) repeated failure, in the reasonable judgment of Epocrates, to substantially perform employee's assigned duties or responsibilities after written notice from Epocrates describing the failure(s) in reasonable detail and employee's failure to cure such failure(s) within thirty (30) days of receiving such written notice, provided that written notice only must be provided if the failure(s) are capable of cure; and

        "good reason" is defined as one or more of the following conditions that arose without employee's written consent: (i) a relocation of employee's assigned office which results in an increase in employee's one-way commuting distance by more than thirty-five (35) miles; (ii) a material decrease in employee's base salary (except for salary decreases generally applicable to Epocrates' other executive employees); or (iii) a material reduction in the scope of employee's duties or responsibilities from employee's duties and responsibilities in effect immediately prior to the closing date. Notwithstanding the foregoing, employee shall not be deemed to have terminated employee's employment for "good reason" unless (i) such termination occurs within ninety (90) days following the initial existence of one or more of the conditions that constitute Good Reason, (ii) employee provides written notice to Epocrates (or any successor entity) of the existence of the Good Reason condition within thirty (30) days following the initial existence of the condition, and (iii) Epocrates (or its successor entity) fails to cure such condition within a period of thirty (30) days following such written notice.

Accelerated Vesting of Stock Options and Restricted Stock Units

        All outstanding stock options and restricted stock units will be assumed by athenahealth and will become converted into stock options and restricted stock units for shares of athenahealth's stock as described in this proxy statement in the sections titled "Effect on Epocrates Stock Options" and "Effect on Epocrates Restricted Stock Units." Upon the closing of the merger, (i) 25% of the shares subject to the restricted stock unit awards granted to our executive officers on December 26, 2012 will vest and (ii) 50% of the unvested shares subject to Mr. Hurd's outstanding stock options and restricted stock units will accelerate in full. In addition, immediately prior to the closing of the merger, 100% of the equity awards held by Epocrates' non-employee directors will accelerate. All outstanding equity awards held by each of Mr. Hurd, Mr. Kaminer, Ms. Gervais, Ms. Ferretti, Mr. Budish, and Mr. Ward will accelerate in the event he or she is terminated without cause or resigns for good reason within 12 months following the closing of the merger, as these terms are described above. Other than Mr. Brandt, our former Interim Chief Executive Officer, who continues to serve on our board of directors, no person that served as an executive officer of Epocrates during 2012 that no longer serves as an executive officer continues to hold stock options or restricted stock units.

Executive Officers—No Termination of Employment Occurs in Connection With, or Within 12 Months Following, the Merger

        The table below sets forth, as of January 4, 2013, the number of shares subject to stock options and restricted stock units held by our executive officers, including those for which accelerated vesting will occur, assuming for purposes of these calculations that the merger occurs on March 12, 2013, and the executive officer's employment with Epocrates is not terminated in connection with, or within 12 months following, the merger. The value of the options is calculated by multiplying the number of shares subject to the options by the difference between the per share merger consideration, $11.75, and the weighted average exercise price of the options. The value of the RSUs is calculated by multiplying the number of shares subject to the RSUs by the per share merger consideration, $11.75.

Name	Shares of Common Stock Subject to Options that Vest as a Result of the Merger	Total Shares of Common Stock Subject to All Options	Shares of Common Stock Subject to RSUs that Vest as a Result of the Merger(1)	Shares of Common Stock Subject to All RSUs(1)	Cash Value Of Options that Vest as a Result of the Merger	Cash Value Of All Options	Cash Value Of RSUs that Vest as a Result of the Merger(1)	Cash Value Of All RSUs(1)
Andrew Hurd	400,000	800,000	73,603	126,432	$1,316,000	$2,632,000	$864,835	$1,485,574
Matthew Kaminer	—	100,000	5,206	31,150	—	$88,000	$61,166	$366,011
Heather Gervais	—	19,355	5,206	24,197	—	$28,160	$61,166	$284,319
Adam Budish	—	15,000	2,366	12,839	—	$45,150	$27,801	$150,858
David Ward	—	150,000	5,206	28,180	—	$570,000	$61,166	$331,114
Amy Feretti	—	50,000	2,366	9,464	—	$173,500	$27,801	$111,202

(1)
All RSUs are unvested.

Executive Officers—Termination of Employment Occurs in Connection With, or Within 12 Months Following, the Merger

        The table below sets forth, as of January 4, 2013, the number of shares subject to stock options and restricted stock units held by our executive officers, including those for which accelerated vesting will occur, assuming for purposes of these calculations that the merger occurs on March 12, 2013, and the executive officer's employment with Epocrates is terminated in connection with, or within 12 months following, the merger. The value of the options is calculated by multiplying the number of shares subject to the options by the difference between the per share merger consideration, $11.75, and the weighted average exercise price of the options. The value of the RSUs is calculated by multiplying the number of shares subject to the RSUs by the per share merger consideration, $11.75.

Name	Shares of Common Stock Subject to Options that Vest as a Result of the Merger	Total Shares of Common Stock Subject to All Options	Shares of Common Stock Subject to RSUs that Vest as a Result of the Merger(1)	Shares of Common Stock Subject to All RSUs(1)	Cash Value Of Options that Vest as a Result of the Merger	Cash Value Of All Options	Cash Value Of RSUs that Vest as a Result of the Merger(1)	Cash Value Of All RSUs(1)
Andrew Hurd	800,000	800,000	126,432	126,432	$2,632,000	$2,632,000	$1,485,574	$1,485,574
Matthew Kaminer	75,834	100,000	31,150	31,150	$71,868	$88,000	$366,011	$366,011
Heather Gervais	19,355	27,790	24,197	24,197	$22,998	$28,160	$284,319	$284,319
Adam Budish	11,750	15,000	12,839	12,839	$35,368	$45,150	$150,858	$150,858
David Ward	150,000	150,000	28,180	28,180	$570,000	$570,000	$331,114	$331,114
Amy Ferretti	50,000	50,000	9,464	9,464	$173,500	$173,500	$111,202	$111,202

(1)
All RSUs are unvested.

Non-Employee Directors

        The table below sets forth, as of January 4, 2013, the number of shares subject to stock options held by our non-employee directors, including those for which accelerated vesting will occur, assuming for purposes of these calculations that the merger occurs on March 12, 2013. The value of the options is calculated by multiplying the number of shares subject to the options by the difference between the merger consideration, $11.75, and the weighted average exercise price of the options.

Name	Shares of Common Stock Subject to Options that Vest as a Result of the Merger	Total Shares of Common Stock Subject to All Options	Cash Value of Options that Vest as a Result of the Merger	Total Cash Value of All Options
Philippe O. Chambon	7,860	55,020	$28,375	$67,400
Gary Greenfield	7,860	31,440	$28,375	$42,562
Thomas L. Harrison	7,860	187,329	$28,375	$1,058,125
Patrick S. Jones	7,860	132,309	$28,375	$496,213
Erick Tseng	7,860	31,440	$28,375	$61,033
Mark A. Wan	7,860	55,020	$28,375	$67,400
Peter Brandt	7,860	143,230	$28,375	$343,562

New Management Arrangements

        As of the date of this proxy statement, neither Epocrates nor athenahealth have entered into employment agreements with our executive officers in connection with the merger. Prior to the effective time of the merger, athenahealth or its affiliates may initiate negotiations of agreements with our executive officers regarding compensation and benefits, and may enter into agreements regarding continued employment, in each case on a prospective basis following the completion of the merger.

Summary of Merger-Related Compensation to be Paid Executive Officers

        In accordance with Item 402(t) of the SEC's Regulation S-K, the following table sets forth—for Epocrates' "named executive officers" as that term is defined in Item 402(a) of the SEC's Regulation S-K—certain compensation related to the merger. This table summarizes the dollar value of change of control benefits pursuant to the terms of the change of control agreements with the named executive officers, assuming the executive officers' employment with Epocrates is terminated upon the closing of the merger under conditions that trigger the change of control severance benefits described above. Patrick Spangler, who served as Epocrates' Chief Financial Officer until his resignation on August 15, 2012, will not receive any compensation related to the merger, and so is not included in the table.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total
Andrew Hurd President, Chief Executive Officer and Interim Chief Financial Officer	$585,000	$4,117,574	$18,516	$4,721,090
Peter Brandt Former Interim Chief Executive Officer	$0	$494,062	$0	$494,062
Matthew Kaminer General Counsel and Secretary	$387,500	$454,011	$13,887	$855,398
Heather Gervais Senior Vice President Commercial Operations	$380,000	$312,479	$13,887	$706,366
David Ward Executive Vice President Business Development	$172,500	$901,114	$13,887	$1,087,501
Amy Ferretti Senior Vice President Marketing	$172,500	$284,702	$13,887	$471,089
Adam Budish Senior Vice President Sales	$217,500	$196,008	$13,887	$427,395

(1)
Represents (i) cash severance payable pursuant to the terms of the named executive officer's employment offer letter and (ii) payment of the Retention Bonus described above. The values in this column represent severance benefits calculated on the basis of each named executive officer's current annual base salary, which is $390,000 for Mr. Hurd, $250,000 for Mr. Kaminer, $240,000 for Ms. Gervais, $230,000 for Mr. Ward, $230,000 for Ms. Ferretti and $250,000 for Mr. Budish. The Retention Bonuses payable to each of the named executive officers are $200,000 for Mr. Kaminer, $200,000 for Ms. Gervais and $30,000 for Mr. Budish.

(2)
Represents the sum of: (a) the aggregate amount, for all stock options held by the executive officer with an exercise price less than $11.75 for which vesting would be accelerated, of the difference between $11.75, the per share merger consideration, and the aggregate exercise prices of the stock option; and (b) $11.75, the per share merger consideration, for all restricted stock units held by the executive officer for which vesting would be accelerated. If the executive officer's employment is not terminated within 12 months of the merger, or is terminated within 12 months of the merger under circumstances in which the executive officer is not entitled to change of control benefits, then no stock options or restricted stock units would accelerate, other than with respect to Mr. Hurd. Mr. Hurd is entitled to accelerated vesting of 50% of the unvested stock options and restricted stock units that he holds immediately upon the merger occurring, which vesting has a value, as calculated as described above, of $2,265,699.63. In addition, upon the closing of the merger, 25% of the shares subject to the restricted stock unit awards granted to our executive officers on December 26, 2012 will vest.

(3)
Consists solely of estimated health insurance premiums to continue health insurance coverage at Epocrates' expense for nine (9) months (twelve (12) months in the case of Mr. Hurd) following the closing of the merger. These amounts are payable only if the named executive officer's employment is terminated without cause, or the named executive officer resigns for good reason, in connection with or within twelve (12) months following the merger.

Indemnification of Directors and Executive Officers and Insurance

        The merger agreement provides that, for six years following the consummation of the merger, athenahealth will cause the surviving corporation in the merger to indemnify and hold harmless all past and present directors, officers and employees of Epocrates (the "Indemnified Persons") with respect to all acts or omissions by them in their respective capacities occurring at or prior to the completion of the merger to the same extent such persons are indemnified as of the date of the merger agreement by Epocrates pursuant to (i) the Epocrates certificate of incorporation or bylaws as in effect on the date of the merger agreement and (ii) indemnification agreements, if any, in existence on the date of the merger agreement with any directors, officers or employees of Epocrates.

        The merger agreement further provides that until the sixth anniversary of the completion of the merger, the certificate of incorporation and bylaws of the surviving corporation in the merger will contain provisions with respect to exculpation and indemnification that are at least as favorable to the officers and directors of Epocrates as those contained in the certificate of incorporation and bylaws of Epocrates as currently in effect.

        The merger agreement further provides that through the sixth anniversary of the completion of the merger, the surviving corporation in the merger will maintain "tail" insurance or other insurance policies with respect to directors' and officers' liability insurance relating to matters occurring prior to the completion of the merger, in an amount and scope at least as favorable as the coverage applicable to directors and officers of Epocrates as of the completion of the merger; provided, however, that if such "tail" or other policies are not available at an annual cost not greater than 200% of the last annual premium paid prior to the date of the merger agreement under such policy, then the surviving corporation shall cause to be obtained as much comparable insurance as can reasonably be obtained in its good faith judgment at a cost up to but not exceeding such insurance cap.

Appraisal Rights

        If the merger is completed, holders of Epocrates common stock will be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("Section 262"), provided that they comply with the conditions established by Section 262.

        The discussion below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

        A record holder of shares of Epocrates common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the completion of the merger, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the adoption of the merger agreement nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Epocrates common stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Epocrates common stock" are to the record holder or holders of shares of Epocrates common stock. Except as set forth herein, stockholders of Epocrates will not be entitled to appraisal rights in connection with the merger.

        Under Section 262, where a merger is to be submitted for adoption at a meeting of stockholders, such as the Special Meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement shall constitute such notice to the record holders of Epocrates common stock.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. Those conditions include the following:

  •
  Stockholders electing to exercise appraisal rights must not vote "for" the adoption of the merger agreement. Also, because a submitted proxy not marked "against" or "abstain" will be voted "for" the proposal to adopt the merger agreement, the submission of a proxy not marked "against" or "abstain" will result in the waiver of appraisal rights.

  •
  A written demand for appraisal of shares must be delivered to us before the taking of the vote on the merger agreement at the Special Meeting on March 11, 2013. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder thereby intends to demand appraisal of his or her Epocrates common stock. The written demand for appraisal of shares is in addition to and separate from a vote against the adoption of the merger agreement or an abstention from such vote. Merely voting against the adoption of the merger agreement will not preserve your right of appraisal or constitute written demand for appraisal under Delaware law.

  •
  A demand for appraisal should be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Epocrates common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

  •
  A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Epocrates at 1100 Park Place, Suite 300, San Mateo, California 94403, Attention: Corporate Secretary.

        Within ten days after the completion of the merger, the surviving corporation must provide notice of the completion of the merger to all of our stockholders who have complied with Section 262 and have not voted for the adoption of the merger agreement.

        Within 120 days after the completion of the merger, either the surviving corporation or any stockholder who has complied with the required conditions of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of the surviving corporation to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Epocrates common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        Within 120 days after the completion of the merger, any stockholder who has satisfied the requirements of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Epocrates common stock not voting in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received by Epocrates or the surviving corporation and the number of holders of such shares. Such statement must be mailed within 10 days after the stockholders' request has been received by the surviving corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the surviving corporation the statement described in this paragraph.

        If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Epocrates common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        Although we believe that the $11.75 per share cash consideration payable in the merger is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive pursuant to the merger agreement. Moreover, we do not anticipate that the surviving corporation will offer more than the $11.75 per share cash consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Epocrates common stock is less than the $11.75 per share merger consideration. In determining "fair value", the Delaware Court is required to take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be exclusive of any element of value arising from the accomplishment or expectation of the merger. The Delaware Supreme Court has stated that such exclusion is a narrow exclusion that does not encompass known elements of value, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. The Delaware Supreme Court has construed Section 262 to mean that elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.

        The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the completion of the merger.

        At any time within 60 days after the completion of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the $11.75 per share cash consideration offered in the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with the consent of the surviving corporation. If no petition for appraisal is filed with the court within 120 days after the completion of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as the surviving corporation will have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the surviving corporation a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the completion of the merger will require written approval of the surviving corporation and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger, as set forth in the relevant provisions of Section 262.

        Failure by any Epocrates stockholder to comply fully with the procedures described above and set forth in Annex C to this proxy statement may result in termination of such stockholder's appraisal rights. In view of the complexity of exercising your appraisal rights under Delaware law, if you are considering exercising these rights you should consult with your legal counsel.

Delisting and Deregistration of Our Common Stock

        If the merger is completed, Epocrates common stock will be delisted from the NASDAQ Global Select Market and will be deregistered under the Securities Exchange Act of 1934.

Material U. S. Federal Income Tax Consequences of the Merger

        The following summary is a general discussion of the material U.S. federal income tax consequences to our stockholders whose common stock is converted into cash in the merger. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to our stockholders as described herein. No ruling from the Internal Revenue Service has been or will be sought with respect to any aspect of the transactions described herein, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. This summary is for the general information of our stockholders only and does not purport to be a complete analysis of all potential tax effects of the merger. Accordingly, our stockholders should consult their own tax advisors with respect to the particular tax consequences to them of the merger, including applicable federal state, local and foreign tax consequences. For example, this summary does not consider the effect of any applicable state, local, or foreign income tax laws, or of any tax laws other than income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of Epocrates common stock other than pursuant to the merger, or the tax consequences to holders of options issued by Epocrates which are assumed, replaced, exercised, or converted, as the case may be, in connection with the merger. In addition, it does not address all aspects of U.S. federal income taxation that may affect particular Epocrates stockholders in light of their particular circumstances, including holders:

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  who are subject to special tax rules such as broker-dealers and traders in securities, non-U.S. individuals or entities, certain former U.S. citizens or long-term residents, financial institutions, persons who hold their Epocrates common stock in the name of or through a foreign financial institution or other foreign entity, mutual funds, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities, investors in partnerships and other pass-through entities, insurance companies, or tax-exempt entities;

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  who are subject to the alternative minimum tax provisions of the Code;

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  who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

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  who hold their shares as a hedge or as part of a hedging, straddle, conversion transaction, synthetic security, integrated investment or other risk reduction strategy;

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  who hold common stock which constitutes qualified small business stock for purposes of Section 1202 of the Code; or

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  who do not hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

        The conversion of Epocrates common stock into cash in the merger will be a taxable transaction. Generally, this means that our stockholders will recognize a capital gain or loss equal to the difference between (1) the amount of cash they receive in the merger, and (2) their adjusted tax basis in their Epocrates common stock. For this purpose, Epocrates stockholders who acquired different blocks of shares of Epocrates common stock at different times for different prices must calculate gain or loss separately for each identifiable block of shares of Epocrates common stock surrendered in the exchange.

        This gain or loss will be long-term if the holder has held Epocrates common stock for more than one year as of the date of the completion of the merger. Long-term capital gains recognized by non-corporate stockholders generally are taxable at preferential rates relative to the rates applicable to other forms of income. Capital losses are subject to limitations on deductibility for both corporations and individuals.

        An Epocrates stockholder may be subject to backup withholding with respect to certain reportable payments including taxable proceeds received in exchange for the stockholder's shares of Epocrates common stock in the merger. Backup withholding will generally not apply, however, to a Epocrates stockholder who furnishes the paying agent with a correct taxpayer identification number on Form W-9 (and who does not subsequently become subject to backup withholding) or who otherwise establishes a basis for exemption from backup withholding (such as a corporation). In addition, certain foreign persons (such as certain nonresident aliens) may establish an exemption from, or a reduced rate of, backup withholding by delivering the proper version of Form W-8 to the paying representative. Each Epocrates stockholder and, if applicable, each other payee, should complete and sign the Form W-9 included with the letter of transmittal (or other applicable form such as a Form W-8) to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying representative. Epocrates stockholders who fail to provide their correct taxpayer identification numbers and the appropriate certifications, or to establish an exemption as described above, will be subject to backup withholding on cash they receive in the merger and may be subject to penalties imposed by the IRS. If the paying representative withholds on a payment to a stockholder, the stockholder should contact its tax advisor regarding the possibility of obtaining a refund or credit of any such withheld amounts.

        The foregoing discussion of the U.S. federal income tax consequences of the merger is for our stockholders' general information only. Accordingly, our stockholders should consult their own tax advisors with respect to the tax consequences to them of the merger under their particular circumstances, including the applicable federal, state, local, and foreign tax consequences.

 Antitrust Matters

        Under the HSR Act and the rules that have been promulgated under the HSR Act, acquisitions of a sufficient size may not be completed unless information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting period requirements have been satisfied or early termination of the waiting period has been granted. The merger of Epocrates with Merger Sub and the conversion of shares of Epocrates stock into the right to receive the merger consideration was subject to the provisions of the HSR Act. Under the HSR Act, the merger could not be completed until the expiration or early termination of the waiting period following the filing of Hart-Scott-Rodino Notification and Report Forms by athenahealth and Epocrates. Both athenahealth and Epocrates filed the required notification and report forms, and on February 1, 2013, the Federal Trade Commission informed us that early termination of the HSR Act waiting period had been granted.

        At any time before or after the completion of the merger, notwithstanding that the applicable waiting period has ended or approval has been granted, any state, foreign country, or private individual could take action to enjoin the merger under the antitrust laws as it deems necessary or desirable in the public interest or any private party could seek to enjoin the merger on anti-competitive grounds. We cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, that we will prevail.

Legal Proceedings Related to the Merger

        On January 11, 2013, a complaint was filed in San Mateo County Superior Court captioned Bushansky v. Epocrates, Inc., et al., Case No. 519078, on behalf of a putative class of Epocrates' shareholders against Epocrates and each member of the Epocrates board challenging the proposed merger. On January 25, 2013, a similar complaint was filed in San Mateo County Superior Court captioned DeJoice v. Epocrates, et al., Case No. 519461. This complaint alleges similar allegations against Epocrates and each member of the Epocrates board and includes a claim against athenahealth, for aiding and abetting a breach of fiduciary duty. On January 31, 2013, the Bushansky complaint was amended to include additional allegations. Plaintiffs allege, among other things, that the Epocrates directors breached their fiduciary duties by allegedly agreeing to sell Epocrates at an unfair and inadequate price, by allegedly failing to take steps to maximize the sale price of Epocrates and by allegedly making material omissions to the preliminary proxy statement dated January 25, 2013. The complaints seek to enjoin the merger, other equitable relief and money damages. If the plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the merger pursuant to the terms of the merger agreement, such an injunction may prevent the completion of the merger in the expected timeframe (or altogether). Epocrates believes that these suits lack merit and intends to vigorously defend against these claims.

 THE MERGER AGREEMENT

        The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement is included as Annex A to this proxy statement. We encourage you to read it carefully and in its entirety. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Epocrates. Such information can be found elsewhere in this proxy statement and in the other public filings Epocrates makes with the SEC, which are available without charge at www.sec.gov.

Merger Consideration

        Upon completion of the merger, each outstanding share of Epocrates common stock (other than shares held by stockholders who demand and perfect their appraisal rights) will be converted into the right to receive $11.75 in cash, without interest. The price of $11.75 per share was determined through arm's-length negotiations between us and athenahealth. Upon completion of the merger, no shares of Epocrates common stock will remain outstanding, and all such shares and awards will automatically be canceled and will cease to exist.

Conversion of Shares; Procedures for Exchange of Certificates

        Effective automatically upon completion of the merger, you will have the right to receive $11.75 per share of Epocrates common stock in cash, without interest. Prior to the completion of the merger, athenahealth will designate Computershare LLC or such other bank or trust company that may be reasonably satisfactory to us to act as paying agent under the merger agreement. The merger agreement provides that athenahealth will deposit with the paying agent, in trust for the benefit of the holders of shares of Epocrates common stock and for exchange in accordance with the terms of the merger agreement, cash amounts sufficient to enable the paying agent to pay the aggregate merger consideration.

        The merger agreement provides that, promptly after the completion of the merger, athenahealth will cause the paying agent to mail to each record holder of certificates representing outstanding shares of Epocrates common stock whose shares were converted into the right to receive the merger consideration a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration. No stockholder should surrender any certificates until the stockholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the paying agent, together with a letter of transmittal, duly completed and executed in accordance with the instructions, and such other documents as required pursuant to such instructions, the holder of such certificate will be entitled to receive the merger consideration into which the number of shares of Epocrates common stock previously represented by such stock certificate shall have been converted pursuant to the merger agreement, without any interest thereon. The certificates so surrendered will be canceled. With respect to outstanding shares of Epocrates common stock not represented by certificates, but rather by book-entry, the merger agreement provides that upon receipt of agent's message by the paying agent with respect to such book-entry shares the holder of such book-entry shares will be entitled to receive the merger consideration into which the number of book-entry shares of Epocrates common stock shall have been converted pursuant to the merger agreement, without any interest thereon.

        If your stock certificate has been lost, stolen or destroyed, the paying agent will deliver to you the applicable merger consideration for the shares represented by that certificate if:

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  you make an affidavit claiming such certificate has been lost, stolen or destroyed; and

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  if required by the surviving corporation or the paying agent, you post a bond in such reasonable amount as the surviving corporation or the paying agent may direct as indemnity against any claim that may be made with respect to that certificate against athenahealth, Epocrates or the paying agent.

        You should not send your certificates now and should send them only pursuant to instructions set forth in the letters of transmittal to be mailed to stockholders promptly after the completion of the merger. In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and such letters of transmittal.

        The merger agreement provides that, six months after the completion of the merger, the paying agent will deliver to athenahealth, upon demand, any funds made available to the paying representative which have not been disbursed to holders of Epocrates common stock, and that any holders of certificates who have not complied with the above-described procedures to receive payment of the merger consideration during such six-month period may thereafter look only to athenahealth for payment of the merger consideration to which they are entitled, without any interest thereon.

        The cash paid to you upon conversion of your shares of Epocrates common stock will be issued in full satisfaction of all rights relating to the shares of Epocrates common stock.

Effect on Epocrates Stock Options

        The merger agreement provides that, effective automatically upon completion of the merger, all options to purchase Epocrates' common stock that are outstanding immediately prior to the completion of the merger whether or not exercisable and whether or not vested, will remain outstanding following the completion of the merger. Upon the completion of the merger such options will be assumed by athenahealth subject to the terms of the applicable Epocrates equity plan and any option agreement evidencing such option (the "Assumed Option"). Each Assumed Option will be exercisable upon the same terms and conditions as under the applicable Epocrates equity plan and the applicable option agreement issued thereunder, except that (a) each such Assumed Option will be exercisable for that whole number of shares of athenahealth common stock (rounded down to the nearest whole share) equal to the number of shares of Epocrates common stock subject to the Assumed Option immediately prior to the completion of the merger multiplied by the conversion ratio (as described below); and (b) the option price per share of athenahealth common stock issuable upon exercise of each Assumed Option shall be determined by dividing the per share exercise price of Epocrates common stock subject to such Assumed Option, as in effect immediately prior to the completion of the merger agreement, by the conversion ratio (as described below), and rounding the resulting exercise price to the nearest whole cent. Each Assumed Option will otherwise be subject to the same terms and conditions as such Epocrates stock option prior to the completion of the merger. The conversion ratio will be equal to the fraction having a numerator equal to $11.75 and having a denominator equal to the average of the closing sale prices of a share of athenahealth common stock as reported on the NASDAQ Global Select Market for each of the ten consecutive trading days ending on the second trading day prior to the completion of the merger.

Effect on Epocrates Restricted Stock Units

        Each restricted stock unit of Epocrates that is outstanding and unvested as of the completion of the merger will remain outstanding following the completion of the merger and be assumed by athenahealth subject to the terms of the applicable Epocrates equity plan and any restricted stock unit agreement evidencing such restricted stock unit (the "Assumed RSU"). Each Assumed RSU will continue to be subject to the same terms and conditions related to the applicable Assumed RSU immediately prior to the completion of the merger (including any vesting provisions), except that each Assumed RSU shall be converted into the right to receive that number of whole shares of athenahealth common stock (or an amount in cash in respect thereof for a cash settled Assumed RSU) equal to the product of the conversion ratio, described above, multiplied by the number of shares of Epocrates common stock subject to the Assumed RSU immediately prior to the completion of the merger agreement, rounded down to the nearest whole number of shares of athenahealth common stock. All outstanding rights that Epocrates may hold immediately prior to the completion of the merger with respect to the forfeiture of shares of Epocrates common stock subject to any Assumed RSU described will be assigned to athenahealth and will be held by athenahealth upon the same terms and conditions in effect immediately prior to the completion of the merger, except that the shares forfeitable pursuant to such rights shall be appropriately adjusted to reflect the merger consideration.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by athenahealth and Epocrates and specified in the certificate of merger. The filing of the certificate of merger will occur on the closing date. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, upon the completion of the merger, Merger Sub, a direct wholly-owned subsidiary of athenahealth and a party to the merger agreement, will merge with and into Epocrates. Epocrates will survive the merger as a direct wholly-owned subsidiary of athenahealth.

Representations and Warranties

        The merger agreement contains representations and warranties of each party to the agreement made to and solely for the benefit of each other that were negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the merger (based on the closing conditions in the merger agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to the stockholders of Epocrates or athenahealth or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Further, the representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Merger Sub" in Articles III and IV, respectively, of the merger agreement attached as Annex A to this proxy statement. However, the assertions embodied in the representations and warranties made by Epocrates are qualified by information and statements made in a confidential disclosure letter that Epocrates provided to athenahealth in connection with the signing of the merger agreement. While Epocrates does not believe that such disclosure letter contains information that applicable securities laws require it to publicly disclose (other than information that has already been so disclosed), the disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts, since such representations and warranties were made by the parties to the merger agreement to and solely for the benefit of each other, and they are modified in important part by the underlying disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in Epocrates' public disclosures.

        The merger agreement contains representations and warranties of Epocrates as to, among other things:

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  our organization, good standing and corporate power;

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  our subsidiaries;

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  our certificate of incorporation and bylaws;

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  our capital structure;

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  our corporate power and authority to execute the merger agreement and consummate our obligations under the merger agreement;

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  the absence of conflicts with, or violations of, our organizational documents, applicable legal requirements, governmental authorizations or certain of our contracts or the creation of any lien or encumbrances on any property or asset of Epocrates as a result of the merger;

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  governmental consents, approvals, authorizations and permits required to be obtained to consummate the merger;

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  possession by us of and compliance by us with all governmental authorizations necessary to operate Epocrates' business;

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  compliance by us with laws and permits;

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  our SEC filings, financial statements, liabilities and internal controls;

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  the absence of certain changes or events between September 30, 2012 and the date of the merger agreement;

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  our liabilities;

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  legal proceedings and investigations;

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  our employee benefits plans, employee benefit matters and labor matters;

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  the accuracy of our disclosure in this proxy statement;

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  title to our properties;

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  our leased and subleased real property;

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  our intellectual property;

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  taxes;

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  information relating to our contracts;

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  our insurance policies;

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  our customers and suppliers;

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  the status of our governmental authorizations;

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  the absence of restrictions on our business;

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  the absence of unlawful payments made by us or our agents;

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  transactions with affiliates;

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  our privacy policies and our database;

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  our account receivables;

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  the opinion of our financial advisor;

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  fees due to our brokers and other advisors; and

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  our compliance with takeover statutes and the absence of rights plans.

        In addition, the merger agreement contains representations and warranties by athenahealth and Merger Sub as to:

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  their organization and corporate power;

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  their authorization and approval of the merger agreement and the enforceability of the merger agreement against them;

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  the absence of conflicts with, or violations of, their organizational documents, applicable legal requirements, governmental authorizations or their contracts as a result of the merger;

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  availability of funds to pay the merger consideration;

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  the absence of fees payable by them to brokers, finders or investment bankers other than Linnemann Associates;

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  the absence of any existing affiliation of athenahealth and Merger Sub with us;

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  the accuracy of the disclosure provided by athenahealth and Merger Sub for inclusion in this proxy statement; and

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  no reliance of representations made by us other than the representations set forth in the merger agreement.

        The merger agreement provides that the representations and warranties of Epocrates, athenahealth and Merger Sub will not survive the completion of the merger.

Covenants

  Conduct of Epocrates Business

        We have agreed in the merger agreement that, except as expressly contemplated by the merger agreement, and except for certain actions set forth in the disclosure letter or otherwise consented to by athenahealth in writing, between the date of the merger agreement and the earlier of the termination of the merger agreement or the completion of the merger, we and our subsidiaries will (a) operate our respective businesses in the ordinary course and consistent with past practices; and (b) use our commercially reasonable efforts to:

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  preserve substantially intact our business organization goodwill and our other existing assets;

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  keep available the services of our current officers, employees and consultants;

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  maintain and preserve intact our current relationships with customers, suppliers, distributors, creditors and other persons with which we have significant business relations; and

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  comply in all material respects with applicable law.

        In addition, we have agreed in the merger agreement that, except as expressly contemplated by the merger agreement, and except for certain actions set forth in the disclosure letter or otherwise consented to by athenahealth in writing, between the date of the merger agreement and the earlier of the termination of the merger agreement or the completion of the merger, neither we nor any of our subsidiaries may, without athenahealth's written consent:

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  amend or change our certificate of incorporation or bylaws;

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  issue, sell, pledge, dispose of, grant, award or encumber, or authorize the issuance, sale, pledge, disposition, grant, award or encumbrance of, any shares of any class of our capital stock or the capital stock of our subsidiaries, or any options, warrants, convertible securities or other rights or equity of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of us or any of our subsidiaries (except for the issuance of shares issuable pursuant to employee stock options outstanding on the date of the merger agreement);

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  sell, pledge, dispose of, grant or encumber, or permit an encumbrance to exist on, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any our material assets or the material assets of our subsidiaries;

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  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our capital stock;

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  adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of our capital stock;

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  (a) acquire any corporation, partnership, other business organization or any division thereof or any material amount of assets; (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of our assets except in the ordinary course of business and consistent with past practice; (c) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice and provided such contract or agreement shall not involve any discounts in excess of 25%; (d) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $450,000 for us and our subsidiaries taken as a whole, except as consistent with our business plans that have been disclosed to athenahealth; or (e) enter into or amend any contract, agreement, commitment or arrangement with respect to any contract or matter set forth in the foregoing clauses;

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  (a) hire any employees in the position of Vice President or above; (b) take any action which could reasonably be expected to give rise to a claim for "good reason" or any similar claim by any employee; or (c) terminate the employment of employees in the position of Vice President or above (other than for cause, so long as prior notice of such termination is given to athenahealth);

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  hire any additional employees or increase the compensation payable or to become payable or the benefits provided to our directors, officers, employees or independent contractors, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any of our and our subsidiaries' directors, officers, employees or other independent contractors, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, employee or independent contractor, or loan or advance any money or property to any director, officer, employee or independent contractor, or grant any equity or equity-based awards;

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  exercise our discretion with respect to or otherwise voluntarily accelerate the lapse of restriction or vesting of any options to purchase our common stock or our restricted stock units as a result of the merger, any other change of control of Epocrates or otherwise;

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  terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees (other than layoffs of less than 10 employees in any six-month period in the ordinary course of business consistent with past practice) or implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future;

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  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

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  make, change or rescind any material tax election, settle or compromise any material United States federal, state, local or non-United States income tax liability, change an annual accounting period, adopt or change any accounting method, file any material amended tax return, enter into any closing agreement, surrender any right to claim a refund of material taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to us or any of our subsidiaries;

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  pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in our balance sheet as of September 30, 2012 or subsequently incurred in the ordinary course of business and consistent with past practice;

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  enter into, amend, modify, in a manner that is adverse to us, or consent to the termination of material contracts (other than terminations consented to in the ordinary course of business, consistent with past practice and without financial penalty to us or our subsidiaries), or enter into, amend, waive, modify, in a manner that is adverse to us, or consent to the termination of our or any of our subsidiaries' rights thereunder (other than terminations consented to in the ordinary course of business, consistent with past practice and without financial penalty to us or any of our subsidiaries);

  •
  commence, compromise, settle or come to an arrangement regarding, or agree or consent to compromise, settle or come to an arrangement regarding, any action;

  •
  permit any item of our intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect our interest in each and every item of such intellectual property;

  •
  (a) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any Epocrates' intellectual property or Epocrates' licensed intellectual property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and material taxes, to maintain and protect its interest in Epocrates' intellectual property or Epocrates' licensed intellectual property; (b) grant to any third party any license, or enter into any covenant not to sue, with respect to any Epocrates' intellectual property or Epocrates' licensed intellectual property, except in the ordinary course of business consistent with past practice; (c) develop, create or invent any intellectual property jointly with any third party, except under existing arrangements that have been disclosed to athenahealth; (d) disclose or allow to be disclosed any confidential information or confidential Epocrates' intellectual property or Epocrates' licensed Intellectual property to any person, other than employees of Epocrates or our subsidiaries that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, except under existing arrangements that have been disclosed to athenahealth; or (e) fail to notify athenahealth promptly of any infringement, misappropriation or other violation of or conflict with any material Epocrates' intellectual property or Epocrates' licensed Intellectual property of which Epocrates or any of our subsidiaries becomes aware and to consult with athenahealth regarding the actions (if any) to take to protect such Epocrates' intellectual property or Epocrates' licensed Intellectual property;

  •
  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

  •
  fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with our and our subsidiaries' past practice;

  •
  write down or write up or fail to write down or write up the value of any receivables or revalue any of our assets, other than in the ordinary course of business and in accordance with GAAP;

  •
  form any subsidiary;

  •
  enter into any agreement, understanding or arrangement with respect to the voting or registration of our capital stock or the capital stock of any of our subsidiaries;

  •
  take any action to render inapplicable, or to exempt any third party from, the provisions of any antitakeover laws of any governmental authority;

  •
  knowingly take or fail to take any action in breach of the merger agreement or for the purpose of materially delaying or preventing (or which would be reasonably expected to materially delay or prevent) the consummation of the transactions contemplated by the merger agreement;

  •
  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of us or any of our subsidiaries; or

  •
  announce an intention, authorize, resolve, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing or any other action inconsistent with the foregoing.

        The covenants in the merger agreement relating to the conduct of our business are complicated and not easily summarized. You are urged to read carefully and in its entirety Section 5.01 of the merger agreement entitled "Conduct of Business by the Company Pending the Merger" in Annex A to this proxy statement.

  No Solicitation of Competing Transactions by Epocrates

        We have agreed in the merger agreement to certain limitations on our ability to take action with respect to alternative transaction proposals or inquiries. Except as set forth below, we have agreed to not and have agreed that our subsidiaries will not, and that we will cause our and our subsidiaries' agents, advisors and other representatives, not to, and we will not authorize or permit our employees to, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing nonpublic information or assistance), or take any other action intended to induce or facilitate, any inquiries with respect to, or the making of any indication of interest, proposal or offer (including, without limitation, any indication of interest, proposal or offer to our stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below);

  •
  enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction;

  •
  agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to or reasonably likely to lead to any Competing Transaction (except for certain confidentiality agreements) or enter into any contract, arrangement or agreement in principal requiring us to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement or resolve, propose or agree to do any of the foregoing;

  •
  terminate, amend, waive or fail to use commercially reasonable efforts to enforce any rights under any "standstill" or other similar agreement between us or any of our subsidiaries and any person; or

  •
  authorize or permit any of our or our subsidiaries' officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by us or any of our subsidiaries, to take any such action (the obligations described in the foregoing bullet points, other than the obligations relating "standstill" agreements, shall be referred to as the "Specified No Solicitation Obligations").

        Notwithstanding these limitations, the merger agreement provides that, prior to the Special Meeting, our board of directors may furnish information to, and enter into discussions and negotiations with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction (a "Qualified Bidder") if, and only if,

  •
  such proposal or offer did not result from a breach by us of our no-solicitation obligation or our obligations relating to change of the board recommendation set forth in the merger agreement;

  •
  our board of directors has determined, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation), that such proposal or offer constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) and our board of directors determines in good faith (after consultation with outside legal counsel) that, the failure to take such action by our board would be inconsistent with its fiduciary duties under applicable law;

  •
  our board of directors has provided written notice to athenahealth of its intent to furnish information or enter into discussions and negotiations with such Qualified Bidder at least one business day prior to taking any such action and shall provide athenahealth with at least forty-eight hours prior written notice (or such shorter period of time as given to the members of our board) of any meeting of our board or any committee thereof at which our board or such committee is expected to consider any Competing Transaction;

  •
  our board of directors has obtained from such Qualified Bidder (if one does not already exist) an executed confidentiality agreement (the terms of which are no less favorable to us than those contained in the confidentiality agreement with athenahealth); and

  •
  we simultaneously provide or make available to athenahealth any non-public information concerning us or our subsidiaries provided or made available to such Qualified Bidder which was not previously provided or made available to athenahealth.

        We are required by the merger agreement to update athenahealth as to any material development with respect to any discussions and negotiations with respect to a Competing Transaction. We are further required to notify athenahealth as promptly as practicable (and in any event within twenty-four hours after we attain knowledge thereof if such knowledge is obtained in writing or one business day if such knowledge is obtained in any other manner), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. We are also required by the merger agreement to immediately cease and cause to be terminated all existing activities, discussions or negotiations with any parties conducted with respect to or which would reasonably be expected to lead to a Competing Transaction.

        Under the merger agreement, a "Competing Transaction" means any of the following transactions or series of related transactions (other than the merger):

  •
  any merger, tender offer, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving us;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets that constitute at least 15% of the assets of Epocrates and its subsidiaries, taken as a whole;

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  any sale, exchange, transfer or other disposition of 15% or more of any class of our equity securities; or

  •
  any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of our equity securities.

        Under the merger agreement, "Superior Proposal" means, with respect to us, an unsolicited bona fide offer or proposal made by a third party with respect to a Competing Transaction on terms and conditions that our board of directors determines, in its good faith judgment, after having received the advice of a financial advisor of internationally recognized reputation and outside legal counsel, and taking into account all legal, financial and regulatory and other aspects of the proposal (including timing) and any changes to the terms of the merger agreement proposed by athenahealth in response to such offer or proposal or otherwise, to be more favorable, including from a financial point of view, to our stockholders than the merger and which is reasonably likely to be consummated, provided that, for purposes of this definition of "Superior Proposal," each reference to "15%" in the definition of "Competing Transaction" contained herein shall be deemed to be a reference to "50%."

  Epocrates Stockholders Meeting

        Pursuant to the terms of the merger agreement, Epocrates agreed to establish, as promptly as practicable after the date of the merger agreement, a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Special Meeting"), which Epocrates shall cause to occur as soon as commercially practicable (taking into account applicable laws and desirable time for solicitation of votes) but in any event within 35 days following the mailing of this proxy statement to the extent practicable taking into account applicable laws (and taking into account any instruction and/or advice provided by the SEC), for the purpose of voting upon the approval and adoption of this merger agreement; provided, however, that (a) if Epocrates is unable to obtain a quorum of its stockholders at such time, Epocrates may extend the date of the Special Meeting by no more than ten business days and Epocrates shall use its commercially reasonable efforts during such ten business day period to obtain such a quorum as soon as practicable and (b) Epocrates shall not, without the prior written consent of athenahealth, delay the Special Meeting except to the extent (and only to the extent) Epocrates reasonably determines that such delay is required by applicable law to comply with written or oral comments made by the SEC with respect to this proxy statement. Pursuant to the terms of the merger agreement, Epocrates agreed to hold the Special Meeting described in this proxy statement.

Change in Epocrates Board Recommendation

        Subject to certain exceptions described below, the merger agreement provides that neither our board of directors nor any of its committees may withdraw, change or modify in a manner adverse to athenahealth or Merger Sub, its recommendation to Epocrates' stockholders to vote in favor of the adoption and approval of the merger agreement or propose publicly to do any of the foregoing. The merger agreement provides that at any time prior to the Epocrates Stockholders' Meeting, the recommendation of the Epocrates board that the Epocrates stockholders adopt the merger agreement (the "Epocrates Board Recommendation") may be withdrawn or modified in a manner adverse to athenahealth and thereafter we may terminate the merger agreement and, concurrently with such termination may enter into a definitive agreement to execute a Superior Proposal (the "Superior Proposal Change of Recommendation"), only if:

  •
  a Superior Proposal is made and such Superior Proposal did not result from a breach by us of our no-solicitation obligations and obligations relating to the change in board recommendation set forth in the merger agreement;

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  our board of directors determines, in its good faith judgment after consultation with independent legal counsel, that failure to change the Epocrates Board Recommendation in response to such Superior Proposal and terminate the merger agreement or enter into a definitive agreement to execute a Superior Proposal, would be inconsistent with its fiduciary obligations to Epocrates and its stockholders under applicable law;

  •
  our board of directors provided written notice to athenahealth advising athenahealth that our board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that our board intends to change the Epocrates Board Recommendation, terminate the merger agreement or enter into a definitive agreement to execute a Superior Proposal, and, if so, which actions and the manner in which it intends to do so;

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  if athenahealth does not, within five business days of receipt of such notice, make an offer or a counteroffer that our board of directors determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation) to be at least as favorable to our stockholders as such Superior Proposal (it being understood and agreed that any material amendments to such Superior Proposal, including the financial terms of such Superior Proposal, shall each require the delivery of a new notice and the commencement of a new response period, but such response period shall be for a period of three business days); and

  •
  we pay the termination fee described below to athenahealth prior to or concurrently with terminating the merger agreement.

        The merger agreement further provides that our board of directors may also withdraw the Epocrates Board Recommendation at any time prior to the time of the Epocrates Stockholders' Meeting if:

  •
  such change is made in response to or as a result of a material event, material development or material change in circumstances that does not relate to any Competing Transaction and that was not known or reasonably foreseeable by our board on the date of the merger agreement, occurring or arising after the date of this Agreement (or if known or foreseeable, the consequences of which are not known to or reasonably foreseeable by our board of directors as of the date of the merger agreement), which event, development or change in circumstance, or any material consequences thereof, becomes known to our board of directors prior to the time of the Epocrates Stockholders' Meeting (any such material event, material development or material change in circumstances unrelated to a Competing Transaction being referred to as an "Intervening Event");

  •
  no member of the Epocrates board had knowledge, as of the date of the merger agreement, that such Intervening Event was reasonably likely to occur or arise after the date of the merger agreement (or if known or foreseeable, the consequences of which are not known to or reasonably foreseeable by the Epocrates board as of the date of the merger agreement);

  •
  our board of directors provided athenahealth at least five business days advance written notice prior to changing the Epocrates Board Recommendation providing reasonable details of the Intervening Event and advising athenahealth that the Epocrates board intends to change the Epocrates Board Recommendation; and

  •
  prior to any change in the Epocrates Board Recommendation, our board of directors determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation) and after taking into account athenahealth's offers or counteroffers made during such five business days that failure to change the Epocrates Board Recommendation would be inconsistent with its fiduciary obligations to Epocrates and its stockholders under applicable law.

  Other Covenants

        The merger agreement contains a number of other covenants on the part of the parties, including covenants relating to:

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  athenahealth's access to our information prior to the completion of the merger;

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  public announcements;

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  regulatory filings;

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  exchange of information;

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  notification of the occurrence of a material adverse effect on us, commencement of certain litigation or certain threatened claims;

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  tax filings;

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  antitrust restraints;

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  the parties' use of reasonable best efforts to complete the merger as promptly as practicable;

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  the treatment of our employees whose employment with athenahealth is continued following the completion of the merger;

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  the continuation of indemnification of our directors and officers and directors' and officers' and the continuation of the related liability insurance following the completion of the merger;

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  matters relating to Section 16(a) of the Securities Exchange Act of 1934, as amended;

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  obligations with respect to publication of our future financial statement;

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  potential financing by athenahealth of the merger consideration and cooperation by us with respect to such financing; and

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  our board of directors taking all sufficient actions to render inapplicable to the merger and related transactions and documents the provisions of Section 203 of the Delaware General Corporation Law applicable to a "business combination."

Conditions to the Merger

        The merger agreement provides that the parties' obligations to complete the merger are subject to the following conditions:

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  the adoption of the merger agreement by the requisite vote of Epocrates' stockholders;

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  no governmental authority having enacted, issued, promulgated, enforced or entered into any law, rule, regulation, judgment, decree, executive order or award (whether temporary, preliminary or permanent) which is in effect and has the effect of enjoining, restraining, prohibiting, making illegal or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement;

  •
  no proceedings or litigation having being initiated by any governmental authority against athenahealth, Merger Sub or Epocrates or their respective affiliates seeking to prohibit the merger or any of the other transactions contemplated by the merger agreement; and

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  the waiting period applicable to the completion of the merger under the HSR Act shall have expired or been terminated.

        The merger agreement provides that athenahealth's and Merger Sub's obligations to complete the merger are subject to the following additional conditions:

  •
  our representations and warranties must be true and correct both when made and as of the date of the completion of the merger (disregarding all references to materiality or "Company Material Adverse Effect" (as defined below)) in all respects, except where the failure of our representations and warranties to be so true and correct, individually or in the aggregate has not had and does not have a Company Material Adverse Effect;

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  we must have performed in all material respects all of our obligations under the merger agreement;

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  no Company Material Adverse Effect shall have occurred since the date of the merger agreement; and

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  we must deliver to athenahealth certificates relating to satisfaction of certain conditions.

        The merger agreement also provides that our obligation to complete the merger is subject to the following additional conditions:

  •
  athenahealth's and Merger Sub's representations and warranties must be true and correct both when made and as of the date of completion of the merger (disregarding all references to materiality), except that any inaccuracy in a representation or warranty shall be disregarded unless such inaccuracy, either individually or in the aggregate, has had, does not have and would not reasonably be expected to have a material adverse effect as to athenahealth or as to athenahealth's ability to consummate the transactions contemplated by the merger agreement;

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  athenahealth and Merger Sub must have performed or complied in all material respects with all of their respective obligations under the merger agreement; and

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  athenahealth must deliver to us a certificate relating to satisfaction of certain conditions.

        The merger agreement provides that "Company Material Adverse Effect" means any event, circumstance, change or effect ("Effect") that, individually or in the aggregate with all other Effects, is or is reasonably likely to be (a) materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of Epocrates taken as a whole or (b) prevent or materially delay the performance in all material respects by Epocrates of its obligations under the merger agreement or the consummation the transactions contemplated thereby; provided, however, that the foregoing clause "(a)" shall not include any Effect occurring after the date of the merger agreement and resulting from any of the following and no such Effect resulting from any of the following will be taken into account in determining whether a Company Material Adverse Effect has occurred:

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  changes in general economic, business, financial, technological or regulatory conditions or changes in securities or credit markets in general to the extent not having a disproportionate effect (relative to other industry participants) on Epocrates;

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  general changes in the industries in which Epocrates and its subsidiaries operate that do not disproportionately and adversely affect Epocrates as compared to other entities operating in such industries;

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  the announcement, pendency or anticipated consummation of any of the transactions contemplated by the merger agreement, including, but not limited to, loss of employees, customers or suppliers of Epocrates to the extent related to or arising or resulting from the announcement, pendency or anticipated consummation of any of the transactions contemplated by the merger agreement;

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  acts of armed hostility, sabotage, terrorism or war, including any escalation or worsening thereof, natural disasters, weather conditions, explosions or fires or other force majeure events in any country or region in the world, except to the extent disproportionately affecting Epocrates compared to other entities operating in such industries;

  •
  the failure by Epocrates to meet any industry or internal estimates, expectations, forecasts, projections or budgets for any period (except that any Effect that caused or contributed to such failure to meet projections, forecasts or predictions shall not be excluded);

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  changes in the stock price or trading volume of Epocrates common stock (however, the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether there has been a Company Material Adverse Effect);

  •
  any adverse effect arising from or otherwise related to changes in law or applicable accounting regulations or principles or interpretations thereof to the extent not having a disproportionate affect (relative to other industry participants) on Epocrates;

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  any shareholder class action or derivative litigation commenced against Epocrates since the date of the merger agreement and arising from allegations of breach of fiduciary duty of Epocrates' directors relating to their approval of the merger agreement or from allegations of false or misleading public disclosure by Epocrates with respect to the merger agreement; or

  •
  any action required by this Agreement or the failure to take any action prohibited by the merger agreement or taken or not taken at the direction of athenahealth.

Termination of the Merger Agreement

        The merger agreement provides that it may be terminated at any time prior to the completion of the merger:

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  by mutual written consent of athenahealth and Epocrates;

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  by either athenahealth or Epocrates:

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  if the merger is not completed by May 15, 2013 (the "Outside Date"), provided, however, that the Outside Date shall be extended to June 14, 2013, to the extent necessary to satisfy the condition related to the waiting period under the HSR Act and so long as all other conditions have been satisfied or shall be capable of being satisfied and provided further that the right to terminate the merger agreement on this basis shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before such date ("Outside Date Termination");

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  if any governmental authority shall have enacted, issued, promulgated, enforced or entered into any order and has the effect of permanently enjoining, restraining, prohibiting, making illegal or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement;

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  if the merger agreement shall fail to receive the requisite vote for approval at the Epocrates Stockholders' Meeting ("No Vote Termination");

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  by athenahealth:

  •
  if we shall have knowingly and intentionally breached the Specified No Solicitation Obligations (the "No Solicitation Breach Termination");

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  if we shall have breached our representations, warranties or covenants in the merger agreement, or if any of our representations or warranties shall have become untrue, which breach or inaccurate representation or warranty would give rise to the failure of the closing conditions in favor of athenahealth that relates to such matters, subject to our ability to cure such breach within fifteen days ("Epocrates Breach Termination"); or

  •
  if a Company Triggering Event shall have occurred (the "Triggering Event Termination"); a "Company Triggering Event" shall be deemed to have occurred if:

  •
  our board of directors or any of its committees withdraws, amends or modifies in a manner adverse to athenahealth or Merger Sub, the Epocrates Board Recommendation or proposes publicly to do so;

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  if our board of directors approves or adopts, recommends to our stockholders to approve or adopt, or enters into an agreement for any Competing Transaction;

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  if we shall have failed to include in this proxy statement the Epocrates Board Recommendation;

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  if a tender offer or exchange offer for 15% or more of the outstanding shares of our capital stock is commenced, and our board does not recommend against acceptance of such tender offer or exchange offer by our stockholders within ten business days following commencement of such offer; or

  •
  if our board of directors fails to reaffirm unanimously and publicly its recommendation of the merger agreement and the merger within five business days after athenahealth requests in writing that such recommendation be reaffirmed publicly; provided that athenahealth is limited to two such reaffirmation requests except in circumstances that are not made following the disclosure, announcement, commencement, submission or receipt of a proposal for a Competing Transaction, following the delivery to athenahealth of our board of directors' intention to change the Epocrates Board Recommendation or following a report from a shareholder or similar advisory service that recommends against approving and adopting the merger agreement; or

  •
  by us:

  •
  if athenahealth has breached any of its representations, warranties, covenants or agreements in the merger agreement, or any of its representations or warranties shall have become inaccurate, which breach or inaccurate representation or warranty would give rise to the failure of the closing conditions in favor of us that relates to such matters, subject to athenahealth's ability to cure such breach (the "athenahealth Breach Termination"); or

  •
  prior to the Epocrates Stockholders' Meeting if (a) our board of directors shall have determined to terminate the merger agreement to enter into a transaction with a person that has submitted a Superior Proposal in accordance with the requirements set forth in the merger agreement with respect to Superior Proposal Change of Recommendation (see description above under "Change in Epocrates Board Recommendation"); and (b) we shall not have otherwise breached the no solicitation obligations and obligations relating to the board recommendation set forth in the merger agreement (the "Superior Proposal Termination").

        The merger agreement provides that, in the event of termination of the merger agreement, the merger agreement shall be of no further force or effect, except with respect to confidentiality, financing, fees, third party beneficiaries and certain general provisions, provided that no such termination will relieve any party from any liability for any willful and intentional breach of any representation, warranty, covenant or other agreement contained in the merger agreement.

Fees and Expenses

        Pursuant to the merger agreement, whether or not the merger is completed, all fees and expenses incurred in connection with the merger agreement shall be paid by the party incurring such fees or expenses, except that:

  •
  we agreed to reimburse athenahealth for its fees and expenses incurred in connection with the merger agreement up to a maximum of $1.5 million if the merger agreement is terminated (a) by reason of a No Vote Termination; or (b) by athenahealth by reason of an Epocrates Breach Termination; and

  •
  athenahealth agreed to reimburse us for our fees and expenses incurred in connection with the merger agreement up to a maximum of $1.5 million if we terminate the merger agreement by reason of an athenahealth Breach Termination.

        In addition, pursuant to the merger agreement we must pay to athenahealth an amount equal to $9.0 million in cash (net of the aggregate amount of fees and expenses paid to athenahealth) if the merger agreement is terminated under any of the following circumstances:

  •
  the merger agreement is terminated by reason of a Triggering Event Termination;

  •
  the merger agreement is terminated by reason of a No Solicitation Breach Termination;

  •
  the merger agreement is terminated by reason of a Superior Proposal Termination; or

  •
  the following conditions are met: (a) the merger agreement is terminated by reason of a No Vote Termination, Outside Date Termination or Epocrates Breach Termination; (b) prior to the Epocrates Stockholders' Meeting a proposal for a Competing Transaction has been expressed publicly or to Epocrates and not clearly withdrawn; and (c) Epocrates enters into an agreement providing for or consummates a Third Party Acquisition within twelve months after the date of such termination. "Third Party Acquisition" means any of the transactions included in the definition of "Competing Transactions"; provided that each reference to "15%" in the definition of "Competing Transaction" should be replaced with "50%."

PROPOSAL 2—ADVISORY VOTE ON COMPENSATION

The Advisory Vote on Compensation

        Section 14A of the Exchange Act requires that Epocrates provide its stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the merger-related compensation arrangements for Epocrates' named executive officers, as disclosed in the section entitled "The Merger—Interests of Company Directors and Executive Officers in the Merger—Summary of Merger-Related Compensation to be Paid Executive Officers," beginning on page 45.

        Our board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement, and to cast a vote either to approve or disapprove, on an advisory basis, the compensation that may be paid or become payable to Epocrates' named executive officers in connection with the merger, through the following resolution:

        "RESOLVED, that the stockholders of Epocrates approve, on an advisory (non-binding) basis, the compensation to be paid by Epocrates to its named executive officers, that is based on, or otherwise relates to, its proposed acquisition by athenahealth, Inc., in the table set forth in the section of the proxy statement for the merger entitled "The Merger—Interests of Company Directors and Executive Officers in the Merger—Merger-Related Compensation," and in the related notes and narrative disclosure."

        The advisory vote on the merger-related compensation for Epocrates' named executive officers is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote for adoption of the resolution to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers and vote not to adopt the merger agreement or vice versa. Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only. Because the vote is advisory only, it will not be binding on either Epocrates or athenahealth.

Vote Required and Recommendation of the Board of Directors

        The affirmative vote of the holders of a majority of the shares present in person or by proxy at the special meeting and entitled to vote thereon, provided there is a quorum, is required for approval of this proposal on an advisory (non-binding) basis.

        Abstentions and broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum and abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect in determining whether or not the proposal is approved.

        Our board of directors recommends that the Epocrates stockholders vote "FOR" the adoption of the resolution to approve, on an advisory (non-binding) basis, the merger-related compensation for Epocrates' named executive officers.

 PROPOSAL 3—AUTHORITY TO ADJOURN THE SPECIAL MEETING

The Adjournment Proposal

        If at the Special Meeting of stockholders, the number of shares of Epocrates common stock represented and voting in favor of approval of the merger agreement is insufficient to adopt that proposal under the Delaware General Corporation Law, we may move to adjourn the Special Meeting to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our stockholders to vote only upon the adjournment proposal, and not the proposal regarding the adoption of the merger agreement or the proposal to approve, on an advisory basis, the merger-related compensation for Epocrates' named executive officers.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the merger agreement to defeat that proposal, we could adjourn the Special Meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement.

        Failure for this proposal to pass will not affect the ability of the holder of any proxy solicited by us to adjourn the Special Meeting in the event insufficient shares of Epocrates common stock are represented to establish a quorum, or for any other lawful purpose.

Vote Required and Recommendation of the Board of Directors

        Approval of the proposal to adjourn the Special Meeting for the purpose of soliciting proxies, if necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Special Meeting and voting on the matter.

        Abstentions and broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum and abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect in determining whether or not the proposal is approved.

        Our board of directors recommends that the Epocrates stockholders vote "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of Epocrates common stock as of December 31, 2012, by: (1) each Epocrates director; (2) each of Epocrates' named executive officers; (3) all Epocrates executive officers and directors as a group; and (4) all those known by Epocrates to be beneficial owners of more than five percent of Epocrates common stock. Epocrates does not have any class of equity securities outstanding other than its common stock.

Name of Beneficial Owner(1)	Shares of common stock beneficially owned(2)	Shares That May Be Acquired Within 60 Days of December 31, 2012	Percent of Total(2)
Entities affiliated with The Goldman Sachs Group, Inc.(3)	2,786,856	—	11.2%
Entities affiliated with Credit Suisse AG/(4)	2,661,033	—	10.7%
Entities affiliated with InterWest Partners VII, L.P.(5)	2,035,091	31,440	8.2%
Entities affiliated with Draper Fisher Jurvetson Fund V, L.P.(6)	2,192,163	—	8.8%
Three Arch Partners II, L.P.(7)	1,655,329	—	6.5%
BlackRock, Inc.(8)	3,798,293	—	15.3%
FMR LLC(9)	2,220,810	—	8.9%
Peter C. Brandt	196,660	137,335	*
Adam E. Budish	5,344	4,219	*
Philippe O. Chambon, M.D., Ph.D.(10)	2,693,295	49,125	10.8%
Andrew Hurd	14,445	—	*
Amy D. Ferretti	—	—	—
Heather A. Gervais	10,753	9,628	*
Gary G. Greenfield	25,545	25,545	*
Thomas L. Harrison	122,484	122,484	*
Patrick S. Jones	126,414	126,414	*
Matthew A. Kaminer	39,693	31,250	*
Erick N. Tseng	25,545	25,545	*
Mark A. Wan(7)	1,704,454	49,125	6.8%
All current directors and executive officers as a group (12 persons)	4,964,632	580,670	19.5%

*
Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Except as otherwise indicated, the address of each beneficial owner is c/o Epocrates, Inc., 1100 Park Place, Suite 300, San Mateo, California 94403.

(2)
This table is based upon information supplied by officers and directors and upon information gathered by Epocrates about principal stockholders known to us based on a Schedule 13G or 13D filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 24,902,387 shares outstanding on December 31, 2012, and adjusted as required by rules promulgated by the SEC. All shares of common stock subject to options or other equity awards currently exercisable or exercisable within 60 days after December 31, 2012, are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

(3)
Goldman, Sachs & Co. also reports beneficial ownership of these shares. Each of these Goldman Sachs entities has shared voting and investment power with respect to these shares. These Goldman Sachs entities disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs reporting units or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both and (ii) certain investment entities of which the Goldman Sachs reporting units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs reporting units. The address for The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. is 200 West Street, 7th Floor, New York, New York 10282. The beneficial ownership of these securities is based on a Schedule 13G filed by these entities on February 14, 2012, reporting beneficial ownership as of December 31, 2011, and therefore does not reflect any changes in beneficial ownership that may have occurred between that date and December 31, 2012.

(4)
The shares are held by direct and indirect subsidiaries of Credit Suisse AG. The address of the principal business office of Credit Suisse AG is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The ultimate parent company of Credit Suisse AG is Credit Suisse Group AG, and its business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland. Credit Suisse AG and Credit Suisse Group AG disclaim beneficial ownership of shares beneficially owned by their direct and indirect subsidiaries, including by the Sprout Funds (as defined below). Of the shares referred to above, 2,434,175 shares are held by Sprout Capital IX, L.P., or Sprout IX, 158,773 shares are held by DLJ ESC II, L.P., or ESC II, 33,340 shares are held by DLJ Capital Corporation, or DLJCC, and 17,882 shares are held by Sprout Entrepreneurs' Fund, L.P., or Sprout Entrepreneurs, collectively, the Sprout Funds. The remainder of the shares is traded by proprietary desks of Credit Suisse that are not under the control of the Sprout Funds. Sprout IX, Sprout Entrepreneurs and ESC II make investments for long-term appreciation. DLJCC acts as a venture capital partnership management company. DLJCC is the general partner of Sprout Entrepreneurs and is the managing general partner of Sprout IX, and, as such is responsible for its day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX and Sprout Entrepreneurs. DLJ Associates IX, L.P., or Associates IX, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. is the managing general partner of Associates IX. Dr. Chambon, one of our directors, is a limited partner of Associates IX. DLJ LBO Plans Management Corporation, or DLJLBO, is the general partner of ESC II, and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of ESC II. Dr. Chambon, in his capacity as a member of the investment committees of DLJCC and DLJLBO, may be deemed to beneficially own the shares of the Sprout Funds. Dr. Chambon disclaims beneficial ownership of the shares held by the Sprout Funds, except to the extent of his pecuniary interest therein. See footnote 10 below. The address for the Sprout Funds is 11 Madison Avenue, 13th Floor, New York, New York 10010.

(5)
Includes 1,885,124 shares held by InterWest Partners VII, L.P. and 87,087 shares held by InterWest Investors VII, L.P., collectively, the InterWest Funds. InterWest Management Partners VII, LLC is the general partner of the InterWest Funds and thereby has sole voting and investment control over the shares owned by the InterWest Funds. Dr. Gilbert H. Kliman, Harvey B. Cash, Philip T. Gianos, W. Scott Hedrick, W. Stephen Holmes, Thomas L. Rosch and Arnold L. Oronsky are managing directors of InterWest Management Partners VII, LLC and have shared voting and investment control over the shares owned by the InterWest Funds. The managing directors and members of InterWest Management Partners VII, LLC disclaim beneficial ownership of the shares owned by the InterWest Funds, except to the extent of their respective pecuniary interest therein. Also includes options to purchase 31,440 shares issuable pursuant to options exercisable within 60 days of December 31, 2012, granted to Dr. Kliman, one of our former directors. The address for each of these entities is 2710 Sand Hill Road, Second Floor, Menlo Park, California 94025. The beneficial ownership of these securities is based on a Schedule 13G filed by these entities on February 14, 2012 reporting beneficial ownership as of December 31, 2011, and therefore does not reflect any changes in beneficial ownership that may have occurred between that date and December 31, 2012.

(6)
Includes 1,819,017 shares held by Draper Fisher Jurvetson Fund V, L.P. and 147,486 shares held by Draper Fisher Jurvetson Partners V, LLC, collectively, the DFJ funds, each of which has shared voting and investment power with respect to the shares they own. Draper Fisher Jurvetson Management Co. V, LLC is the general partner of Draper Fisher Jurvetson Fund V, L.P. and thereby has shared voting and investment control over the shares owned by Draper Fisher Jurvetson Fund V, L.P. Timothy C. Draper, John H.N. Fisher and Stephen T. Jurvetson are the managing directors of Draper Fisher Jurvetson Management Co. V, LLC and managing members of Draper Fisher Jurvetson Partners V, LLC. They share voting and investment control over the shares owned by the DFJ Funds. The managing directors and managing members disclaim beneficial ownership of the shares owned by the DFJ Funds except to the extent of their respective pecuniary interest therein. Also includes 225,660 shares owned by The Timothy Cook Draper 2010 Annuity Trust over which Mr. Draper has sole voting and investment power. The address for all of these entities is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025. The beneficial ownership of these securities is based on a Schedule 13G filed by these entities on February 6, 2012, reporting beneficial ownership as of December 31, 2011, and therefore does not reflect any changes in beneficial ownership that may have occurred between that date and December 31, 2012.

(7)
Represents shares held by Three Arch Partners II, L.P., or Three Arch, over which Three Arch has sole voting and investment power. Three Arch Management II, L.L.C., or TAM II, is the general partner of Three Arch, and thereby has sole voting and investment control over the shares owned by the Three Arch. Mr. Wan, one of our directors, and Wilfred E. Jaeger, are managing members of TAM II and have shared voting and investment control over the shares owned by Three Arch. Mr. Wan disclaims beneficial ownership of the shares held by Three Arch except to the extent of his pecuniary interest therein. The address for each of these entities is 3200 Alpine Road, Portola Valley, California 94028. In addition to the shares beneficially owned by Mr. Wan by virtue of the shares owned by Three Arch, Mr. Wan has beneficial ownership of 49,125 shares subject to stock options exercisable within 60 days of December 31, 2012, granted to Mr. Wan. The beneficial ownership of these securities is based on a Schedule 13G filed by these entities on February 14, 2012 reporting beneficial ownership as of December 31, 2011, and therefore does not reflect any changes in beneficial ownership that may have occurred between that date and December 31, 2012.

(8)
The address for BlackRock Inc. is 40 East 52nd Street, New York, New York 10022. The beneficial ownership of these securities is based on a Schedule 13G/A filed by BlackRock Inc. on August 9, 2012, and therefore does not reflect any changes in beneficial ownership that may have occurred between that date and December 31, 2012.

(9)
Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, is an investment advisor and beneficially owns these shares by virtue of having sole investment power over these shares. Edward C. Johnson 3d, the Chairman of FMR, LLC, and FMR LLC, through its control of Fidelity, also beneficially own these shares. Members of the family of Mr. Johnson are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. The address for FMR LLC, Mr. Johnson and Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109. The beneficial ownership of these securities is based on a Schedule 13G filed by these entities on February 14, 2012, reporting beneficial ownership as of December 31, 2011, and therefore does not reflect any changes in beneficial ownership that may have occurred between that date and December 31, 2012.

(10)
Includes 49,125 shares issuable pursuant to options exercisable within 60 days of December 31, 2012. Also includes 2,644,170 shares held by the Sprout Funds. See footnote 4 above. Dr. Chambon disclaims beneficial ownership of the shares held by the Sprout Funds, except to the extent of his pecuniary interest therein. The address for Dr. Chambon is 11 Madison Avenue, 13th Floor, New York, New York 10010.

        In addition to the amounts set forth in the foregoing table, based on the merger agreement, athenahealth has the right to acquire all of the issued and outstanding shares of our common stock, subject to the terms of the merger agreement. Depending upon the timing of the merger, athenahealth may acquire the shares of common stock within 60 days of the date of the foregoing table. The address for athenahealth is: 1 Wayside Road, Burlington, Massachusetts 01803.

MARKET FOR THE COMMON STOCK; DIVIDEND DATA

        Our common stock is quoted on the NASDAQ Global Select Market under the ticker symbol "EPOC." This table shows, for the periods indicated, the high and low sales price per share for Epocrates common stock as reported by the NASDAQ Global Select Market.

	Epocrates Common Stock
	High	Low
Year ending December 31, 2013
First Quarter (through February 8, 2013)	$11.78	$8.67
Year ending December 31, 2012
Fourth Quarter	$11.77	$8.38
Third Quarter	$11.97	$6.93
Second Quarter	$8.85	$6.90
First Quarter	$10.73	$7.20
Year ending December 31, 2011
Fourth Quarter	$9.13	$7.55
Third Quarter	$19.82	$7.51
Second Quarter	$25.14	$15.90
First Quarter	$30.24	$19.02

        The high and low sales price per share for Epocrates common stock as reported by the NASDAQ Global Select Market on February 8, 2013, the latest practicable trading day before the filing of this proxy statement was $11.71 and $11.69, respectively.

        As of February 7, 2013, our common stock was held of record by 62 stockholders.

        We have not declared or paid any cash dividends on our capital stock previously. Historically, we have retained earnings, if any, to support the development of our business. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results and current and anticipated cash needs. Following the merger, our common stock will not be traded on any public market.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors is not aware of any matter to be presented for action at the Special Meeting, other than the matters set forth in this proxy statement. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form of proxy confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment.

Adjournments

        The Special Meeting may be adjourned without notice, other than by the announcement made at the Special Meeting, by approval of the holders of a majority of the shares of our common stock present, in person or by proxy, and voting on whether to adjourn the Special Meeting. We are soliciting proxies to grant the authority to vote in favor of adjournment of the Special Meeting. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes in favor of adoption of the merger agreement. Our board of directors recommends that you vote in favor of the proposal to grant the authority to vote your shares to adjourn the meeting. In addition, if a quorum is not present at the Special Meeting, the Special Meeting may be adjourned by the chairman of the Special Meeting or by the vote of a majority of the shares represented at the Special Meeting, regardless of whether Proposal 3 is approved, but no other business will be transacted at the Special Meeting until a quorum is present.

Stockholder Proposals

        Epocrates intends to hold an Annual Meeting of Stockholders in 2013 (the "2013 Annual Meeting") only if the merger is not completed in 2013. Stockholders who want to make a proposal to be considered for inclusion in the 2013 Annual Meeting proxy materials, must submit their proposal in writing by June 4, 2013, to: Secretary, Epocrates, Inc., 1100 Park Place, Suite 300, San Mateo, California 94403; however, if Epocrates' 2013 Annual Meeting of Stockholders is not held on or between September 2, 2013 and November 1, 2013, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to submit a proposal that is not to be included in the proxy materials for the 2013 Annual Meeting or nominate a director, you must do so no earlier than June 4, 2013, and no later than July 4, 2013; provided, however, that in the event that the date of the 2013 Annual Meeting of Stockholders is held more than 30 days prior to or more than 30 days after October 2, 2013, your notice must be delivered not earlier than the close of business on the 120th day prior to the 2013 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2013 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting of Stockholders is first made. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Where You Can Find More Information

        Epocrates files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

        athenahealth has supplied all information contained in this proxy statement relating to athenahealth and Merger Sub and Epocrates has supplied all information relating to Epocrates.

        If you have any questions about this proxy statement, the Special Meeting or the acquisition by athenahealth after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact us at:

Epocrates, Inc.
Investor Relations
1100 Park Place, Suite 300
San Mateo, California 94403

Telephone: (650) 227-1700
Email: ir@epocrates.com

        This proxy statement contains references to the availability of certain information from our website, www.epocrates.com. By making such references, we do not incorporate into this document the information included on our website.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 11, 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

 Directions to the Special Meeting Location

        The Special Meeting will be held at the Epocrates, Inc. executive offices located at 1100 Park Place, Suite 300, San Mateo, California 94403 at 9:00 a.m. Pacific Time on Monday, March 11, 2013. Directions to this location are as follows:

From San Francisco, CA:

Take Highway 101 south approximately 19 miles
Take Exit 414A for Hillsdale Blvd
Keep right at the fork, and follow signs for Hillsdale Boulevard/San Mateo
Stay right onto Franklin Pkwy W.
Turn right onto Saratoga Dr.
Take the first right onto Park Place
Our office is on the right.

Directions may also be found on our website at: http://epocrates.com/contact

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

ATHENAHEALTH, INC.,

ECHO MERGER SUB, INC.

and

EPOCRATES, INC.

Dated as of January 7, 2013

A-i

A-ii

A-iii

        AGREEMENT AND PLAN OF MERGER, dated as of January 7, 2013 (this "Agreement"), among ATHENAHEALTH,  INC., a Delaware corporation ("Parent"), ECHO MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and EPOCRATES, INC., a Delaware corporation (the "Company").

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

        WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the stockholders of the Company upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the DGCL;

        WHEREAS, the Board of Directors of Parent (the "Parent Board") has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement; and

        WHEREAS, as an inducement and condition to Parent entering into this Agreement, Parent and certain stockholders of the Company have entered into Voting Agreements, dated as of the date hereof (the "Voting Agreements"), providing that, among other things, such stockholders will vote their shares of Company Common Stock in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated by this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

  SECTION 1.01    The Merger.

        Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

  SECTION 1.02    Effective Time; Closing.

        The closing of the Merger (the "Closing") shall take place at 5:30 a.m., Pacific time, on a date to be specified by the parties hereto, which shall be no later than the third business day after the satisfaction or (to the extent permitted by Law) waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at the Closing), at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, California, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing is to take place is referred to in this Agreement as the "Closing Date." At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the "Effective Time").

  SECTION 1.03    Effect of the Merger.

        At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

  SECTION 1.04    Certificate of Incorporation; By-laws.

        a.     At the Effective Time, subject and giving effect to Section 6.06(a), the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

        b.     Unless otherwise determined by Parent prior to the Effective Time, and subject and giving effect to Section 6.06(a), at the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

  SECTION 1.05    Directors and Officers.

        The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, respectively, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

  SECTION 2.01    Conversion of Securities.

        At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          a.     each share of Company Common Stock (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.01(b) and any Dissenting Shares (as hereinafter defined)) shall be cancelled and shall be converted automatically, subject to Section 2.02, into the right to receive $11.75 in cash, without interest (the "Merger Consideration"), payable upon surrender of the documents described in Section 2.02, in the manner provided in Section 2.02;

          b.     each Share held in the treasury of the Company and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

          c.     each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

  SECTION 2.02    Exchange of Certificates.

        a.    Rights of Converted Shares.    Each Share converted into the right to receive the Merger Consideration as provided in Section 2.01(a) shall automatically be cancelled and shall cease to exist, and the holders immediately prior to the Effective Time of outstanding shares of Company Common Stock not represented by certificates ("Book-Entry Shares") and the holders of certificates that, immediately prior to the Effective Time, represented outstanding Shares ("Certificates") shall cease to have any rights with respect to such Shares other than the right to receive, upon the surrender of such Certificates or transfer of such Book-Entry Shares in accordance with this Section 2.02, the Merger Consideration, without any interest thereon, for each such Share.

        b.    Paying Agent.    Prior to the Effective Time, Parent shall appoint Computershare LLC or such other bank or trust company that may be designated by Parent and is reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the "Exchange Fund"). Except as contemplated by Section 2.02(e) hereof, the Exchange Fund shall not be used for any other purpose.

        c.    Exchange Procedures.    As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of Certificates entitled to receive the Merger Consideration pursuant to Section 2.01(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof pursuant to Section 2.02(h) hereof) to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. The form and substance of the letter of transmittal and instructions thereto shall be in such form and have such other provisions as the Parent and Company may mutually agree. Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu thereof pursuant to Section 2.02(h) hereof) for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash which such holder has the right to receive in respect of the Shares formerly represented by such Certificate pursuant to Section 2.01(a), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon surrender the Merger Consideration to which the holder of such Certificate is entitled pursuant to Section 2.01(a). Upon receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares, the holder of such Book-Entry Shares shall, without being required to deliver a Certificate or a completed and executed Letter of Transmittal to the Paying Agent, be entitled to receive in exchange therefor the amount of cash which such holder has the right to receive in respect of the Book-Entry Shares pursuant to Section 2.01(a), and such Book-Entry Shares shall forthwith be cancelled. No interest shall be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States. Any net profit resulting from, or interest or income produced by, such investments, shall be placed in the Exchange Fund and be payable to Parent or the Surviving Corporation, as Parent shall determine.

        d.    No Further Rights in Company Common Stock.    All cash paid upon the surrender of a Certificate or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Book-Entry Shares.

        e.    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of the Shares for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for the cash to which they are entitled pursuant to Section 2.01(a). Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

        f.    No Liability.    None of the Paying Agent, Parent or the Surviving Corporation shall be liable to any person in respect of Merger Consideration or other cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

        g.    Withholding Rights.    Each of the Paying Agent, Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it determines is required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Paying Agent, Surviving Corporation or Parent, as the case may be, and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Paying Agent, Surviving Corporation or Parent, as the case may be.

        h.    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

  SECTION 2.03    Stock Transfer Books.

        At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares or Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares or Book-Entry Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be cancelled and exchanged as provided in Section 2.02.

  SECTION 2.04    Company Stock Options; Company RSUs.

        a.     All options (the "Company Stock Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the 1999 Stock Option Plan, the 2008 Equity Incentive Plan, and the 2010 Equity Incentive Plan, in each case as such may have been amended, supplemented or modified (collectively, the "Company Stock Option Plans"), shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent subject to, and in accordance with, the terms of the applicable Company Stock Option Plan and any option agreement or other document evidencing such Company Stock Option (each, an "Assumed Option"). From and after the Effective Time, all references to the Company in the Company Stock Option Plans and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plans as of the Effective Time by virtue of this Agreement and without any further action. Each Assumed Option shall be exercisable upon the same terms and conditions as under the applicable Company Stock Plan and the applicable option agreement issued thereunder, except that (i) each such Assumed Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to the Assumed Option immediately prior to the Effective Time multiplied by the Conversion Ratio, and (ii) the option price per share of Parent Common Stock issuable upon exercise of each Assumed Option shall be determined by dividing the per share exercise price of Company Common Stock subject to such Assumed Option, as in effect immediately prior to the Effective Time, by the Conversion Ratio, and rounding the resulting exercise price to the nearest whole cent. It is the intention of the parties hereto that the assumption by Parent of each Assumed Option pursuant hereto satisfies the requirements of Treasury Regulation Section 1.424-1 (to the extent such options were incentive stock options) and of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) and the provisions of this Section 2.04(a) shall be interpreted and applied consistent with such intention. Such Assumed Options shall otherwise be subject to the same terms and conditions as such Company Stock Options.

        b.     All restricted stock unit awards outstanding and unvested at the Effective Time under the Company Stock Option Plans (the "Company RSUs") shall remain outstanding after the Effective Time. At the Effective Time, the Company RSUs shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed, subject to, and in accordance with, the terms of the applicable Company Stock Option Plan and any restricted stock unit agreement or other document evidencing such Company RSU (each, an "Assumed RSU"). Each Assumed RSU will continue to have, and be subject to, the same terms and conditions related to the applicable Assumed RSU (including as set forth in the restricted stock unit agreement evidencing such Assumed RSU) immediately prior to the Effective Time (including any vesting provisions), except that each Assumed RSU shall be converted into the right to receive that number of whole shares of Parent Common Stock (or an amount in cash in respect thereof for a cash settled Assumed RSU) equal to the product of: (i) the number of shares of Company Common Stock subject to the Assumed RSU immediately prior to the Effective Time; multiplied by (ii) the Conversion Ratio, rounded to the nearest whole number of shares of Parent Common Stock. It is the intention of the parties hereto that the assumption by Parent of each Assumed RSU pursuant hereto satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) and the provisions of this Section 2.04(b) shall be interpreted and applied consistent with such intention. All outstanding rights that the Company may hold immediately prior to the Effective Time with respect to the forfeiture of shares of Company Common Stock subject to any Assumed RSU described in this Section 2.04(b) shall be assigned to Parent and shall thereafter be held by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares forfeitable pursuant to such rights shall be appropriately adjusted to reflect the Merger Consideration.

        c.     As soon as reasonably practicable (but in no event later than20 business days) after the Effective Time, Parent shall deliver, or cause to be delivered, to each holder of an Assumed Option or an Assumed RSU an appropriate notice setting forth such holder's rights pursuant thereto and such Assumed Option or Assumed RSU shall continue in effect on the same terms and conditions (including any anti-dilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Merger). Parent shall comply with the terms of all such Assumed Options and Assumed RSUs and ensure, to the extent required by, and subject to the provisions of, the Company Stock Option Plans, that Assumed Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of common stock of the Parent for delivery upon exercise of Assumed Options or settlement of Assumed RSUs pursuant to the terms set forth in this Section 2.04. As soon as practicable (but in no event more than 20 business days) after the Effective Time, the shares of common stock of the Parent subject to Assumed Options and Assumed RSUs shall be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall maintain the effectiveness of such registration statement or registration statements for so long as Assumed Options and Assumed RSUs remain outstanding. In addition, Parent shall cause the shares of common stock of Parent subject to Assumed Options and Assumed RSUs to be listed on the NASDAQ Select Global Market.

  SECTION 2.05    Dissenting Shares.

        a.     Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Shares shall cease to exist and be converted into and represent solely the right to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such Shares.

        b.     The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        As an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date that, except: (1) as set forth in the Company Disclosure Schedule, which has been prepared by the Company and delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement, (the "Company Disclosure Schedule") (with specific reference to the particular section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates, it being agreed that disclosure of any item in any Section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other Section of this Agreement to the extent such other Section is cross-referenced or the relevance of such item to such other Section is readily apparent on its face); or (2) other than with respect to Section 3.03 and Section 3.08, except as disclosed in the Company SEC Reports filed during the period from February 1, 2011 through the date of this Agreement (and then (i) only to the extent readily apparent in the Company SEC Reports that such disclosed item is applicable to a representation or warranty set forth in this Article III and (ii) other than in "risk factors" or any language in such filings that is cautionary, predictive or forward-looking):

  SECTION 3.01    Organization and Qualification; Subsidiaries.

        a.     The Company is a corporation duly organized, validly existing and in good standing under Delaware law and has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.01(a) of the Company Disclosure Schedule lists all names under which the Company or any of its Subsidiaries has done business.

        b.     Section 3.01(b) of the Company Disclosure Schedule sets forth the name and jurisdiction of organization of each Subsidiary of the Company. Each of the Company's Subsidiaries is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization. Each of the Company's Subsidiaries has all requisite power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company's Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as provided in Section 3.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        c.     Section 3.01(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of each officer and director of the Company and each of the Company's Subsidiaries.

  SECTION 3.02    Certificate of Incorporation and By-laws.

        The Company has heretofore furnished to Parent a true, complete and correct copy of the Certificate of Incorporation and the By-laws, each as amended to date, of the Company (collectively, the "Governing Documents"). Such Governing Documents are in full force and effect. The Company is not in violation of any of the provisions of its respective Governing Documents. The articles or certificate of incorporation and bylaws or equivalent organizational documents of each of the Subsidiaries of the Company, copies of which have previously been made available to Parent and Purchaser, are true, correct, and complete copies of such documents as currently in effect.

  SECTION 3.03    Capitalization.

        a.     The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, par value $0.001 per share and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"). As of the date of this Agreement, (i) 24,902,387 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) zero shares of Company Common Stock are held in the treasury of the Company, (iii) zero shares of Company Common Stock are held by the Subsidiaries, and (iv) 12,335,123 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Stock Options, Company restricted stock unit awards and other purchase rights (the "Company Stock Awards") granted pursuant to the Company Stock Option Plans. As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. The Company has no shares of Company Common Stock reserved for issuance other than as described above. Except as set forth in this Section 3.03, or the Voting Agreements, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary.

        b.     Section 3.03(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Award outstanding as of the date of this Agreement: (i) the name of the Company Stock Award recipient; (ii) the particular Company Stock Option Plan pursuant to which such Company Stock Award was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Award; (iv) the exercise or purchase price, if any, of such Company Stock Award; (v) the date on which such Company Stock Award was granted; (vi) the applicable vesting schedule; (vii) the date on which such Company Stock Award expires; and (viii) whether the exercisability of or right to settlement of such Company Stock Award will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. The Company has made available to Parent true, accurate and complete copies of all Company Stock Option Plans pursuant to which Company has granted the Company Stock Awards that are currently outstanding and the form of all stock award agreements evidencing such Company Stock Awards. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof except as required by Law. As of the date of this Agreement there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. All outstanding shares of Company Common Stock, all outstanding Company Stock Awards, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws (as defined below) and (ii) all requirements set forth in applicable contracts. The Company Stock Option Plans are the only such plans under which any stock options, restricted stock unit awards and other similar purchase rights and equity instruments are outstanding.

        c.     Each outstanding share of capital stock of, or other equity interests in, each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

        d.     As of the date of this Agreement, no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding. There are no voting trusts or other agreements (other than the Voting Agreements) to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of any capital stock of, or other equity interest of, the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares of capital stock that are in effect.

        e.     With respect to the Company Stock Options, (i) each Company Stock Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies, (ii) each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the "Grant Date") by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the applicable Company Stock Option Plan and all other applicable Laws and regulatory rules or requirements, (iv) the per share exercise price of each Company Stock Option was no less than the fair market value (within the meaning of Section 422 of the Code, in the case of each Company Stock Option intended to qualify as an "incentive stock option," and within the meaning of Section 409A of the Code, in the case of each other Company Stock Option granted to holders of Company Stock Options who are subject to U.S. Taxes) of a share of Company Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

  SECTION 3.04    Authority Relative to This Agreement; State Takeover Laws.

        The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and any of the transactions contemplated by this Agreement (collectively, the "Transactions") subject to approval and adoption by the Company's stockholders of this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general applicability relating to or affecting the rights and remedies of creditors generally and (b) general principles of equity). The Company Board has approved this Agreement and the Transactions and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203(a) of the DGCL shall not apply to the Merger or any of the Transactions. No other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

  SECTION 3.05    No Stockholder Rights Plan.

        The Company is not a party to any stockholder rights plan or "poison pill" agreement.

  SECTION 3.06    No Conflict; Required Filings and Consents.

        a.     The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company, including the consummation of the Merger and the other Transactions, will not, (i) conflict with or violate the Governing Documents of the Company or any Subsidiary, (ii) conflict with or violate any United States federal or state, local or foreign statute, law, writ, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (iii) (A) require the Company or any Subsidiary to give notice to, or obtain any consent from, any person under, (B) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or (C) give to others any right of termination, amendment or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, lease, license, permit or franchise or other similar instrument or (iv) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses "(ii)", "(iii)" and "(iv)", for any such filings, notices, permits, authorizations, consents, approvals, conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Company Material Adverse Effect.

        b.     The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal or state or local or foreign government, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except for (i) the pre merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), (iv) compliance with any applicable state securities, takeover or "blue sky" laws ("Blue Sky Laws"), (v) filings with the SEC as may be required by the Company in connection with this Agreement and the transactions contemplated hereby, (vi) such filings or notifications as may be required under the rules and regulations of the Nasdaq Stock Market, LLC ("NASDAQ"), (vii) the filing and recordation of the Certificate of Merger as required by the DGCL and (viii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect.

  SECTION 3.07    Permits; Compliance.

        a.     Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties and assets or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect.

        b.     Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.07(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company, including the consummation of the Merger and the other Transactions, will not (A) require the Company or any Subsidiary to give notice to, or obtain any consent from, any person under, (B) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or (C) give to others any right of termination, amendment or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to, any contract, agreement or other obligation, except for such notices, authorizations, consents or approvals which would not, individually or in the aggregate, have a Company Material Adverse Effect.

  SECTION 3.08    SEC Filings; Financial Statements.

        a.     The Company has timely filed or furnished, as applicable, all forms, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the "SEC") since February 1, 2011, and has heretofore delivered to Parent, in the form filed or furnished with the SEC, (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 2011, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012, and September 30, 2012, (iii) all proxy statements and additional materials relating to the Company's meetings of stockholders (whether annual or special) held since February 1, 2011, and (iv) all other forms, reports and registration statements filed or furnished by the Company since July 1, 2010 with the SEC (the forms, reports, registration statements and other documents referred to in clauses "(i)", "(ii)", "(iii)" and "(iv)" above being, collectively, the "Company SEC Reports"). The Company SEC Reports (i) were or will be prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did or will not, at the time they were or are to be filed or furnished, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

        b.     Each of the consolidated financial statements (including, in each case, any notes thereto) contained or to be contained in the Company SEC Reports was (or, for future filings, will be) prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents (or, for future filings, will present), in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which would not have had, and would not have, individually or in the aggregate, a materially adverse effect on the financial statements).

        c.     The Company has heretofore furnished to Parent true, complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to the agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

        d.     The Company has made available to Parent all comment letters received by the Company from the SEC or the staff thereof and all written responses to such comment letters filed by or on behalf of the Company.

        e.     Each director and executive officer of the Company, and, to the Company's knowledge, each holder of more than 10% of the Company's capital stock, has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since February 1, 2011.

        f.      The Company has timely filed and made available to Parent all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are designed to provide reasonable assurances that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings and other public disclosure documents. No executive officer of the Company has failed to make any of the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. Neither the Company nor any of its executive officers has received notice from a Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act to which it is subject and neither the Company nor any member of the Company Board has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, of the violation or possible violation of any applicable Laws of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its Subsidiaries.

        g.     The Company maintains a standard system of accounting established and administered in accordance with GAAP. The Company and its Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries have designed a system of internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and have disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Company Board, (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves sales or management.

        h.     Since February 1, 2011, none of the Company, any Subsidiary, or any director, officer or employee, nor, to the Company's knowledge, any auditor, accountant or representative of the Company or any Subsidiary, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices. No current or former attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

        i.      Since February 1, 2011, to the knowledge of the Company, no employee of the Company or of any Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor any Subsidiary nor any officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

        j.      All accounts receivable of the Company and its Subsidiaries reflected on the 2012 Balance Sheet or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with SEC regulations and GAAP applied on a consistent basis and are not subject to valid defenses, setoffs or counterclaims. The Company's reserve for contractual allowances and doubtful accounts is adequate and has been calculated in a manner consistent with past practices. Since the date of the 2012 Balance Sheet, neither the Company nor any of its Subsidiaries has modified or changed in any material respect its sales practices or methods including, without limitation, such practices or methods in accordance with which the Company or any of its Subsidiaries sell goods, fill orders or record sales.

  SECTION 3.09    Absence of Certain Changes or Events.

        Between September 30, 2012 and the date of this Agreement, except as expressly contemplated by this Agreement, (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice; (b) there has not been any Company Material Adverse Effect and (c) none of the Company or any Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01, except for Sections 5.01(b)(ii), (vi), (vii), (viii) and (xiv).

  SECTION 3.10    Absence of Undisclosed Material Liabilities.

        Neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether or not accrued, contingent or otherwise) of the type required to be reflected or described in the Company's balance sheet (including the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected on, or reserved for, in the financial statements in the Company SEC Reports filed with the SEC prior to the date of this Agreement, (b) set forth in Section 3.10 of the Company Disclosure Schedule, (c) that, individually or in the aggregate, are not material to the Company, or (d) incurred since September 30, 2012 in the ordinary course of business, consistent with past practice.

  SECTION 3.11    Absence of Litigation.

        Except as set forth on Section 3.11 of the Company Disclosure Schedule, (a) there is no litigation, suit, claim, complaint, action, proceeding, investigation, arbitration, alternative dispute resolution action or any other judicial administrative or arbital proceeding (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary and (b) neither the Company nor any of its Subsidiaries, or any property or asset of the Company or any Subsidiary, is subject to any outstanding or continuing order of, consent or other decree, writ, judgment, injunction, settlement agreement, determination of award or other similar agreement with, or continuing investigation by, any Governmental Authority of competent jurisdiction, which, in the case of (a) or (b), individually or in the aggregate, (i) has had a Company Material Adverse Effect or (ii) would materially delay or prevent the consummation of any of the Transactions or would otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement.

  SECTION 3.12    Employee Benefit Plans.

        a.     Section 3.12(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company or any Subsidiary and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Subsidiary (collectively, the "Plans"). Each Plan is in writing and the Company has furnished to Parent a true and complete copy of each Plan and has delivered to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law.

        b.     None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit as a result of a "change in the ownership or effective control," within the meaning of such term under Section 280G of the Code or (iv) provides for any tax "gross-up" or similar "make-whole" payments to any employee, director or consultant of the Company or any Subsidiary. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary, except as required by applicable law. No Plan provides health or disability benefits that are not fully insured through an insurance contract. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

        c.     Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries have performed in all material respects all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

        d.     Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and , to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

        e.     There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor entity that would have ever been considered a single employer with the Company under Section 4001(b) of ERISA or part of the same "controlled group" as the Company for purposes of Section 302(d)(3) of ERISA (each, an "ERISA Affiliate") has ever incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability.

        f.      All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

        g.     All directors, officers, management employees, and technical and professional employees of the Company and the Subsidiaries are under written obligation to the Company and the Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Subsidiaries all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

        h.     Each Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

        i.      No Plan, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code or any other provision of the Code or any similar foreign law, as a result of the transactions contemplated by this Agreement alone or together with any other event.

        j.      In addition to the foregoing, with respect to each Plan that is not subject to United States law (a "Non-U.S. Benefit Plan"):

              i.  all employer and employee contributions to each Non-U.S. Benefit Plan required by law or by the terms of such Non-U.S. Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices, and a pro rata contribution for the period prior to and including the date of this Agreement has been made or accrued;

             ii.  the fair market value of the assets of each funded Non-U.S. Benefit Plan, the liability of each insurer for any Non-U.S. Benefit Plan funded through insurance or the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on any ongoing basis (actual or contingent) accrued to the date of this Agreement with respect to all current and former participants under such Non-U.S. Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Non-U.S. Benefit Plan, and no Transaction shall cause such assets or insurance obligations to be less than such benefit obligations; and

            iii.  each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Each Non-U.S. Benefit Plan is now and always has been operated in full compliance with all applicable non-United States laws.

  SECTION 3.13    Labor and Employment Matters.

        a.     Except as set forth on Section 3.13(a) of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract, or work rules or practices agreed to with any labor union, binding on the Company with respect to any of the Company's operations, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (iv) there are no and in the past three years there has been no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (v) there is no, and during the past three years there has not been any strike, picketing of any nature, labor dispute, slowdown or any other concerted interference with normal operations, work stoppage or lockout, or, to the knowledge of the Company, threatened against or affecting the business of the Company. The consent of the labor unions which are a party to the collective bargaining agreements listed in Section 3.13(a) of the Company Disclosure Schedule is not required to consummate the Transactions.

        b.     The Company is in material compliance with all federal, state, city, or other laws, regulations or requirements arising from its status as a government contractor, including, without limitation, its equal opportunity and affirmative action obligations pursuant to Executive Order 11246 and the regulations implemented by the Office of Federal Contract Compliance Programs. The Company is also in material compliance with the terms of any contract with any government agency.

        c.     Except as set forth in Section 3.13(c) of the Company Disclosure Schedule, the Company and the Subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, wages and hours, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Company maintains a discretionary vacation and paid time off policy that does not permit employees to accrue vacation or paid time off. No employees have accrued vacation or paid time off and therefore no employee would or will be entitled to receive cash payments for accrued but unused vacation or paid time off if such employee were to be terminated. The Company and the Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim and within the last three years there has been no claim with respect to payment of wages, salary, vacation, paid time off or overtime pay or unfair labor practices that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party or within the last three years has been a party to, or otherwise bound by, any consent decree with, or order, injunction, judgment or citation by, any Governmental Authority or private settlement contract relating to employees or employment practices. There is no and within the last three years there has been no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company. There is no and within the last three years there has been no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or employs any person. None of the employment policies or practices of the Company are currently being audited or investigated, or to the knowledge of the Company, subject to imminent audit or investigation by any Governmental Authority.

        d.     Section 3.13(d) of the Company Disclosure Schedule contains a true, complete and accurate list of all of the directors, officers and other employees of Company and its respective Subsidiaries, describing for each such employee the title, whether classified as exempt or non-exempt for wage and hour purposes, annual base salary, whether paid on a salary, hourly or commission basis and the actual rates of compensation, average scheduled hours per week, bonus potential, date of hire, business location, status (i.e., active or inactive and if inactive, the type of leave and estimated duration), the total amount of bonus, severance and other amounts to be paid to such employee if such employee were terminated at or following the Closing and, for any employee whose authority to work in the United States arises from a visa, the class of visa, date of expiration and copy of such visa. Section 3.13(d) of the Company Disclosure Schedule also contains a true, complete and accurate list of all of the independent contractors, consultants, freelancers, temporary employees, leased employees or other servants or agents currently employed or used with respect to the operation of the business of the Company or its Subsidiaries and earning more than $20,000 on an annualized basis or involved in the development of Company Owned Intellectual Property and classified as other than employees or compensated other than through wages paid by the Company or its Subsidiaries through such Company's or such Subsidiary's payroll department and reported on a form W-4 ("Contingent Workers") and indicating whether such Contingent Worker has a written agreement with the Company. Except as contemplated by this Agreement or as set forth on Section 3.13(d) of the Company Disclosure Schedule, to the knowledge of Company, (i) no Key Employee has expressed any plans to terminate his or her employment or service arrangement with the Company or its Subsidiaries and (ii) since January 1, 2012 no employee of the Company has been terminated or voluntarily resigned for any reason. The Company made available to Parent true and correct copies of all written agreements with the current Contingent Workers.

        e.     All employees are employed at-will and no employees are subject to any contract with the Company. The Company is in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986 and, among other things, has a fully completed Form I-9 for each employee.

        f.      To the extent that any Contingent Workers are employed, the Company or any Subsidiary of the Company has properly classified and treated them in accordance with applicable laws and for purposes of all employee benefit plans and perquisites, except for any misclassifications or mistreatments that, individually or in the aggregate, has had a Company Material Adverse Effect.

        g.     Except as set forth in Section 3.13(g) of the Company Disclosure Schedule, the Company or any Subsidiary of the Company has not experienced a "plant closing," "business closing," or "mass layoff" as defined in the WARN Act or any similar state, local or foreign law or regulation affecting any site of employment of the Company or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary of the Company, and, during the ninety-day period preceding the date hereof, no employee has suffered an "employment loss," with respect to the Company or any Subsidiary of the Company as defined in the WARN Act. Section 3.13(g) of the Company Disclosure Schedule sets forth for each employee who has suffered such an "employment loss" during the ninety-day period preceding the date hereof (i) the name of such employee, (ii) the date of hire of such employee, (iii) such employee's regularly scheduled hours over the six-month period prior to such "employment loss," (iv) the reason for the "employment loss," and (v) such employee's last job title(s), location, assignment(s) and department(s).

        h.     Neither the Company nor any Subsidiary of the Company has made any representation, promise or guarantee, express or implied, to any employee or Contingent Worker regarding (i) whether the Parent intends to retain or offer to retain such individual, or (ii) to terms and conditions on which the Parent may retain or offer to retain such individual.

  SECTION 3.14    Proxy Statement.

        The Proxy Statement (and any amendment thereof or supplement thereto), when filed with the SEC, when first published, distributed, disseminated or otherwise made available to the stockholders of the Company, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent or Merger Sub (or any of Parent or Merger Sub's directors, officers, employees, agents or other representatives) for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws.

  SECTION 3.15    Real Property; Title to Assets.

        a.     The Company does not own any, nor has the Company ever owned any, real property, nor is the Company party to any agreement to purchase or sell any real property. Section 3.15(a) of the Company Disclosure Schedule lists each parcel of real property currently leased or subleased by the Company or any Subsidiary, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable (and unpaid) by the Company or any Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the "Lease Documents"). True, correct and complete copies of all Lease Documents have been delivered to Parent. To the Company's knowledge, all such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (after the giving of any required notice and the expiration of any applicable cure period) by the Company or any Subsidiary or, to the Company's knowledge, by the other party to such lease or sublease.

        b.     There are no material contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Subsidiary for the purposes for which it is currently being used. To the Company's knowledge there are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Subsidiary other than those that would not, individually or in the aggregate, have a Company Material Adverse Effect.

        c.     Each of the Company and the Subsidiaries has valid leasehold or subleasehold interests in all of its real properties and assets used or held for use in its business, free and clear of any liens except for (i) liens with an aggregate value of less than $250,000 or (ii) statutory liens for Taxes or other governmental charges not yet due and payable, or mechanics' or similar liens arising in the ordinary course of business that are not individually or in the aggregate material in amount.

  SECTION 3.16    Personal Property; Title to Assets.

        Except as would not have a Material Adverse Effect, the Company has good and valid title to all of the personal properties and assets, tangible and intangible, that it purports to own, and valid leasehold interests in all of the material personal properties and assets, tangible and intangible (other than Intellectual Property, which is covered in Section 3.17), that it purports to lease, in each case including the personal properties and material assets reflected in the Company's most recent balance sheet included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the SEC, but excluding any personal property or assets that are no longer used or useful for the conduct of the business of the Company as presently conducted or that have been disposed of in the ordinary course of business since September 30, 2012.

  SECTION 3.17    Intellectual Property.

        a.     Section 3.17(a) of the Company Disclosure Schedule contains a true, complete and accurate list of all (i) Patents owned by or exclusively licensed to the Company and the Subsidiaries ("Company Patents"), registered Marks owned by or exclusively licensed to the Company or any Subsidiary ("Company Marks") and registered Copyrights owned by or exclusively licensed to the Company or any Subsidiary ("Company Copyrights"), (ii) Licenses-In, (iii) Licenses-Out, and (iv) products, computer programs and/or services currently being manufactured, performed, licensed, sold, distributed and/or otherwise made commercially available by the Company or any Subsidiary (the "Products").

        b.     The conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and to the Company's knowledge as of the date of this Agreement, no claim is pending or has been asserted in writing to the Company that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party.

        c.     With respect to each item of Intellectual Property owned by the Company or a Subsidiary ("Company Owned Intellectual Property"), (i) the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business without any limitations or restrictions (other than those imposed by applicable Laws), and (ii) to the Company's knowledge as of the date of this Agreement the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part.

        d.     With respect to each item of Intellectual Property licensed to the Company or a Subsidiary ("Company Licensed Intellectual Property"), (i) to the Company's knowledge as of the date of this Agreement, the Company or a Subsidiary has all necessary rights to use such Company Licensed Intellectual Property in the continued operation of its respective business as presently conducted in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property, and, (ii) to the knowledge of the Company as of the date of this Agreement, (A) such Company Licensed Intellectual Property is valid and enforceable, (B) such license agreement is binding on all parties to such license and is in full force and effect, and (C) no party to such license of the Company Licensed Intellectual Property is in material breach thereof or material default thereunder.

        e.     To the knowledge of the Company as of the date of this Agreement, no person is engaging in or, during the three (3) year period preceding the date of this Agreement, has engaged in any activity that infringes upon the Company Owned Intellectual Property, nor has there been any misappropriation by any person or entity of any of the Company Owned Intellectual Property, and neither the Company nor any of the Subsidiaries have received any notice of such activities.

        f.      All of the Key IP Employees, and all former and current employees, consultants and contractors of the Company and the Subsidiaries who have been materially involved in the development of Company Owned Intellectual Property or Products during the preceding five (5) years or who have been involved in the development of any current Products, have executed written instruments with the Company or such Subsidiary that assign to the Company or such Subsidiary all rights, title and interest in and to any and all inventions, improvements, discoveries, writings and other works of authorship, and information developed by such employees, consultants, and contractors within the scope of their engagement by the Company or its Subsidiaries and Intellectual Property rights relating thereto; and in each case where a Company Patent is owned by the Company or any Subsidiary by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and all similar offices and agencies anywhere in the world in which foreign counterparts owned by the Company or any Subsidiary are registered or issued.

        g.     Neither the execution of this Agreement nor the consummation of any Transaction shall adversely affect any of the Company's rights with respect to any Company Owned Intellectual Property or the termination of the Company's license rights to any Company Licensed Intellectual Property that is material to the business of the Company as currently conducted.

        h.     Neither the Company nor any Subsidiary has granted any current or contingent right, license or interest in or to the source code of the Products, and, since the Company and the Subsidiaries developed the source code of the Products, neither the Company nor any Subsidiary has provided or disclosed the source code of the Products to any person or entity other than an employee of the Company or any Subsidiary or a contractor performing services for the benefit of the Company or any Subsidiary, in each case such disclosure being subject to valid and enforceable confidentiality restrictions.

        i.      Except as would not, individually or in the aggregate, produce a Company Material Adverse Effect, the Products perform in accordance with their documented specifications and as the Company and the Subsidiaries have warranted to their customers.

        j.      To the Company's knowledge as of the date of this Agreement, the Products do not contain any "viruses," "worms," "time-bombs," "key-locks," or any other devices that are designed to maliciously disrupt or interfere with the operation of the Products or equipment upon which the Products operate, or the integrity of the data, information or signals the Products produce in a manner adverse to the Company, any Subsidiary or any customer, licensee or recipient.

        k.     The Company has not, in connection with the Products currently being sold, licensed or distributed by the Company or by any Subsidiary: (i) distributed Open Source Materials in violation of the applicable license to such Open Source Materials in conjunction with any other software developed or distributed by the Company; or (ii) used Open Source Materials in a manner that creates, or purports to create, obligations for the Company to grant to any third party, any rights or immunities under Company Owned Intellectual Property rights (including, but not limited to, using any Open Source Materials in a manner that requires, as a condition of such use, that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributable at no charge or minimal charge). As used herein, "Open Source Materials" means all software, documentation or other material that is distributed as "free software," "open source software" or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), or any other license described as an "Open Source License" by the Open Source Initiative as set forth on www.opensource.org

  SECTION 3.18    Taxes.

        a.     The Company and the Subsidiaries have timely filed all material United States federal, state, local and non-United States Tax Returns and reports required to be filed by them and have paid and discharged all Taxes required to be paid or discharged (whether or not shown on any Tax Return), other than such Taxes the non-payment of which would not, individually or in the aggregate, have a Company Material Adverse Effect. All such Tax Returns are true, accurate and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. Section 3.18(a) of the Company Disclosure Schedule lists all material United States federal, state, local, and non-U.S. income Tax Returns filed with respect to any of the Company or its Subsidiaries for taxable periods ended on or after December 31, 2009, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit and with respect to which, to the knowledge of the Company, an audit has been threatened. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries filed or received since December 31, 2009. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. Each of the Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, other than any such Taxes for which the failure to withhold and pay over would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for any material amount of Taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes reflected in the 2012 Balance Sheet are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP, other than such Taxes the non-payment of which would not, individually or in the aggregate, have a Company Material Adverse Effect. There are no Tax liens upon any property or assets of the Company or any of the Subsidiaries except liens for current Taxes not yet due. Neither the Company nor any of the Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(e) of the Code within the past five years.

        b.     Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code §280G (or any corresponding provision of state, local, or non-U.S. Tax law) and (ii) any amount that will not be fully deductible as a result of Code §162(m) (or any corresponding provision of state, local, or non-U.S. Tax law). Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii). Neither the Company nor any of its Subsidiaries is or has been a party to any "reportable transaction," as defined in Code §6707A(c)(1) and Reg. §1.6011-4(b). Each of the Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement, other than any such agreement to which only the Company and any of its Subsidiaries are parties. Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Reg. §1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

        c.     Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

              i.  change in method of accounting for a taxable period ending on or prior to the Closing Date;

             ii.  "closing agreement" as described in Code §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date;

            iii.  intercompany transaction or excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law);

            iv.  installment sale or open transaction disposition made on or prior to the Closing Date;

             v.  prepaid amount received on or prior to the Closing Date; or

            vi.  election under Code §108(i).

  SECTION 3.19    Environmental Matters.

        Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) none of the Company nor any of the Subsidiaries has violated or is in violation of any Environmental Law; (b) to the Company's knowledge none of the properties currently or formerly owned, leased or operated by the Company or any Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance; (c) none of the Company or any of the Subsidiaries is actually, potentially or allegedly liable for any off-site contamination by Hazardous Substances; (d) none of the Company or any of the Subsidiaries is actually, potentially or allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (e) each of the Company and each Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); and (f) neither the execution of this Agreement nor the consummation of the Transactions will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

  SECTION 3.20    Material Contracts.

        a.     Subsections (i) through (xvii) of Section 3.20 of the Company Disclosure Schedule list all of the following types of contracts, commitments, arrangements, leases and agreements (whether or not written) (a "Contract") to which the Company or any Subsidiary is a party (such Contracts as are required to be set forth in Section 3.20 of the Company Disclosure Schedule being the "Material Contracts"):

              i.  each "material contract" (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

             ii.  each Contract which is likely to involve consideration of more than $600,000, in the aggregate, over the remaining term of such contract or agreement;

            iii.  joint venture contracts, partnership arrangements or other agreements involving a sharing of profits, losses, costs or liabilities by the Company or any Subsidiary with any third party and having a prospective value in excess of $150,000;

            iv.  executive management Contracts including any Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary to which the Company or any Subsidiary is a party;

             v.  any (a) employment, consulting or other Contract of the Company or any of its Subsidiaries with (A) any member of Company Board or a member of the board of directors of any Subsidiary of the Company, (B) any executive officer of the Company or any of its Subsidiaries or (C) any other employee of the Company or any of its Subsidiaries earning an annual salary equal to or in excess of $200,000, other than arrangements terminable by the Company without severance or other costs to the Company, or (b) any consulting agreement with a third party providing for compensation in excess of $150,000;

            vi.  Contracts evidencing Indebtedness in excess of $250,000;

           vii.  Contracts with any Governmental Authority to which the Company or any Subsidiary is a party that provides for payment to or from the Company in excess of $200,000;

          viii.  Contracts that limit, or purport to limit, the ability of the Company or any Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

            ix.  Contracts that provide for the grant of "most favored nation" pricing or terms, establish an exclusive sale or distribution obligation for the Company or exclusive purchase obligation for the Company or contain any minimum purchase requirement for the Company;

             x.  Contracts providing for benefits under any Plan;

            xi.  Contracts that result in any person or entity holding a power of attorney from the Company or any Subsidiary that relates to the Company, any Subsidiary or their respective businesses (other than powers of attorney granted in the ordinary course of business);

           xii.  Contracts with the Company's top twenty-five customers based on bookings for fiscal 2012 and top twenty-five vendors (each, a "Top Supplier"), in each case during the twelve-month period ended as of the date of this Agreement;

          xiii.  Contracts (A) under which the Company or any Subsidiary is granted rights by others to use any material Intellectual Property (other than Contracts granting the Company or any of its Subsidiaries rights to use readily available commercial software utilized by the Company or any Subsidiary) ("Licenses-In"), (B) under which the Company or any Subsidiary has granted rights to others in any material Company Owned Intellectual Property (other than customer, distributor, or supplier agreements) ("Licenses-Out"); or (C) restricting the Company's rights to use or register any material Company Owned Intellectual Property;

          xiv.  Contracts pursuant to which the Company or any of its Subsidiaries provides source code to any third party for any Company product, including any contract to put such source code in escrow with a third party on behalf of a licensee or contracting party;

           xv.  Contracts with any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933);

          xvi.  Contracts providing for indemnification by the Company or any of its Subsidiaries of any person, except for revenue generating, customer, vendor, commercial or licensing contracts entered into in the ordinary course of business; or

         xvii.  Contracts involving the acquisition from another person, or disposition to another person, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person which (A) was entered into after December 31, 2011, or that has not yet been consummated and which provides for aggregate consideration under such Contract (or series of related Contracts) in excess of $250,000 or the issuance of Company Common Stock (other than acquisitions or dispositions of assets in the ordinary course of business), or (B) contains representations, covenants, indemnities or other obligations that would reasonably be expected to result in payments in excess of $100,000.

        b.     Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, and none of the Material Contracts is in default by its terms or has been cancelled by the other party; (ii) to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract; (iii) the Company and the Subsidiaries have not received any claim of default under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of any other Transaction hereunder shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the rights of the Company or any Subsidiary under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

  SECTION 3.21    Insurance.

        a.     Section 3.21 of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years, (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, and (iii) the period, scope and amount of coverage. All material insurable risks of the Company and the Subsidiaries in respect of the businesses of each are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the businesses and operations in which the Company and the Subsidiaries are engaged.

        b.     With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

        c.     At no time subsequent to October 1, 2009, has the Company or any Subsidiary (i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or (iii) received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in Section 3.21 of the Company Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect.

  SECTION 3.22    Board Approval; Vote Required.

        a.     The Company Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and declared their advisability, and (iii) recommended that the stockholders of the Company approve and adopt this Agreement and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined below).

        b.     The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other Transactions is the Requisite Company Stockholder Approval.

  SECTION 3.23    Customer and Suppliers.

        (a)   Section 3.23(a) of the Company Disclosure Schedule sets forth the Company's customers who represent approximately 70% of the Company's revenue for fiscal 2012 (each a "Top Customer" and, together the "Top Customers").

        (b)   Except as set forth on Section 3.23(b) of the Company Disclosure Schedule, since January 1, 2012, no Top Customer and no Top Supplier, (i) has cancelled or otherwise terminated any Contract with the Company or any Subsidiary prior to the expiration of the Contract term, (ii) has returned a substantial amount of any of the products, equipment, goods and services purchased from the Company or any Subsidiary, (iii) has threatened, or indicated its intention, in each case in writing, to cancel or otherwise terminate its relationship with the Company or its Subsidiaries or to reduce substantially its purchase from or sale to the Company or any Subsidiary of any products, equipment, goods or services, or (iv) has delivered or otherwise communicated to the Company or any of its representatives in writing any material complaint or notice of dispute with respect to any products, equipment, goods or services. Neither the Company nor any Subsidiary has (i) materially breached any Contract with or (ii) engaged in any fraudulent conduct with respect to any such customer or supplier of the Company or a Subsidiary. To the knowledge of those individuals listed on Schedule 3.23(b), since January 1, 2012, none of the Top Customers has orally (x) threatened or indicated its intention to cancel or otherwise terminate its relationship with the Company or its Subsidiaries or to reduce substantially its purchase from or sale to the Company or any Subsidiary of any products, equipment, goods or services, or (y) communicated to the Company or any of its representatives any material complaint or notice of dispute with respect to any products, equipment, goods or services.

  SECTION 3.24    Certain Business Practices.

        None of the Company, any Subsidiary or any directors or officers or, to the Company's knowledge, employees of the Company or any Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or any similar applicable foreign, federal or state Law; or (iii) made any payment in the nature of criminal bribery.

  SECTION 3.25    Interested Party Transactions.

        Except as set forth on Section 3.25 of the Company Disclosure Schedule, no director, officer or other affiliate of the Company or any Subsidiary has or has had, directly or indirectly, (i) a material economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Subsidiary, any goods or services; (iii) a beneficial interest in any Contract disclosed in Section 3.20 or 3.23 of the Company Disclosure Schedule; or (iv) any contractual or other arrangement with the Company or any Subsidiary; provided, however, that ownership of no more than 1% of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 3.25. The Company and the Subsidiaries have not, since February 1, 2011, (A) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (B) materially modified any term of any such extension or maintenance of credit.

  SECTION 3.26    [Reserved].

  SECTION 3.27    Privacy and Information Security.

        a.     There is no Action brought against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened involving any: (1) alleged violation by the Company of a Privacy Law or (2) Processing by the Company of Personally Identifiable Information.

        b.     The Company is not subject to any Order promulgated by a court or other judicial body relating to Privacy Laws or such Company's Processing of Personally Identifiable Information.

        c.     To the Company's knowledge, within the three years prior to the date of this Agreement, (i) the Company has not experienced a material Information Security Incident and (ii) no service provider that Processes Personally Identifiable Information on behalf of the Company or any of its

Subsidiaries, has experienced a material Information Security Incident involving such Personally Identifiable Information.

  SECTION 3.28    Database.

        a.     Section 3.28(a) of the Company Disclosure Schedule sets forth, as of December 27, 2012, the following information: (i) the total number of Registered Users; (ii) the number of physician Registered Users versus non-physician Registered Users; (iii) the number of Registered Users physicians broken down by their specialty; and (iv) the number of U.S. physician Registered Users versus non-U.S. physician Registered Users.

        b.     Section 3.28(b) of the Company Disclosure Schedule sets forth, as of December 27, 2012, the following information: (i) the total number of Active Registered Users; (ii) the number of physician Active Registered Users versus non-physician Active Registered Users; (iii) the number of Active Registered Users broken down by their specialty; and (iv) the number of U.S. physician Active Registered Users versus non-U.S. physician Active Registered Users.

        c.     Except as set forth on Section 3.28(c) of the Company Disclosure Schedule, within the five years prior to the date of this Agreement, the Company has maintained reasonable procedures to assure all Personally Identifiable Information on the Registered Users held by the Company is strictly confidential, and the Company has not sold (other than in connection with the transaction contemplated hereby or as is consistent with the Company's privacy policy), rented or disclosed any such Personally Identifiable Information to any person and has complied with all applicable Privacy Laws concerning data protection and privacy in the jurisdictions where the Company does substantial business.

        d.     The Company is the owner of the Database and all applicable copyrights, trade secrets and other similar Intellectual Property rights covering the Database. For purposes of this Agreement, the "Database" means the database of data pertaining to the Registered Users of the Company's products and services that was gathered by the Company from such Registered Users or elsewhere.

  SECTION 3.29    Site Content.

        To the knowledge of the Company, no author or editor of any content created by an employee of the Company used in the Company's products and services (the "Content") has been paid any amount by any pharmaceutical manufacturer or any other person (other than the Company) in connection with or related to the subject matter of that portion of the Content authored or edited, as applicable, by such author or editor.

  SECTION 3.30    Accounts Receivable.

        Each of the accounts and notes receivable of any of the Company and its Subsidiaries reflected in the Company's financial statements dated September 30, 2012, (i) has arisen from a bona fide sales transaction in the ordinary course of business and is payable on ordinary trade terms, (ii) is the legal, valid and binding obligation of the respective debtor, enforceable against such debtor in accordance with its respective terms, (iii) is not subject to any valid set off or counterclaim, and (iv) is not the subject of any pending Actions brought by or on behalf of the Company or any of its Subsidiaries. There are no security arrangements or collateral securing the repayment or other satisfaction of receivables of the Company or any of its Subsidiaries.

  SECTION 3.31    Opinion of Financial Advisor.

        The Company has received the written opinion of Piper Jaffray, dated the date of this Agreement, to the effect that, as of the date of this Agreement, based on the assumptions, qualifications and limitations contained therein, the Merger Consideration is fair, from a financial point of view, to the Company's stockholders (other than Parent and Merger Sub), a copy of which opinion will be delivered (solely for informational purposes) to Parent promptly after receipt thereof by the Company.

  SECTION 3.32    Brokers.

        No broker, finder or investment banker (other than Piper Jaffray) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and other Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a true, complete and correct copy of all agreements between the Company and Piper Jaffray pursuant to which such firm would be entitled to any payment relating to the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

  SECTION 4.01    Corporate Organization.

        Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

  SECTION 4.02    Authority Relative to This Agreement.

        Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (subject, as to enforcement of remedies, to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general applicability relating to or affecting the rights and remedies of creditors generally and (b) general principles of equity).

  SECTION 4.03    No Conflict; Required Filings and Consents.

        a.     The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-laws (or any equivalent organizational document) of either Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any material property or asset of either of them is bound or affected, including the Credit Agreement, dated as of October 20, 2011, by and among athenahealth, Inc., Bank of America, N.A., in its capacity as administrative agent, and the other parties thereto (as amended, restated, refinanced, supplemented or otherwise modified from time to time, the "Credit Agreement") and the commitment letter, dated as of January 4, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Commitment Letter"), by and between athenahealth, Inc. and Bank of America, N.A. ("Bank of America").

        b.     The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the HSR Act, the Exchange Act, the Securities Act, Blue Sky Laws, (ii) filings or notifications as may be required under the rules and regulations of NASDAQ, and (iii) filing and recordation of appropriate merger documents as required by the DGCL.

  SECTION 4.04    Funds.

        Parent will have at the Closing sufficient funds available (through existing borrowing facilities, commitments from lenders or otherwise) to permit it to consummate the Transaction in accordance with the terms of this Agreement. To the extent funding under the Credit Agreement is required at the Closing to pay the Merger Consideration, the conditions precedent to funding under the Credit Agreement (and, if applicable, the Commitment Letter) will be met at the time of the Closing (after giving effect to the Transactions). The consummation of the Merger will be a Permitted Acquisition (as defined in the Credit Agreement) at the time of the Closing.

  SECTION 4.05    Brokers.

        No broker, finder or investment banker (other than Linnemann Associates) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

  SECTION 4.06    Information Provided.

        None of the information provided (or to be provided) by or on behalf of Parent or Merger Sub or any of their directors, officers, employees, affiliates, agents or other representatives for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  SECTION 4.07    No Interested Stockholder.

        Prior to the Company Board approving this Agreement, the Merger and the other transactions contemplated hereby for purposes of the applicable provisions of the DGCL, neither Parent nor Merger Sub, alone or together with any other Person, was at any time, or became, an "interested shareholder" thereunder or has taken any action that would cause any anti-takeover statute under the DGCL to be applicable to this Agreement, the Merger or any transactions contemplated by this Agreement.

  SECTION 4.08    No Other Representations; Non-Reliance.

        Parent and Merger Sub each acknowledge that neither the Company nor any Subsidiary of the Company has made or is making any representations or warranties whatsoever in connection with the transactions contemplated by this Agreement, express or implied, except as provided in Article III, and that neither Parent nor Merger Sub is relying or has relied on any representations or warranties whatsoever in connection with the transactions contemplated by this Agreement, express or implied, except as provided in Article III.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

  SECTION 5.01    Conduct of Business by the Company Pending the Merger.

        a.     The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise provide prior consent in writing, which may not be unreasonably withheld, conditioned or delayed, provided, however, that the Company shall not be required to obtain consent if doing so may violate antitrust Law (provided that the Company provides notice of such belief to Parent promptly):

              i.  the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

             ii.  the Company and each of its Subsidiaries shall use their commercially reasonable efforts to preserve substantially intact the business organization goodwill and other existing assets of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries, to maintain and preserve intact the current relationships of the Company and the Subsidiaries with customers, suppliers, distributors, creditors and other persons with which the Company or any Subsidiary has significant business relations, and to comply in all material respects with applicable Law.

        b.     By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which may not be unreasonably withheld, conditioned or delayed, provided, however, that the Company shall not be required to obtain consent if doing so may violate antitrust Law (provided that the Company provides notice of such belief to Parent promptly):

              i.  amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

             ii.  issue, sell, pledge, dispose of, grant, award or encumber, or authorize the issuance, sale, pledge, disposition, grant, award or encumbrance of, any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights or equity of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of Shares issuable pursuant to employee stock options outstanding on the date hereof);

            iii.  sell, pledge, dispose of, grant or encumber, or permit an encumbrance to exist on, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any material assets of the Company or any of its Subsidiaries;

            iv.  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

             v.  adjust, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            vi.  (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (C) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice and provided such contract or agreement shall not involve any discounts in excess of 25%; (D) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $450,000 for the Company and the Subsidiaries taken as a whole, except as consistent with Company business plans that have been disclosed to Parent; or (E) enter into or amend any contract, agreement, commitment or arrangement with respect to any Contract or matter set forth in this Section 5.01(b)(vi);

           vii.  (A) hire any employees in the position of Vice President or above; (B) take any action which could reasonably be expected to give rise to a claim for "good reason" or any similar claim by any employee; or (C) terminate the employment of employees in the position of Vice President or above (other than for cause, so long as prior notice of such termination is given to Parent);

          viii.  hire any additional employees or increase the compensation payable or to become payable or the benefits provided to its directors, officers, employees or independent contractors, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer employee or other independent contractors of the Company or of any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, employee or independent contractor, or loan or advance any money or property to any director, officer, employee or independent contractor, or grant any equity or equity-based awards;

            ix.  exercise its discretion with respect to or otherwise voluntarily accelerate the lapse of restriction or vesting of any Company Stock Option or Company RSU as a result of the Merger, any other change of control of the Company (as defined in the Company Stock Option Plans) or otherwise;

             x.  terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees (other than layoffs of less than 10 employees in any six-month period in the ordinary course of business consistent with past practice) or implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future;

            xi.  take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

           xii.  make, change or rescind any material Tax election, settle or compromise any material United States federal, state, local or non-United States income tax liability, change an annual accounting period, adopt or change any accounting method, file any material amended Tax Return, enter into any closing agreement, surrender any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries;

          xiii.  pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 2012 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

          xiv.  enter into, amend, modify, in a manner that is adverse to the Company, or consent to the termination of any Material Contract (other than terminations consented to in the ordinary course of business, consistent with past practice and without financial penalty to the Company or any Subsidiaries), or enter into, amend, waive, modify, in a manner that is adverse to the Company, or consent to the termination of the Company's or any Subsidiary's rights thereunder (other than terminations consented to in the ordinary course of business, consistent with past practice and without financial penalty to the Company or any Subsidiaries);

           xv.  commence, compromise, settle or come to an arrangement regarding, or agree or consent to compromise, settle or come to an arrangement regarding, any Action;

          xvi.  permit any item of Company Owned Intellectual Property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Company Owned Intellectual Property;

         xvii.  (A) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any Company Owned Intellectual Property or Company Licensed Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and material Taxes, to maintain and protect its interest in Company Owned Intellectual Property or Company Licensed Intellectual Property; (B) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company Owned Intellectual Property or Company Licensed Intellectual Property, except in the ordinary course of business consistent with past practice; (C) develop, create or invent any Intellectual Property jointly with any third party, except under existing arrangements that have been disclosed to Parent; (D) disclose or allow to be disclosed any confidential information or confidential Company Owned Intellectual Property or Company Licensed Intellectual Property to any person, other than employees of the Company or its Subsidiaries that are subject to a confidentiality or non-disclosure covenant protecting against further disclosure thereof, except under existing arrangements that have been disclosed to Parent; or (E) fail to notify Parent promptly of any infringement, misappropriation or other violation of or conflict with any material Company Owned Intellectual Property or Company Licensed Intellectual Property of which the Company or any of its Subsidiaries becomes aware and to consult with Parent regarding the actions (if any) to take to protect such Company Owned Intellectual Property or Company Licensed Intellectual Property;

        xviii.  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          xix.  fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with the Company's and its Subsidiaries' past practice;

           xx.  write down or write up or fail to write down or write up the value of any receivables or revalue any assets of the Company, other than in the ordinary course of business and in accordance with GAAP;

          xxi.  form any Subsidiary;

         xxii.  enter into any agreement, understanding or arrangement with respect to the voting or registration of the capital stock of the Company or any of its Subsidiaries;

        xxiii.  take any action to render inapplicable, or to exempt any third party from, the provisions of any antitakeover Laws of any Governmental Authority;

         xxiv.  knowingly take or fail to take any action in breach of this Agreement or for the purpose of materially delaying or preventing (or which would be reasonably expected to materially delay or prevent) the consummation of the transactions contemplated hereby;

          xxv.  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries; or

         xxvi.  announce an intention, authorize, resolve, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing or any other action inconsistent with the foregoing.

        c.     In addition, between the date of this Agreement and the Effective Time, the Company and its Subsidiaries shall (i) prepare and timely file all material Tax returns required to be filed (and shall provide Parent with copies of such material Tax returns a reasonable period of time prior to filing for Parent's review, but not approval, and shall incorporate in any final draft Parent's reasonable comments, to the extent consistent with applicable law), (ii) timely pay all Taxes shown to be due and payable on such material Tax Returns, and (iii) promptly notify Parent of any notice of any suit, claim, action, investigation, audit or proceeding in respect of any Tax matters (or any significant developments with respect to ongoing suits, claims, actions, investigations, audits or proceedings in respect of such material Tax matters).

ARTICLE VI
ADDITIONAL AGREEMENTS

  SECTION 6.01    Proxy Statement.

        a.     As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC the preliminary proxy statement to be sent to the stockholders of the Company relating to the Company Stockholders' Meeting (as defined in Section 6.02) (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement"), it being understood and agreed that the preliminary proxy statement shall in no event be filed with the SEC later than the twentieth calendar day following the date of this Agreement. The Company shall respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Parent shall furnish all information concerning it to the Company as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly (but in any event within one business day) notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all written correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed, except as to each of clauses "(i)" through "(iii)" subject to the right of the Company to make a Change in the Company Recommendation in accordance with Section 6.04(c) of this Agreement (and with respect to every disclosure relating thereto). After all of the comments received from the SEC have been cleared by the SEC staff (or, if applicable, after the expiration of the applicable period for comment) and all information required to be contained in the Proxy Statement has been included therein by the Company, the Company shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be disseminated (including by electronic delivery if permitted) as promptly as reasonably practicable, to its stockholders of record, as of the record date established by the Company Board and shall furnish the information required to be provided to the stockholders of the Company pursuant to the DGCL and any other applicable Law. If at any time prior to the Company Stockholders' Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

        b.     Subject to Sections 6.04(c) and 6.04(d), the Proxy Statement shall include the recommendation of the Company Board to the stockholders of the Company in favor of approval and adoption of this Agreement (the "Company Recommendation"). Except as provided in Section 6.04(c) or in Section 6.04(d), the Company covenants that none of the Company Board or any committee thereof shall withdraw, amend, change or modify in a manner adverse to Parent or Merger Sub, the Company Recommendation or propose publicly to withdraw, amend, modify or change in a manner adverse to Parent or Merger Sub the Company Recommendation (a "Change in the Company Recommendation").

        c.     Parent represents that the information supplied by Parent for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is filed with the SEC, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, and (iii) the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        d.     The Company represents that the information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is filed with the SEC, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, and (iii) the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement including the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

  SECTION 6.02    Company Stockholders' Meeting.

        The Company shall, as promptly as practicable after the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the fifth business day immediately following the date of the public announcement of the execution of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders, which meeting the Company shall cause to occur as soon as commercially practicable (taking into account applicable Law and desirable time for solicitation of votes) but in any event within 35 days following the mailing of the Proxy Statement to the extent practicable taking into account applicable Law (and taking into account any instruction and/or advice provided by the SEC), such date to be selected after consulting with Parent (the "Company Stockholders' Meeting"), for the purpose of voting upon the approval and adoption of this Agreement; provided, however, that (a) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may extend the date of the Company Stockholders' Meeting by no more than ten business days and the Company shall use its commercially reasonable efforts during such ten business day period to obtain such a quorum as soon as practicable and (b) the Company shall not, without the prior written consent of Parent, delay the Company Stockholders' Meeting except to the extent (and only to the extent) the Company reasonably determines that such delay is required by applicable Law to comply with written or oral comments made by the SEC with respect to the Proxy Statement. Subject to Section 6.04(c), the Company Board shall recommend to holders of the Shares that they adopt and approve this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Competing Transaction. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders, except in the event and to the extent that the Company Board, in accordance with Section 6.04(c), makes a Change in the Company Recommendation.

  SECTION 6.03    Access to Information; Confidentiality.

        a.     Except as prohibited by applicable Law (including antitrust Law), from the date of this Agreement until the Effective Time, the Company shall: (i) provide to Parent (and Parent's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") reasonable access, at reasonable times during normal business hours and upon prior reasonable notice, to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof; and (ii) furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as Parent or its Representatives may reasonably request, except for (x) documents prepared in connection with the consideration of a Competing Transaction that did not result from a breach of Section 6.04, or (y) materials prepared in connection with the Company Board's consideration of the Transactions (unless otherwise required to be furnished pursuant to this Agreement or applicable Law); provided, however, that the Company shall have no obligation to provide such access or furnish such information to the extent it may result in the loss of attorney-client privilege. The parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

        b.     All information obtained by Parent pursuant to this Section 6.03 shall be kept confidential in accordance with that certain confidentiality letter agreement, dated August 30, 2012, between Parent and the Company (the "Confidentiality Agreement").

        c.     No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

  SECTION 6.04    No Solicitation of Transactions.

        a.     The Company agrees that neither it nor any Subsidiary nor any of the directors or officers of it or any Subsidiary will, and that it will cause its and its Subsidiaries' agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any Subsidiary), not to, and shall not authorize or permit its employees to, directly or indirectly: (i) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing nonpublic information or assistance), or take any other action intended to induce or facilitate, any inquiries with respect to, or the making of any indication of interest, proposal or offer (including, without limitation, any indication of interest, proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below); (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction; (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to or reasonably likely to lead to any Competing Transaction (except for a confidentiality agreement as contemplated by Section 6.04(b)(A)(iii)) or enter into any contract, arrangement or agreement in principal requiring the Company to abandon, terminate or fail to consummate the Merger or any other Transaction contemplated by this Agreement or resolve, propose or agree to do any of the foregoing; (iv) terminate, amend, waive or fail to use commercially reasonable efforts to enforce any rights under any "standstill" or other similar agreement between the Company or any of its Subsidiaries and any person, or (v) authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries, to take any such action (the obligations described in the foregoing clauses "(i)" through "(iii)" and the foregoing clause "(v)" (as it relates to the foregoing clauses "(i)" through "(iii)") shall be referred to herein collectively as the "Specified No Solicitation Obligations"). The Company shall notify Parent as promptly as practicable (and in any event within twenty-four hours after the Company attains knowledge thereof if such knowledge is obtained in writing or one business day if such knowledge is obtained in any other manner), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making any such inquiry, request, proposal or expression of interest and the material terms and conditions of such inquiry, request, proposal or expression of interest (including, if in written form, a copy of such inquiry, request, proposal or expression of interest). The Company immediately shall cease and cause to be terminated all existing activities, discussions or negotiations with any parties conducted heretofore with respect to or which would reasonably be expected to lead to a Competing Transaction. The Company shall promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any Subsidiary, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of the Company or any Subsidiary. Any violation of this Section 6.04 by any representative of the Company, or by any Subsidiary or representative of any Subsidiary of the Company, shall constitute a breach hereof by the Company. For the avoidance of doubt, the fact that a representative of the Company has referred a third party to a publicly filed copy of this Agreement, without more, shall not in itself be deemed a breach of the Specified No Solicitation Obligations.

        b.     Notwithstanding anything to the contrary in this Agreement, from the date hereof and prior to the Company Stockholders' Meeting, the Company Board may furnish information to, and enter into discussions and negotiations with, a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction (a "Qualified Bidder") if, and only if, (A) such proposal or offer did not result from a breach of the provisions of this Section 6.04; (B) the Company Board has (i) determined, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation), that such proposal or offer constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below) and the Company Board determines in good faith (after consultation with outside legal counsel) that, the failure of the Company Board to take such action would be inconsistent with the Company Board's fiduciary duties under applicable Law; (ii) provided written notice to Parent of its intent to furnish information or enter into discussions and negotiations with such Qualified Bidder at least one business day prior to taking any such action and shall provide Parent with at least forty-eight hours prior written notice (or such shorter period of time as given to the members of the Company Board) of any meeting of the Company Board or any committee thereof at which the Company Board or such committee is expected to consider any Competing Transaction; and (iii) obtained from such Qualified Bidder (if one does not already exist) an executed confidentiality agreement (the terms of which are no less favorable to the Company than those contained in the Confidentiality Agreement) and (C) the Company simultaneously provides or makes available to Parent any non-public information concerning the Company or its Subsidiaries provided or made available to such Qualified Bidder which was not previously provided or made available to Parent. The Company shall update the Parent as to any material developments with respect to such discussions and negotiations.

        c.     Except as set forth in this Section 6.04(c) or in Section 6.04(d), neither the Company Board nor any committee thereof shall make a Change in the Company Recommendation or approve or recommend, or cause or permit the Company to enter into any letter of intent, or other contract, agreement or obligation with respect to, any Competing Transaction (other than a confidentiality agreement contemplated by subsection (b)(A)(iii) of this Section 6.04). Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Agreement, at any time prior to the time of the Company Stockholders' Meeting, the Company may make a Change in the Company Recommendation and thereafter may terminate this Agreement pursuant to Section 8.01(a)(v) and, concurrently with such termination may enter into a definitive agreement to execute a Superior Proposal, only if: (i) a Superior Proposal is made and such Superior Proposal did not result from a breach by the Company of this Section 6.04; (ii) the Company Board determines, in its good faith judgment after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that failure to make a Change in the Company Recommendation in response to such Superior Proposal and terminate this Agreement pursuant to Section 8.01(a)(v) or enter into a definitive agreement to execute a Superior Proposal, would be inconsistent with its fiduciary obligations to the Company and its stockholders under applicable Law, (iii) the Company Board provided written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Company Board intends to make a Change in the Company Recommendation, terminate this Agreement pursuant to Section 8.01(a)(v) or enter into a definitive agreement to execute a Superior Proposal, and, if so, which actions and the manner in which it intends to do so, (iv) if Parent does not, within five business days of Parent's receipt of the Notice of Superior Proposal (the "Response Window"), make an offer or a counteroffer that the Company Board determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal (it being understood and agreed that any material amendments to such Superior Proposal, including the financial terms of such Superior Proposal, shall each require the delivery of a new Notice of Superior Proposal and the commencement of a new Response Window, but such Response Window shall be for a period of three business days) and (v) the Company pays the Termination Fee pursuant to Section 8.03 to Parent prior to or concurrently with terminating this Agreement.

        d.     Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Agreement, at any time prior to the time of the Company Stockholders' Meeting, the Company may make a Change in the Company Recommendation (other than due to a proposal for a Competing

Transaction, which is governed by Section 6.04(c) above) in response to or as a result of a material event, material development or material change in circumstances that does not relate to any Competing Transaction and that was not known or reasonably foreseeable by the Company Board on the date of this Agreement, occurring or arising after the date of this Agreement (or if known or foreseeable, the consequences of which are not known to or reasonably foreseeable by the Company Board as of the date hereof), which event, development or change in circumstance, or any material consequences thereof, becomes known to the Company Board prior to the time of the Company Stockholders' Meeting (any such material event, material development or material change in circumstances unrelated to a Competing Transaction being referred to as an "Intervening Event"), but only if: (i) no member of the Company Board had knowledge, as of the date of this Agreement, that such Intervening Event was reasonably likely to occur or arise after the date of this Agreement (or if known or foreseeable, the consequences of which are not known to or reasonably foreseeable by the Company Board as of the date hereof); (ii) the Company Board provided Parent at least five business days advance written notice prior to making such Change in the Company Recommendation providing reasonable details of the Intervening Event and advising Parent that the Company Board intends to make a Change in the Company Recommendation; and (iii) prior to any Change in the Company Recommendation, the Company Board determines, in its good faith judgment (after having received the advice of a financial advisor of internationally recognized reputation) and after taking into account the Parent's offers or counteroffers made during such five business days that failure to make a Change in the Company Recommendation would be inconsistent with its fiduciary obligations to the Company and its stockholders under applicable Law.

        e.     Nothing in this Section 6.04 or elsewhere in this Agreement shall be deemed to prohibit the Company from, (x) complying with Rule 14e-2, Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or (y) making any disclosure to its stockholders if the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that: (i) this Section 6.04(e) shall not be deemed to permit the Company Board to make a Change in the Company Recommendation except, in each case, to the extent permitted by Section 6.04(c) or Section 6.04(d); and (ii) nothing in this Section 6.04(e) shall change any disclosure made in accordance with the provisions of this Section 6.04(e) from being a Change in the Company Recommendation if such disclosure meets the definition of a Change in the Company Recommendation.

        f.      A "Competing Transaction" means any of the following transactions or series of related transactions (other than the Transactions): (i) any merger, tender offer, consolidation, share exchange, business combination, recapitalization, reorganization, liquidation, dissolution or other similar transaction involving the Company; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets that constitute at least 15% of the assets of the Company and its Subsidiaries, taken as a whole; (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company; or (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company.

        g.     A "Superior Proposal" means an unsolicited written bona fide offer or proposal made by a third party with respect to a Competing Transaction on terms and conditions that the Company Board determines, in its good faith judgment, after having received the advice of a financial advisor of internationally recognized reputation and outside legal counsel, and taking into account all legal, financial and regulatory and other aspects of the proposal (including timing) and any changes to the terms of this Agreement proposed by Parent in response to such offer or proposal or otherwise, to be more favorable, including from a financial point of view, to the stockholders of the Company than the Merger and which is reasonably likely to be consummated. For purposes of the definition of "Superior

Proposal," each reference to "15%" in the definition of "Competing Transaction" shall be replaced with "50%".

  SECTION 6.05    Employee Benefits Matters.

        For the period commencing at the Effective Time and ending December 31, 2013, Parent shall cause the Surviving Corporation and its subsidiaries to maintain for each employee of the Company and its Subsidiaries as of immediately prior to the Effective Time (each, a "Continuing Employee") employee benefit plans, programs, arrangements and policies that are comparable in the aggregate to the employee benefit plans, programs, arrangements and policies available to the Continuing Employees immediately prior to the Effective Time. Upon their transition to any employee benefit plan, program, arrangement or policy established or maintained by the Surviving Corporation or any of its subsidiaries, employees of the Company or any Subsidiary shall receive credit for purposes of eligibility to participate and vesting (but not for benefit, vacation, or paid time off accruals) under any such employee benefit plan, program or arrangement for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Parent or its subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its subsidiaries in the calendar year in which the Effective Time occurs.

  SECTION 6.06    Directors' and Officers' Indemnification and Insurance.

        a.     The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are currently set forth in the Certificate of Incorporation of the Company and the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

        b.     For not less than six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present directors, officers and employees of the Company (the "Indemnified Persons") with respect to all acts or omissions by them in their respective capacities occurring at or prior to the Effective Time to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to (i) the Company Governing Documents as in effect on the date of this Agreement and (ii) indemnification agreements, if any, in existence on the date of this Agreement with any directors, officers or employees of the Company.

        c.     The Surviving Corporation shall maintain, in effect for six years from and after the Effective Time, insurance "tail" or other insurance policies with respect to directors' and officers' liability insurance relating to matters occurring prior to the Effective Time, in an amount and scope at least as favorable as the coverage applicable to directors and officers of the Company as of the Effective Time; provided, however, that if such "tail" or other policies are not available at an annual cost not greater than 200% of the last annual premium paid prior to the date hereof under such policy (the "Insurance Cap"), then the Surviving Corporation shall cause to be obtained as much comparable insurance as can reasonably be obtained in its good faith judgment at a cost up to but not exceeding the Insurance Cap.

  SECTION 6.07    Further Action; Reasonable Efforts.

        a.     Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly, and in no event later than ten business days after the date hereof, its respective filings, and thereafter shall make promptly all other required submissions and provide such other information as may reasonably be requested, under the HSR Act or other applicable foreign, federal or state antitrust and competition Laws with respect to the Transactions and (ii) promptly use its reasonable best efforts to take, or cause to be taken, any and all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries, to resolve any objections which may be asserted by any Governmental Authority with respect to the Transaction, and to cause all applicable waiting periods under the HSR Act and other foreign, federal and state antitrust and competition Laws to expire or be terminated, as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger and using its reasonable efforts to defend against any Action that restricts, prevents or prohibits consummations of the Transactions.

        b.     In no event shall Parent or Merger Sub be obligated pursuant to this Agreement to divest or hold separate any assets or to take or commit to take any action that would be reasonably likely to impose material limitations on Parent's ownership or operation (or that of any Parent's Subsidiaries or affiliates) of all or a material portion of the Company's business or assets.

        c.     Subject to the Confidentiality Agreement and to reasonable restrictions limiting access to counsel, each party shall promptly (i) notify the other parties of and provide a copy of any material communication it provides to or receives from any Governmental Authority relating to any filings, or submissions, or any investigation, under the HSR Act or other applicable foreign, federal or state antitrust or competition Laws relating to the Transactions; (ii) consult with and consider in good faith the views of the other parties before communicating in writing or orally with, or submitting any analyses, presentations, memoranda, briefs, white papers, arguments, opinions or proposals to, or making any appearance before, any Governmental Authority regarding any filing or investigation under the HSR Act or other applicable foreign, federal or state antitrust or competition Laws, and to the extent permitted by any Governmental Authority, permit the other parties to be present during any meeting or conference relating to the Transaction or any such investigation; and (iii) provide all reasonable assistance and cooperation to allow the other parties to prepare and submit any filings, or submissions under the HSR Act or other applicable foreign, federal or state antitrust or competition Laws, including providing information that the other parties may from time to time require for the purpose of any filing, notification, application or request for further information made in respect of any such filing or investigation. No party shall withdraw any HSR filing, agree to extend any applicable waiting period, or agree with any Governmental Authority not to consummate the Transaction for any period of time, without the consent of the other parties. Any HSR filing fees shall be paid 50% by the Company and 50% by Parent.

  SECTION 6.08    Obligations of Merger Sub.

        Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

  SECTION 6.09    Subsequent Financial Statements.

        The Company shall, if practicable, provide prior notice to Parent prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any report or document with the SEC after the date of this Agreement, it being understood (for the avoidance of doubt) that: (i) Parent's consent shall not be required in order to make any such filings; and (ii) Parent shall have no liability by reason of such consultation.

  SECTION 6.10    Public Announcements.

        The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, for so long as this Agreement is in effect, neither Parent nor the Company shall, nor shall either permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed, except as may be required by applicable Law or the applicable rules of any stock exchange, in which event such party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other parties and their counsel to review and comment upon such press release or other announcement and shall in good faith give due consideration to all reasonable additions, deletions or changes suggested thereto, except that the Company shall not be required to consult with Parent with respect to any public statements relating to Change in the Company Recommendation or Competing Transaction. Notwithstanding anything to the contrary in this Section 6.10, each of Parent and the Company may make any press release or public statement with respect to the Transactions to the extent repeating or affirming disclosure made in any prior press release or public statement validly made in accordance with this Section 6.10.

  SECTION 6.11    Financing.

        a.     Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto: (i) agrees that it will not bring or support any person in any action, suit, proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of lender under any existing loan facility of Parent or Merger Sub or provider of any commitment for any loan facility to Parent or Merger Sub (the "Financing Sources") in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including, but not limited to, any dispute arising out of or relating in any way to any commitment letters or any loan agreement related to any financing, or financing commitment, provided or to be provided by any Financing Source (any such financing a "Financing" and any such agreement or commitment a "Facility Commitment") or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York; (ii) agrees that, except as specifically set forth in any Facility Commitment, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Financing Sources in any way relating to any Facility Commitment or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (iii) hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation (whether in law or in equity, whether in contract or in tort or otherwise) directly or indirectly arising out of or relating in any way to any Facility Commitment or the performance thereof or the financings contemplated thereby.

        b.     Prior to the Closing Date, if Parent wishes to borrow cash to fund the Merger Consideration from a reputable bank, the Company shall, at Parent's sole expense, cause its Subsidiaries to, and shall use commercially reasonable efforts to cause its Representatives (including its legal and accounting Representatives) to, provide reasonable cooperation in connection with the arrangement of the such financing as may be reasonably requested by Parent, including without limitation (i) providing reasonable and customary due diligence materials to the sources of such financing and any rating agencies, including financial statements and financial and other information, as soon as reasonably practicable after request therefor, that are reasonably and customarily required in connection with such financing; (ii) assisting Parent with the preparation of rating agency presentations and similar documents and materials in connection with the financing and permitting the use of the Company name and logo in the offering materials; (iii) participating in a reasonable number of meetings, presentations and due diligence sessions in connection with the financing, (iv) assisting in the preparation of customary offering materials and private placement memorandum and/or bank information memorandum with respect to the financing, as may be reasonably requested by Parent; and (v) facilitating and providing pertinent information for the pledging of collateral for the financing (the "Required Financial Information"); provided, that: (1) such requested assistance and cooperation does not unreasonably interfere with the ongoing operation of the Company and its Subsidiaries and does not create undue burden for the operation of the Company; (2) the Company shall not be required to pay any commitment or other fee or incur any liability or expense in connection with any financing; (3) the effectiveness of any documentation executed by the Company shall be subject to the consummation of the Closing Date; (4) the Company shall not be required to provide access to or disclose information to any party or entity unless such person or entity is bound by confidentiality obligations reasonably satisfactory to the Company; and (5) the Company shall not be required to provide access to or disclose information where the Company reasonably determines that such access or disclosure would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or contravene ant Law or any contract to which the Company or any of its Subsidiaries is a party. Notwithstanding anything to the contrary in this Agreement, the Required Financial Information required to be delivered pursuant to this Section 6.11(e) shall be prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and normal, recurring year-end adjustments).

        c.     Parent shall, and shall cause its affiliates to, (i) promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company in connection with cooperation provided for in Section 6.11(a) (such reimbursement to be made promptly and in event within three business days of delivery of reasonably acceptable documentation evidencing such expenses); and (ii) indemnify and hold harmless the Company and its Representatives from and against any and all Losses (as defined below) suffered or incurred by them in connection with the arrangement of any financing, and any information utilized in connection therewith. All non-public or otherwise confidential information regarding the Company and its Subsidiaries obtained by Parent, its affiliates or their respective Representatives pursuant to this Section 6.11 shall be subject to the terms of the Confidentiality Agreement. Loss shall mean any include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorney's fees), charge, cost (including cost of investigation) or expense of any nature.

        d.     For the avoidance of doubt, the obligation of Parent and Merger Sub to close the transactions contemplated by this Agreement is not conditioned upon the consummation of any financing and, accordingly, the parties agree that a failure of Parent and Merger Sub to close the transactions contemplated by this Agreement resulting from a failure or inability to consummate any financing constitutes a breach for purposes of this Agreement, notwithstanding compliance by Parent with Section 6.11.

  SECTION 6.12    Additional Agreements.

        In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to the rights, privileges and powers of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

  SECTION 6.13    Rule 16b-3 Actions.

        Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, both prior to and after the Effective Time, it is desirable that such persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the transactions contemplated by this Agreement, and for that compensatory and retentive purpose agree to the provisions of this Section 6.13. Promptly after the date hereof and prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

  SECTION 6.14    State Takeover Laws.

        If any "control share acquisition," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws becomes or is deemed to become applicable to the Company, the Merger, the Voting Agreements or any other transaction contemplated hereby, then the Company Board shall take all action necessary to render such statute inapplicable to the foregoing.

  SECTION 6.15    Certain Litigation.

        The Company shall promptly notify Parent of any litigation commenced after the date hereof against the Company or any of its officer or directors by any Company stockholder (on such stockholder's own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger) and shall keep Parent reasonably informed regarding the litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any such litigation brought by stockholders of the Company.

  SECTION 6.16    Advice of Changes.

        The Company shall promptly notify Parent of any change or event having a Company Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 6.16 shall not limit or otherwise affect the remedies available hereunder to Parent. Parent shall promptly notify the Company of any change or event having a material adverse effect on Parent, or which may otherwise preclude Parent from consummating the Merger; provided, however, that the delivery of any notice pursuant to this Section 6.16 shall not limit or otherwise affect the remedies available hereunder to the Company.

  SECTION 6.17    Notice of Claims.

        The Company shall, promptly but in any event within five business days, notify Parent in writing if and when the Company becomes aware of any claim or threatened claim (in writing) that the conduct of the business of the Company or any Subsidiary infringes upon or misappropriates the Intellectual Property Rights of any third party.

ARTICLE VII
CONDITIONS TO THE MERGER

  SECTION 7.01    Conditions to the Obligations of Each Party.

        The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

          a.    Company Stockholder Approval.    This Agreement shall have been approved and adopted by the Requisite Company Stockholder Approval.

          b.    No Order.    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") (whether temporary, preliminary or permanent) which is then in effect and has the effect of enjoining, restraining, prohibiting, making illegal or otherwise prohibiting the consummation of the Merger or the other Transactions.

          c.    No Proceeding or Litigation.    No proceeding or litigation initiated by any Governmental Authority against Parent, Merger Sub or the Company or their respective affiliates seeking to prohibit the Merger or any of the Transactions shall be pending.

          d.    U.S. Antitrust Waiting Periods.    Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

  SECTION 7.02    Conditions to the Obligations of Parent and Merger Sub.

        The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable Law) of the following additional conditions:

          a.    Representations and Warranties.    The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth therein), in each case as of the date hereof and as of the Effective Time, as though made as of the Effective Time (except to the extent expressly made as of a specific date, in which case as of such date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and does not have a Company Material Adverse Effect.

          b.    Agreements and Covenants.    The Company shall have performed or complied in all material respects with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          c.    Officer Certificate.    The Company shall have delivered to Parent a certificate, dated as of the Closing, signed by the chief executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

          d.    Material Adverse Effect.    No Company Material Adverse Effect shall have occurred since the date of this Agreement.

          e.    FIRPTA Certificate.    The Company shall have delivered to Parent a properly completed certificate satisfying the requirements of Reg. Section 1.1445-2(c)(3).

  SECTION 7.03    Conditions to the Obligations of the Company.

        The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

          a.    Representations and Warranties.    The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or similar qualifications set forth therein) in each case as of the date hereof and as of the Effective Time, as though made as of the Effective Time (except to the extent expressly made as of a specific date, in which case as of such date), except where the failure of such representations and warranties of Parent or Merger Sub to be so true and correct, individually or in the aggregate, has not had, does not have and would not reasonably be expected to have a material adverse effect as to Parent or as to Parent's ability to consummate the transactions contemplated herein without any material delay.

          b.    Agreements and Covenants.    Parent and Merger Sub shall have performed or complied in all material respects with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          c.    Officer Certificate.    Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the chief executive officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

  SECTION 8.01    Termination.

        a.     This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party as follows:

              i.  by mutual written consent of Parent and the Company duly authorized by the Boards of Directors of Parent and the Company;

             ii.  by either Parent or the Company if the Effective Time shall not have occurred on or before May 15, 2013 (the "Outside Date") (which Outside Date shall be extended to June 14, 2013, to the extent necessary to satisfy the condition set forth in Section 7.01(d) and so long as all other conditions have been satisfied or shall be capable of being satisfied); provided that that the right to terminate this Agreement under this Section 8.01(a)(ii) shall not be available to any party if such party has breached this Agreement and such breach has been the principal cause of, or resulted in, the failure of the Merger to be consummated on or before the Outside Date;

            iii.  by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered into any Order which is then in effect and has the effect of permanently enjoining, restraining, prohibiting, making illegal or otherwise prohibiting the consummation of the Transactions;

            iv.  by Parent if a Company Triggering Event (as defined below) shall have occurred;

             v.  prior to the time of the Company Stockholders' Meeting, by the Company if (A) the Company Board shall have determined to terminate this Agreement to enter into a transaction with a person that has submitted a Superior Proposal in accordance with Section 6.04(c) and (B) the Company shall not have otherwise breached Section 6.04;

            vi.  by either Parent or the Company if this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting;

           vii.  by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) and Section 7.02(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue ("Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company, Parent may not terminate this Agreement under this Section 8.01(a)(vii), unless such breach is not cured within fifteen days after notice of such breach is provided by Parent to the Company;

          viii.  by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub, the Company may not terminate this Agreement under this Section 8.01(a)(viii), unless such breach is not cured within fifteen days after notice of such breach is provided by the Company to Parent; or

            ix.  by Parent if the Company shall have knowingly and intentionally breached the Specified No Solicitation Obligations in a material respect.

        b.     For purposes of this Agreement, a "Company Triggering Event" shall be deemed to have occurred: (i) upon a Change in the Company Recommendation; (ii) if the Company Board approves or adopts, recommends to the Company's stockholders to approve or adopt, or enters into an agreement for any Competing Transaction; (iii) if the Company shall have failed to include in the Proxy Statement the recommendation of the Company Board in favor of the approval and adoption of this Agreement and the approval of the Merger; (iv) if a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Company Board does not recommend against acceptance of such tender offer or exchange offer by its stockholders within ten business days following commencement of such offer; or (v) if the Company Board fails to reaffirm unanimously and publicly its recommendation of this Agreement and the Merger within five business days after Parent requests in writing that such recommendation be reaffirmed publicly; provided that Parent shall be limited to two such reaffirmation requests that are not made following the disclosure, announcement, commencement, submission or receipt of a proposal for a Competing Transaction, following the delivery to Parent of a Notice of Superior Proposal pursuant to Section 6.04(c) or following a report from a shareholder or similar advisory service that recommends against approving and adopting this Agreement.

  SECTION 8.02    Effect of Termination.

        In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto or any Financing Source, except (a) that Subsection (b) of Section 6.03 (Access to Information; Confidentiality), Subsection (a) of Section 6.11 (Financing), this Section 8.02, Section 8.03 (Fees and Expenses), Section 9.06 (Parties in Interest; Third Party Beneficiaries), Section 9.08 (Governing Law) and Section 9.11 (Waiver of Jury Trial), and all other obligations of the parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement and (b) nothing herein shall relieve any party from liability for any willful and intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination. For clarity and the avoidance of doubt, the Confidentiality Agreement shall survive the termination of this Agreement.

  SECTION 8.03    Fees and Expenses.

        a.     Except as set forth in this Section 8.03, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated.

        b.     The Company agrees that:

              i.  if Parent shall terminate this Agreement pursuant to Section 8.01(a)(iv) or Section 8.01(a)(ix);

             ii.  if the Company shall terminate this Agreement pursuant to Section 8.01(a)(v); or

            iii.  if (A) Parent or the Company shall terminate this Agreement pursuant to Sections 8.01(a)(ii) or 8.01(a)(vi) or 8.01(a)(vii), (B) prior to the Company Stockholders' Meeting a proposal for a Competing Transaction has been expressed publicly or to the Company and not clearly withdrawn and (C) the Company enters into an agreement providing for or consummates a Third Party Acquisition within twelve months after the date of such termination;

then the Company shall pay to Parent promptly (but in any event no later than one business day after the first of such events shall have occurred) a fee of $9,000,000.00 (the "Termination Fee") less, if applicable, the amount of any Reimbursable Expenses previously paid by the Company to Parent or Merger Sub, which amount shall be payable in immediately available funds to an account designated by Parent, provided, however, that if the Termination Fee is payable as a result of a termination pursuant to Section 8.01(a)(v), then the Termination Fee shall be payable prior to or simultaneous with such termination.

        c.     The parties acknowledge and agree that the provisions for payment of any Termination Fee or Parent's or Merger Sub's Reimbursable Expenses are an integral part of the transactions contemplated by this Agreement and are included herein in order to induce Parent and Merger Sub to enter into this Agreement and to reimburse Parent and Merger Sub for incurring the costs and expenses related to entering into this Agreement and attempting to consummate the transactions contemplated by this Agreement. Accordingly, if the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 8.03 and, in order to obtain such payment, Parent or Merger Sub makes a claim that results in a judgment against the Company, the Company shall pay to Parent and Merger Sub, as applicable, such Parent's and Merger Sub's reasonable costs and expenses incurred in connection with such suit, together with interest on the amounts set forth in this Section 8.03 at the prime rate of Citibank N.A. in effect on the date such payment was required to be made. Similarly, if Parent shall fail to pay in a timely manner any Reimbursable Expenses due to the Company pursuant to this Section 8.03 and, in order to obtain such payment, the Company makes a claim that results in a judgment against Parent, Parent shall pay to the Company the Company's reasonable costs and expenses incurred in connection with such suit, together with interest on the amounts set forth in this Section 8.03 at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

        d.     "Third Party Acquisition" means any of the transactions included in the definition of "Competing Transactions"; however, for purposes of the definitions of "Third Party Acquisition," each reference to "15%" in the definition of "Competing Transaction" should be replaced with "50%."

        e.     If this Agreement is terminated (A) by Parent pursuant to Section 8.01(a)(vi) or Section 8.01(a)(vii) or (B) by the Company pursuant to Section 8.01(a)(vi), the Company shall pay to Parent an amount equal to Parent's and Merger Sub's Reimbursable Expenses up to a maximum amount of $1,500,000. If the Company terminates this agreement pursuant to Section 8.01(a)(viii), Parent shall pay to the Company an amount equal to the Company's Reimbursable Expenses up to a maximum amount of $1,500,000. Any payments pursuant to this Section 8.03(e) shall be made within one business day of termination.

  SECTION 8.04    Amendment.

        This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the stockholders of the Company, no amendment may be made which by Law requires further approval by the stockholders of the Company without obtaining such approval; provided further, that Section 6.11(a), the last sentence of Section 9.06 and this proviso may not be amended without the written approval of Financing Sources representing the required lenders under the Financing. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

  SECTION 8.05    Waiver.

        At any time prior to the Effective Time, any party hereto may, to the extent legally allowed (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein provided, however, that, after the approval and adoption of this Agreement by the stockholders of the Company, no extension or waiver may be made which by Law requires further approval by the stockholders of the Company without obtaining such approval. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX
GENERAL PROVISIONS

  SECTION 9.01    Non-Survival of Representations, Warranties and Agreements.

        None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. Notwithstanding the foregoing, this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance at or after the Effective Time or Article I and Article II with respect to payment obligations.

  SECTION 9.02    Notices.

        All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

        if to Parent or Merger Sub:

    athenahealth, Inc.
    311 Arsenal St.
    Watertown, Massachusetts 02472
    Fax Number: (617) 402-1099
    Attention:       Timothy Adams
                             Daniel Orenstein

        with a copy to:

    Goodwin Procter LLP
    53 State Street, Exchange Place
    Boston, Massachusetts 02109
    Fax Number: (617) 523-1231
    Attention:       Lawrence Wittenberg
                             John T. Haggerty

        if to the Company:

    Epocrates, Inc.
    200 Princeton South Corporate Center
    Suite 340
    Ewing, New Jersey 08628
    Attention:       Andrew Hurd
                             Matthew A. Kaminer

        with a copy to:

    Cooley LLP
    Five Palo Alto Square
    3000 El Camino Real
    Palo Alto, California 94306
    Facsimile:        (650) 849-7400
    Attention:       Mathew B. Hemington
                             Jennifer F. DiNucci

  SECTION 9.03    Certain Definitions.

        a.     For purposes of this Agreement:

        "2012 Balance Sheet" means the consolidated balance sheet of the Company and the consolidated Subsidiaries as at September 30, 2012, including the notes thereto.

        "Active Registered User" means a user who: (i) downloaded a Company application and performed an update in the last 180 days; (ii) is currently a premium subscriber to the Company application; (iii) accessed epoc online in the last 30 days; (iv) completed a market research survey within the last 12 months; or (v) launched an Epocrates App Network application within the last 180 days.

        "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "beneficial owner" means, with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

        "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York.

        "Closing Date" means the date on which the Closing occurs.

        "Company Common Stock" means shares of the Company's common stock, par value $0.001 per share.

        "Company Material Adverse Effect" means any event, circumstance, change or effect ("Effect") that, individually or in the aggregate with all other Effects, is or is reasonably likely to be (i) materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company taken as a whole or (ii) prevent or materially delay the performance in all material respects by the Company of its obligations under this Agreement or the consummation the transactions contemplated hereby; provided, however, that the foregoing clause "(i)" shall not include any Effect occurring after the date hereof and resulting from any of the following (either alone or in combination) and no such Effect occurring after the date hereof and resulting from any of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) changes in general economic, business, financial, technological or regulatory conditions or changes in securities or credit markets in general to the extent not having a disproportionate effect (relative to other industry participants) on the Company, (B) general changes in the industries in which the Company and the Subsidiaries operate that do not disproportionately and adversely affect the Company as compared to other entities operating in such industries, (C) the announcement, pendency or anticipated consummation of any of the transactions contemplated hereby, including, but not limited to, loss of employees, customers or suppliers of the Company to the extent related to or arising or resulting from the announcement, pendency or anticipated consummation of any of the transactions contemplated hereby, (D) acts of armed hostility, sabotage, terrorism or war, including any escalation or worsening thereof, natural disasters, weather conditions, explosions or fires or other force majeure events in any country or region in the world, except to the extent disproportionately affecting the Company compared to other entities operating in such industries (E) the failure by the Company to meet any industry or internal estimates, expectations, forecasts, projections or budgets for any period (except that any Effect that caused or contributed to such failure to meet projections, forecasts or predictions shall not be excluded pursuant to this clause "(E)"), (F) changes in the stock price or trading volume of the Company Common Stock (it being understood, however, unless otherwise prohibited by clauses "(A)" through "(I)" of this proviso, that the facts or circumstances giving rise to any such change in stock price or trading volume may be taken into account in determining whether there has been a Company Material Adverse Effect), (G) any adverse effect arising from or otherwise related to changes in Law or applicable accounting regulations or principles or interpretations thereof to the extent not having a disproportionate affect (relative to other industry participants) on the Company, (H) any shareholder class action or derivative litigation commenced against the Company since the date of this Agreement and arising from allegations of breach of fiduciary duty of the Company's directors relating to their approval of this Agreement or from allegations of false or misleading public disclosure by the Company with respect to this Agreement or (I) any action required by this Agreement or the failure to take any action prohibited by this Agreement or taken or not taken at the direction of Parent.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Conversion Ratio" shall be equal to the fraction having a numerator equal to Merger Consideration and having a denominator equal to the average of the closing sale prices of a share of Parent Common Stock as reported on the NASDAQ Select Global Market for each of the ten consecutive trading days ending on the second trading day prior to the Closing Date.

        "Environmental Laws" means any United States federal, state or local or non-United States laws relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

        "furnished" or "delivered" or "made available" means with respect to any document or other materials relating to the Company, that such documents or other materials: (i) were actually delivered by the Company to Parent or its counsel prior to the date hereof, (ii) were located in the electronic data room organized by the Company in connection with the diligence investigation conducted by Parent, or (iii) were available on EDGAR prior to the date of this Agreement.

        "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

        "Indebtedness" means, with respect to any person, without duplication: i) all indebtedness of such person, whether or not contingent, for borrowed money, including all obligations of such person evidenced by notes, bonds, debentures or other similar instruments; (ii) all obligations of such person for the deferred purchase price of securities, other property or services (for the avoidance of doubt, specifically not including deferred obligations relating to services or benefits received over time after the Closing such as leases (other than capital leases) and long term supply contracts); (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), synthetic leases or hedging arrangements; (iv) all obligations of such person as lessee under Leases Documents and other Contracts that have been or should be, in accordance with GAAP, recorded as capital leases; (v) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities; (vi) all indebtedness of others referred to in clauses "(i)" through "(v)" above guaranteed (or in effect guaranteed) directly or indirectly in any manner by such person, and (vii) all Indebtedness of others referred to in clauses "(i)" through "(vi)" above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness.

        "Information Security Incident" means any theft or unauthorized Processing, unauthorized use, unauthorized disclosure or unauthorized acquisition of, or unauthorized access to, Personally Identifiable Information.

        "Intellectual Property" means (i) United States, non-United States and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

        "Key Employee" means any employee with the title of Vice President (or comparable designation) or above.

        "Key IP Employees" means the individuals listed on Schedule 9.03A.

        "knowledge of the Company" means the actual knowledge, after reasonable inquiry, of the individuals listed on Schedule 9.03B.

        "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Personally Identifiable Information" means any specific and unique information relating to an identified or identifiable natural person (such as name, postal address, email address, telephone number, date of birth, Social Security number (or its equivalent), driver's license number, account number, credit or debit card number, identification number, health or medical information (including medical account numbers).

        "Privacy Laws" means all applicable Laws relating to the privacy, confidentiality or security of Personally Identifiable Information.

        "Process" or "Processing" means any operation or set of operations performed upon Personally Identifiable Information, whether or not by automatic means, such as creating, collecting, procuring, obtaining, accessing, recording, organizing, storing, adapting, altering, retrieving, consulting, using, disclosing or disposal.

        "Registered User" means a user that has registered for the Company's products or services.

        "Reimbursable Expenses" means any and all out-of-pocket fees and expenses (including, without limitation, legal, investment banking, accounting, banking and consulting fees and expenses) actually incurred in connection with the due diligence investigation, the Merger, this Agreement and the consummation of the Transactions contemplated hereby (subject to reasonable documentation).

        "Requisite Company Stockholder Approval" means the adoption of this Agreement by holders of a majority of the issued and outstanding Shares, entitled to vote in accordance with the DGCL and the Governing Documents in favor of adopting this Agreement.

        "Subsidiary" or "Subsidiaries" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

        "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        b.     The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Action	§ 3.11
Agreement	Preamble
Assumed Option	§ 2.04(a)
Assumed RSU	§ 2.04(b)
Blue Sky Laws	§ 3.06(b)
Book-Entry Shares	§ 2.02(a)
Certificate of Merger	§ 1.02
Certificates	§ 2.02(a)
Change in the Company Recommendation	§ 6.01(b)
Closing	§ 1.02
Closing Date	§ 1.02
Code	§ 2.02(g)
Company	Preamble
Company Board	Recitals
Company Copyrights	§ 3.17(a)
Company Disclosure Schedule	Article III (Intro.)
Company Licensed Intellectual Property	§ 3.17(d)
Company Marks	§ 3.17(a)
Company Owned Intellectual Property	§ 3.17(c)
Company Patents	§ 3.17(a)
Company Permits	§ 3.07(a)
Company Preferred Stock	§ 3.03(a)
Company Recommendation	§ 6.01(b)
Company RSUs	§ 2.04(b)
Company SEC Reports	§ 3.08(a)
Company Stock Awards	§ 3.03(a)
Company Stock Options	§ 2.04(a)
Company Stock Option Plans	§ 2.04(a)
Company Stockholders' Meeting	§ 6.02
Company Triggering Event	§ 8.01(b)
Competing Transaction	§ 6.04(f)
Confidentiality Agreement	§ 6.03(b)
Contingent Workers	§ 3.13(d)
Continuing Employee	§ 6.05
Content	§ 3.29
Contract	§ 3.20(a)
Database	§ 3.28(d)
Delaware Courts	§ 9.08
DGCL	Recitals
Dissenting Shares	§ 2.05(a)
Effect	§ 9.03(a)
Effective Time	§ 1.02
Environmental Permits	§ 3.19
ERISA	§ 3.12(a)
ERISA Affiliate	§ 3.12(e)
Exchange Act	§ 3.06(b)
Exchange Fund	§ 2.02(b)
Facility Commitment	§ 6.11(a)

Defined Term	Location of Definition
Financing	§ 6.11(a)
Financing Source	§ 6.11(a)
GAAP	§ 3.08(b)
Governing Documents	§ 3.02
Governmental Authority	§ 3.06(b)
Grant Date	§ 3.03(e)
HSR Act	§ 3.06(b)
Intervening Event	§ 6.04(d)
IRS	§ 3.12(a)
Insurance Cap	§ 6.06(c)
Law	§ 3.06(a)
Lease Documents	§ 3.15(a)
Licenses-In	§ 3.20(a)(xiii)
Licenses-Out	§ 3.20(a)(xiii)
Material Contracts	§ 3.20(a)
Merger	Recitals
Merger Consideration	§ 2.01(a)
Merger Sub	Preamble
Multiemployer Plan	§ 3.12(b)
Multiple Employer Plan	§ 3.12(b)
Non-U.S. Benefit Plan	§ 3.12(j)
Notice of Superior Proposal	§ 6.04(c)
NASDAQ	§ 3.06(b)
Open Source Materials	§ 3.17(k)
Order	§ 7.01(b)
Outside Date	§ 8.01(a)(ii)
Parent	Preamble
Parent Board	Recitals
Paying Agent	§ 2.02(b)
Plans	§ 3.12(a)
Products	§ 3.17(a)
Proxy Statement	§ 6.01(a)
Qualified Bidder	§ 6.04(b)
Representatives	§ 6.03(a)
Required Financial Information	§ 6.11(a)
Respective Financing	§ 6.11(e)
Response Window	§ 6.04(c)
SEC	§ 3.08(a)
Securities Act	§ 3.06(b)
Shares	§ 2.01(a)
Specified No Solicitation Obligations	§ 6.04(a)
Superior Proposal	§ 6.04(g)
Surviving Corporation	§ 1.01
Terminating Company Breach	§ 8.01(a)(vii)
Terminating Parent Breach	§ 8.01(a)(viii)
Termination Fee	§ 8.03(b)(iii)
Third Party Acquisition	§ 8.03(d)
Top Customer	§ 3.20(a)(xii)
Top Supplier	§ 3.20(a)(xii)
Transactions	§ 3.04
Voting Agreements	Recitals
2012 Balance Sheet	§ 3.08(c)

  SECTION 9.04    Severability.

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

  SECTION 9.05    Entire Agreement; Assignment.

        This Agreement, the Voting Agreements and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

  SECTION 9.06    Parties in Interest; Third Party Beneficiaries.

        This Agreement shall be binding upon and inure solely to the benefit of each party hereto and no other person shall have third party beneficiary rights except as expressly set forth herein. Notwithstanding the foregoing, the Financing Sources, who shall be express third party beneficiaries of, and shall be entitled to enforce and rely on, Sections 6.11(a), 8.02 and 8.04 and this Section 9.06.

  SECTION 9.07    Specific Performance; Remedies.

        The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof (including consummation of the Merger, the Closing and the Effective Time) in the Delaware Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

  SECTION 9.08    Governing Law.

        Subject to Section 6.11(a), this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any in the Court of Chancery of the State of Delaware in New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). The parties hereto hereby (a) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in New Castle County, Delaware (the "Delaware Courts") (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware) for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

  SECTION 9.09    Headings.

        The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 9.10    Counterparts.

        This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  SECTION 9.11    Waiver of Jury Trial.

        Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

  SECTION 9.12    Interpretation.

        The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Except where expressly stated otherwise in this Agreement, including any schedules, annexes or exhibits hereto, the following rules of interpretation apply: (a) "either" and "or" are not exclusive and "include," "includes" and "including" are not limiting and shall be deemed to be followed by the words "without limitation;" (b) "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole, including any schedules, annexes or exhibits hereto, and not to any particular provision; (c) "date hereof" refers to the date set forth in the initial caption of this Agreement; (d) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if;" (e) definitions are applicable to the singular as well as the plural forms of such terms; (f) pronouns shall include the corresponding masculine, feminine or neuter forms; (g) references to a person are also to such person's permitted successors and assigns; (h) references to an "Article," "Section," "Exhibit," "Annex" or "Schedule" refer to an Article or Section of, or an Exhibit, Annex or Schedule to, this Agreement; (i) references to "$" or otherwise to dollar amounts refer to the lawful currency of the United States; (j) references to a federal, state, provincial, local or foreign statute or Law include any rules, regulations and delegated legislation issued thereunder; (k) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency. For purposes of this Agreement, the Company shall not be deemed to be an affiliate or Subsidiary of Parent or Merger Sub. Unless otherwise provided herein, delivery, notice, information being communicated or disclosed, or materials being made available or otherwise directed to Parent or Merger Sub shall be deemed to have been so delivered, noticed, communicated, disclosed, made available or otherwise directed, as the case may be, to each and both Parent and Merger Sub. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. All references to this Agreement shall be deemed to include references to the "plan of merger" contained herein (as such term is used in the DGCL).

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

athenahealth, Inc.
By:	/s/ Jonathan Bush Name: Jonathan Bush Title: Chairman, President & CEO
Echo Merger Sub, Inc.
By:	/s/ Jonathan Bush Name: Jonathan Bush Title: Chairman, President & CEO
Epocrates, Inc.
By:	/s/ Andrew Hurd Name: Andrew Hurd Title: President and Chief Executive Officer

[Signature Page to Merger Agreement]

 ANNEX B

January 6, 2013

Board of Directors
Epocrates, Inc.
1100 Park Place, Suite 300
San Mateo, CA 94403

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the "Company Common Stock"), of Epocrates, Inc., a Delaware corporation (the "Company"), of the Merger Consideration (as defined below), pursuant to a draft of the Agreement and Plan of Merger, dated as of January 6, 2013 (the "Agreement"), to be entered into among the Company, athenahealth, Inc., a Delaware corporation (the "Acquiror"), and Echo Merger Sub, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Acquiror ("Merger Sub"). Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein.

        The Agreement provides for, among other things, the merger (the "Merger") of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock (other than shares of Company Common Stock held in treasury or owned by the Acquiror to be cancelled, or the Dissenting Shares) will be converted into the right to receive $11.75 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated January 6, 2013; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

        We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have further assumed that the Merger will have the tax consequences described in the proxy statement relating to the Merger. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

        In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

        In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

        This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We have, in the past, provided financial advisory and financing services to the Company and the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, we recently received a financial advisory fee in connection with the sale of a company that shares a common board member with the Acquiror. Finally, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

        Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray's Research Department and personnel. As a result, Piper Jaffray's research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Jaffray's investment banking personnel.

        This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger and all other filings under the Securities Exchange Act of 1934, as amended, in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

        This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror's ability to fund the Merger Consideration, or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the consideration to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.

Sincerely,

/s/ PIPER JAFFRAY & CO.
PIPER JAFFRAY & CO.

ANNEX C

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

. 1100 Park Place, Suite 300, San Mateo, California 94403 This proxy is solicited by the Board of Directors for the Special Meeting of Stockholders to be held on March 11, 2013. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held March 11, 2013, and the Proxy Statement and hereby appoints Andrew Hurd and Matthew A. Kaminer, and each of them, each with the power to appoint his or her substitute and hereby authorizes them, as attorneys-in-fact and proxies of the undersigned, to represent and to vote as designated on the reverse side, all shares of common stock of Epocrates, Inc. (the “Company”) held of record by the undersigned on February 7, 2013, at the Special Meeting of Stockholders to be held at the executive offices of Epocrates, Inc., 1100 Park Place, Suite 300, San Mateo, California 94403, on March 11, 2013, at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND, IF NECESSARY, FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. Please view, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States. Proxy — Epocrates, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X The Sample Company 01KVYB + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority.Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 7, 2013, by and among athenahealth, Inc., Echo Merger Sub, Inc., a direct wholly-owned subsidiary of athenahealth, Inc., and Epocrates, Inc. (the “merger agreement”). 2. To approve, on an advisory basis, the merger-related compensation for Epocrates’ named executive officers. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION 3. To vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on March 11, 2013. Vote by Internet • Go to www.investorvote.com/EPOC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Change of Address — Please print new address below.